UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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Meta Platforms, Inc.

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2022

NOTICE OF

Annual Meeting & Proxy Statement

Meta

To Our Shareholders

I'd like to invite you to attend the 2022 Annual Meeting of Shareholders of Meta Platforms, Inc. to be held on May 25, 2022, at 10:00 a.m. Pacific Time.
We'll begin the meeting with the items of business described in this proxy statement, including the election of directors, ratification of the appointment of our independent registered public accounting firm, advisory vote on the compensation of our named executive officers, and consideration of shareholder proposals.
We'll also provide a company update and hold a question and answer session at the meeting. You can submit a question in advance of the meeting by visiting www.proxyvote.com, and you can also submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2022.

This past year, we remained focused on our mission to give people the power to build community and bring the world closer together. We also announced Meta as our company’s new brand, reflecting our vision of helping to bring the metaverse to life. As we begin the next chapter for the internet and our company, I’m excited to welcome Tony Xu to our board of directors. Tony brings a wealth of industry knowledge to the board as well as deep expertise in commerce. I also want to thank Peter Thiel for his distinguished service as a member of our board since 2005. Peter will be retiring from our board when his term concludes at the Annual Meeting. Over his many years of service, Peter has made significant contributions in the boardroom and always encouraged us to think deeply about the fundamentals of our business and strategy. I'm grateful for everything he has done for the company.

We hope your shares will be represented at the Annual Meeting, and your vote by proxy will ensure your representation regardless of whether you attend.

Thank you for your continued investment in Meta.

Mark Zuckerberg, Founder, Chairman, and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 25, 2022: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com

Fellow Shareholders,

On behalf of Meta's board of directors, I would like to share an update on our efforts over this past year to advance the company's mission and strategy and to address some of the most complex issues facing our company, the internet, and society at large.
Most recently, we have focused on the role our services play in helping people affected by the war in Ukraine. We took quick action to launch additional safety features on our apps, fight the spread of misinformation, and support humanitarian efforts through direct donations as well as fundraising tools for our community. Platforms like ours serve a crucial role in bringing people together during times of crisis, and we remain committed to supporting the safety of our community in Ukraine and around the world.
2021 marked an important year for the company as we broadened our vision to building for the metaverse. While the board's governance and oversight activities spanned a number of areas, I am pleased to highlight some key elements of our work:

•We oversaw the company's strategic evolution from Facebook to Meta. We believe it is critical for directors to think deeply about the company's strategic direction as well as top business and product priorities. In particular, this past year, we oversaw the company's strategic shift toward the metaverse, culminating with our Meta brand launch in October. We met numerous times during the year to discuss this evolution, as well as business and product priorities such as Reels, and provided management with meaningful, timely input.

•We remained focused on board effectiveness and independence. As Lead Independent Director, I am actively involved in setting the agenda topics for board discussions, I regularly meet with each director individually in between meetings, and I share feedback from the independent directors with management. Our committee chairs take their leadership roles equally seriously, and we benefit from our full board's impressive array of skills and diversity. We bring leadership, business, technology, policy, and regulatory experience from service in both the private and public sectors, and a majority of the board is diverse in terms of gender, ethnicity, and LGBTQ status.

•We provided active oversight of priority ESG areas for the company. At the full board level and through our committees, we helped to oversee core ESG topics for Meta, including privacy, content governance, human rights, civil rights, cybersecurity, human capital management, and environmental sustainability, in addition to engaging regularly on legal, regulatory, and compliance-related matters.

This is a transformative and challenging time for our company. As an innovative company in a rapidly changing world, we face headwinds, including from competition, platform changes, and regulatory developments. As a board, we are focused on overseeing management and helping Meta navigate through this novel and complex environment. Know that your board is acutely aware of the responsibility we have to you, our shareholders, as well as to the broader communities we serve, and we take that responsibility very seriously.

Along with my fellow board members, I thank you for your support of Meta and look forward to continuing our important work as stewards of the company.

Sincerely,
Robert M. Kimmitt, Lead Independent Director

Notice of Annual Meeting of Shareholders to be held on May 25, 2022

Date and Time May 25, 2022 10:00 a.m. Pacific Time
Place

The 2022 Annual Meeting of Shareholders (Annual Meeting) of Meta Platforms, Inc. will be a completely virtual meeting of shareholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/META2022.

Record Date April 1, 2022

We are holding the Annual Meeting for the following purposes, which are more fully described in the proxy statement accompanying this Notice:

Proposal	Board Voting Recommendation
To elect the nine directors nominated by our board of directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
FOR each nominee
To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR
To hold a non-binding advisory vote on the compensation program for our named executive officers as disclosed in the proxy statement accompanying this Notice.	FOR
To consider and vote upon twelve shareholder proposals, if properly presented.	AGAINST
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 1, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials (Notice), proxy statement and form of proxy are being distributed and made available on the internet on or about April 8, 2022.

By Order of the Board of Directors,

Katherine R. Kelly
Vice President, Deputy General Counsel, and Secretary
Menlo Park, California

Whether or not you expect to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail.

2022 Proxy Statement | 6

Director Nominees and Executive Officers
The following section provides information regarding our director nominees and executive officers as of April 8, 2022. Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.
DIRECTOR NOMINEES

Mark Zuckerberg - Founder, Chairman, and Chief Executive Officer

Director Since: 2004 Age: 37	Experience: Meta Platforms, Inc. Founder & Chief Executive Officer (2004-present) Chairman of the board of directors (2012-present)	Other Public Company Directorships: None Former Public Company Directorships Held in the Past Five Years: None Education: Attended Harvard University (studied computer science)
Qualifications: We believe that Mr. Zuckerberg should serve as a member of our board of directors due to the perspective and experience he brings as our founder, Chairman, and CEO, and as our largest and controlling shareholder.

Sheryl K. Sandberg - Director and Chief Operating Officer

Director Since: 2012 Age: 52
Experience:
Meta Platforms, Inc.
Chief Operating Officer (2008-present)
Google, Inc.
Various positions, including Vice President, Global Online Sales & Operations (2001-2008)
U.S. Department of the Treasury
Chief of Staff (1999-2001)
Senior Advisor to Deputy Secretary (1996-1999)
McKinsey & Company
Consultant (1995-1996)
The World Bank
Economist (1991-1993)

Other Public Company Directorships:
Momentive Global, Inc.

Former Public Company Directorships
Held in the Past Five Years:
The Walt Disney Company

Education:
Harvard University (A.B. in economics)
Harvard Business School (M.B.A.)

Qualifications: We believe that Ms. Sandberg should serve as a member of our board of directors due to the perspective and experience she brings as our COO, as well as her service on other boards of directors.

7 | 2022 Proxy Statement

Robert M. Kimmitt - Lead Independent Director

Director Since: 2020 Age: 74
Experience:
Wilmer Cutler Pickering Hale and Dorr LLP (international law firm)
Senior International Counsel (2009-present)
U.S. Department of the Treasury
Deputy Secretary (2005-2009)
General Counsel (1985-1987)
Time Warner Inc.
Executive Vice President of Global Public Policy (2001-2005)
Commerce One
Vice Chairman & President (2000-2001)
Wilmer Cutler & Pickering
Partner (1997-2000)
Lehman Brothers
Managing Director (1993-1997)
United States Ambassador to Germany (1991-1993)
Under Secretary of State for Political Affairs (1989-1991)
Sidley & Austin LLP
Partner (1987-1989)
National Security Council
Executive Secretary & General Counsel (1983-1985)

Meta Committees:
Privacy

Other Public Company Directorships:
None

Former Public Company Directorships
Held in the Past Five Years:
Deutsche Lufthansa AG

Education:
United States Military Academy at West Point (B.S.)
Georgetown University Law Center (J.D.)

Military Service:
Ambassador Kimmitt is a decorated combat veteran of the Vietnam War and attained the rank of Major General in the U.S. Army Reserve

Qualifications: We believe that Ambassador Kimmitt should serve as a member of our board of directors due to his distinguished public service and experience with legal, regulatory, compliance, and public policy issues, his finance experience, and his extensive private and public sector leadership, including service on other boards of directors.

2022 Proxy Statement | 8

Peggy Alford - Independent Director

Director Since: 2019 Age: 50
Experience:
PayPal Holdings, Inc. (digital payments company)
Executive Vice President, Global Sales (2020-present)
Senior Vice President, Core Markets (2019-2020)
Various other positions (2011-2017)
Chan Zuckerberg Initiative (philanthropic organization)
Chief Financial Officer & Head of Operations (2017-2019)
Rent.com (an eBay Inc. company)
President & General Manager (2007-2011)
Chief Financial Officer (2005-2009)
eBay Inc.
Marketplace Controller and Director of Accounting Policy (2002-2005)

Meta Committees:
Audit & Risk Oversight
Privacy

Other Public Company Directorships:
The Macerich Company

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
University of Dayton (B.S. in accounting and business administration)

Qualifications: We believe that Ms. Alford should serve as a member of our board of directors due to her extensive leadership, business, and compliance experience, as well as her experience with finance and product development.

Marc L. Andreessen - Independent Director

Director Since: 2008 Age: 50
Experience:
Andreessen Horowitz (venture capital firm)
Co-founder & General Partner (2009-present)
Opsware, Inc. (formerly known as Loudcloud Inc.)
Co-founder & Chairman of the board of directors (1999-2007)
America Online, Inc.
Chief Technology Officer (1999)
Netscape Communications Corporation
Co-founder & various other positions, including Chief Technology Officer & Executive Vice President of Products (1994-1999)

Meta Committees:
Compensation, Nominating & Governance

Other Public Company Directorships:
Coinbase Global, Inc.
Samsara Inc.

Former Public Company Directorships
Held in the Past Five Years:
Hewlett Packard Enterprise Company

Education:
University of Illinois at Urbana-Champaign (B.S. in computer science)

Qualifications: We believe that Mr. Andreessen should serve as a member of our board of directors due to his extensive leadership and business experience as an internet entrepreneur, venture capitalist, and technologist, as well as his service on numerous public and private boards of directors.

9 | 2022 Proxy Statement

Andrew W. Houston - Independent Director

Director Since: 2020 Age: 39	Experience: Dropbox, Inc. (global collaboration platform) Chief Executive Officer & Chairman of the board of directors (2007-present)
Meta Committees:
Compensation, Nominating & Governance

Other Public Company Directorships:
Dropbox, Inc.

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Massachusetts Institute of Technology (B.S. in electrical engineering and computer science)

Qualifications: We believe that Mr. Houston should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development.

Nancy Killefer - Independent Director

Director Since: 2020 Age: 68
Experience:
McKinsey & Company (international management consulting firm)
Senior Partner (1992-2013)
Governing Board Member (2000-2006 and 2007-2013)
Head and Founder of global public sector practice (2005-2012)
Head of Washington, D.C. office (2000-2007)
Various other positions (1979-1992)
U.S. Department of the Treasury
Assistant Secretary for Management, Chief Financial Officer & Chief Operating Officer (1997-2000)
IRS Oversight Board
Member (2000-2005)
Chair (2002-2004)

Meta Committees:
Audit & Risk Oversight
Privacy (Chair)

Other Public Company Directorships:
Cardinal Health, Inc.
Natura & Company
Certara, Inc.

Former Public Company Directorships
Held in the Past Five Years:
The Advisory Board Company
Avon Products, Inc.
CSRA, Inc.
Taubman Centers, Inc.

Education:
Vassar College (B.A. in economics)
Massachusetts Institute of Technology (M.S.M. in finance)

Qualifications: We believe that Ms. Killefer should serve as a member of our board of directors due to her extensive leadership and compliance experience in both the public and private sector, as well as her finance experience and extensive service on other boards of directors.

2022 Proxy Statement | 10

Tracey T. Travis - Independent Director

Director Since: 2020 Age: 59
Experience:
The Estée Lauder Companies Inc. (manufacturer and marketer of skin care, makeup, fragrance, and hair care products)
Executive Vice President & Chief Financial Officer (2012-present)
Ralph Lauren Corporation
Senior Vice President & Chief Financial Officer (2005-2012)
Limited Brands
Senior Vice President of Finance (2002-2004)
Intimate Brands Inc.
Chief Financial Officer (2001-2002)
Americas Group of American National Can Group, Inc.
Chief Financial Officer (1999-2001)
PepsiCo/Pepsi Bottling Group
Various positions (1989-1999)

Meta Committees:
Audit & Risk Oversight (Chair)

Other Public Company Directorships:
Accenture plc

Former Public Company Directorships
Held in the Past Five Years:
Campbell Soup Company

Education:
University of Pittsburgh (B.S.E. in industrial engineering)
Columbia University (M.B.A. in finance and operations)

Qualifications: We believe that Ms. Travis should serve as a member of our board of directors due to her extensive leadership and business experience, including service on other boards of directors, as well as her experience with finance and consumer products.

Tony Xu - Independent Director

Director Since: 2022 Age: 37	Experience: DoorDash, Inc. (local commerce platform) Co-founder & Chief Executive Officer (2013-present) Chairman of the board of directors (2020-present)
Meta Committees:
Compensation, Nominating & Governance

Other Public Company Directorships:
DoorDash, Inc.

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
University of California, Berkeley (B.S. in industrial engineering and operations research)
Stanford Graduate School of Business (M.B.A.)

Qualifications: We believe that Mr. Xu should serve as a member of our board of directors due to his extensive leadership, entrepreneurship, and business experience as chief executive officer of a large technology company, as well as his experience with product innovation and development and the consumer experience.

11 | 2022 Proxy Statement

EXECUTIVE OFFICERS

Nick Clegg - President, Global Affairs

Age: 55
Experience:
Meta Platforms, Inc.
President, Global Affairs (2022-present)
Vice President, Global Affairs and Communications (2018-2022)
United Kingdom
Deputy Prime Minister (2010-2015)
Liberal Democrats Party
Leader (2007-2015)
U.K. Parliament, House of Commons
Member for Sheffield Hallam (2005-2017)
Other Public Company Directorships: None Former Public Company Directorships Held in the Past Five Years: None Education: Robinson College, Cambridge (M.A. in Social Anthropology)

David M. Wehner - Chief Financial Officer

Age: 53
Experience:
Meta Platforms, Inc.
Chief Financial Officer (2014-present)
Vice President, Corporate Finance and Business Planning (2012-2014)
Zynga Inc.
Chief Financial Officer (2010-2012)
Allen & Company
Managing Director (2006-2010)
Director (2005-2006)
Various other positions (2001-2005)

Other Public Company Directorships:
Alector, Inc.

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Georgetown University (B.S. in chemistry)
Stanford University (M.S. in applied physics)

2022 Proxy Statement | 12

Andrew Bosworth - Chief Technology Officer

Age: 40	Experience: Meta Platforms, Inc. Chief Technology Officer (2022-present) Vice President, Reality Labs (2017-2022) Various other positions (2006-2017)	Other Public Company Directorships: None Former Public Company Directorships Held in the Past Five Years: None Education: Harvard University (A.B. in computer science)

Christopher K. Cox - Chief Product Officer

Age: 39	Experience: Meta Platforms, Inc. Chief Product Officer (2014-2019 and 2020-present) Vice President, Product (2009-2014) Various other positions (2005-2009)
Other Public Company Directorships:
None

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Stanford University (B.S. in symbolic systems with a concentration in artificial intelligence)

13 | 2022 Proxy Statement

Marne L. Levine - Chief Business Officer

Age: 51
Experience:
Meta Platforms, Inc.
Chief Business Officer (2021-present)
Vice President of Global Partnerships, Business and Corporate Development (2019-2021)
Chief Operating Officer of Instagram (2014-2019)
Vice President of Global Public Policy (2010-2014)
White House National Economic Council
Chief of Staff (2009-2010)
Revolution of Money
Head of Product Management (2006-2008)
Harvard University
Chief of Staff, Office of the President (2001-2003)
U.S. Department of the Treasury
Various positions, including Deputy Assistant Secretary (Banking & Finance) for Legislative Affairs and Public Liaison (1993-2000)

Other Public Company Directorships:
Chegg, Inc.

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Miami University (B.A. in political science and communications)
Harvard Business School (M.B.A.)

Jennifer G. Newstead - Chief Legal Officer

Age: 52
Experience:
Meta Platforms, Inc.
Chief Legal Officer (2021-present)
Vice President & General Counsel (2019-2021)
Secretary (2021-2021)
U.S. Department of State
Legal Adviser (2018-2019)
Davis Polk & Wardwell LLP (international law firm)
Partner (2006-2018)
Office of Management and Budget
General Counsel (2003-2005)
White House
Special Assistant to the President and Associate White House Counsel (2002-2003)
U.S. Department of Justice
Principal Deputy Assistant Attorney General of the Office of Legal Policy (2001-2002)

Other Public Company Directorships:
None

Former Public Company Directorships
Held in the Past Five Years:
None

Education:
Harvard University (A.B. in government)
Yale Law School (J.D.)

Judiciary and Academic Experience:
Ms. Newstead previously served as a law clerk for Justice Stephen Breyer of the United States Supreme Court and Judge Laurence Silberman of the U.S. Court of Appeals for the D.C. Circuit, and as an Adjunct Professor of Law at Georgetown University Law Center

2022 Proxy Statement | 14

Proposal One: Election of Directors
Our board of directors has set the authorized number of directors at nine, effective as of the Annual Meeting. The following nine individuals are nominated for election to the board of directors at the Annual Meeting, all of whom are currently serving on our board of directors:

Name	Director Since	Occupation	Independent
Peggy Alford	2019	Executive Vice President, Global Sales, PayPal Holdings	✓
Marc L. Andreessen	2008	Co-founder & General Partner, Andreessen Horowitz	✓
Andrew W. Houston	2020	Co-founder and Chief Executive Officer, Dropbox	✓
Nancy Killefer	2020	Retired Senior Partner, McKinsey & Company	✓
Robert M. Kimmitt	2020	Senior International Counsel, WilmerHale	Lead Independent Director
Sheryl K. Sandberg	2012	Chief Operating Officer, Meta
Tracey T. Travis	2020	Executive Vice President and Chief Financial Officer, The Estée Lauder Companies	✓
Tony Xu	2022	Co-founder and Chief Executive Officer, DoorDash	✓
Mark Zuckerberg	2004	Founder, Chairman, and Chief Executive Officer, Meta
If elected, each of these individuals will serve until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. In the event that any nominee for any reason is unable or unwilling to stand for election, the proxies will be voted for such substitute nominee as our board of directors may determine or we may adjust the authorized number of directors of the board.
The relevant experiences, qualifications, attributes, or skills of each nominee that led our board of directors to recommend the above persons as a nominee for director are described in the sections of this proxy statement entitled "Director Nominees and Executive Officers" and "Corporate Governance."
The board of directors recommends a vote FOR the election of each of the nominated directors.

15 | 2022 Proxy Statement

Corporate Governance
BOARD OF DIRECTORS
Our board of directors may establish the authorized number of directors from time to time by resolution. The current authorized number of directors is ten. Our board of directors has set the number of directors at nine, effective as of the 2022 Annual Meeting of Shareholders (Annual Meeting), following Mr. Thiel's retirement from the board. Each of our director nominees, if elected, will serve as a director until the next annual meeting of shareholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Lead Independent Director

Ambassador Kimmitt has significant responsibilities as our Lead Independent Director, including working with the Chairman to set agendas for meetings of our board of directors and having authority to call special meetings of our board of directors.

Independent Nominations

Our independent compensation, nominating & governance committee has sole authority to recommend nominees to our board of directors and recommend the appointment of candidates to our privacy committee.

Board Leadership and Independence Highlights

Board Independence Seven out of our nine director nominees are independent. All members of our standing committees are independent.	Executive Sessions Independent directors regularly meet in executive sessions, which are led by our Lead Independent Director without management present.	Board Tenure Six out of nine of our director nominees have a tenure of less than five years.

BOARD COMPOSITION
Our board of directors believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. The following tables provide information regarding the diversity, age, and tenure of our directors as of April 8, 2022:

2022 Proxy Statement | 16

Board Diversity Matrix (as of April 8, 2022)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	4	6	-	-
Number of Directors who Identify in Any of the Categories Below:
African American or Black	2	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	1	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	5	-	-
Two or more races or ethnicities	1	-	-	-
LGBTQ+	1
Did not disclose demographic background	-
Our current director nominees have diverse backgrounds and perspectives that enable them to provide valuable guidance on both strategic and operational issues. Our nominees have extensive leadership and compliance experience, as well as corporate governance expertise arising from service on other boards of directors. Many of our nominees have global business experience, including through service as CEO or in other senior corporate leadership positions involving management of complex operations, business challenges, risks, and growth. Several nominees have experience with technology or product innovation and development, entrepreneurship, commerce, and the dynamics of our industry. Other nominees have significant public sector experience from serving in high-level government positions, including experience with significant regulatory and public policy issues. Our nominees also have a demonstrated sense of social mission, having contributed to social causes through nonprofit organizations and/or philanthropy. Our board of directors benefits from these qualifications, as well as the perspectives of nominees with in-depth knowledge of our company through their service as executive officers. The skills and qualifications of our director nominees are more fully described below.

DIRECTOR SKILLS AND QUALIFICATIONS

Peggy Alford
•Global business, leadership, and compliance experience in both operational and financial oversight roles, as well as experience with technology, product development, and the dynamics of our industry, as Executive Vice President, Global Sales at PayPal Holdings, Inc. and through prior service in senior leadership positions at PayPal, eBay Inc., and Rent.com, an eBay company
•Outside board experience as a director of The Macerich Company

Marc L. Andreessen
•Finance and investment expertise, as well as experience with technology and the dynamics of our industry, as co-founder and General Partner of Andreessen Horowitz
•Extensive leadership, business, technology, and entrepreneurship experience through prior service as co-founder and Chairman of the board of directors of Opsware, Inc. (formerly known as Loudcloud Inc.), Chief Technology Officer of America Online, Inc., and co-founder of, and service in senior leadership positions at, Netscape Communications Corporation, including as Chief Technology Officer and Executive Vice President of Products
•Outside board experience as a director of Coinbase Global, Inc., Samsara Inc., and numerous private companies, as well as prior service as a director of eBay Inc., Hewlett-Packard Company, and Hewlett Packard Enterprise Company

Andrew W. Houston
•Extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as experience with the dynamics of our industry, as Chief Executive Officer of Dropbox, Inc.
•Outside board experience as Chairman of the board of directors of Dropbox

Nancy Killefer
•Extensive leadership, business, and compliance experience through prior service as Senior Partner and in other leadership roles at McKinsey & Company, an international management consulting firm, including as a member of the firm's governing board
•Prior service in senior U.S. government roles, including as Assistant Secretary for Management, Chief Financial Officer, and Chief Operating Officer of the U.S. Department of the Treasury and as Chair of the IRS Oversight Board
•Outside board experience as a director of Cardinal Health, Inc., Certara, Inc., and Natura & Company, as well as prior service as a director of the Advisory Board Company, Avon Products, Inc., Computer Sciences Corporation, CSRA, Inc., and Taubman Centers, Inc.

17 | 2022 Proxy Statement

Robert M. Kimmitt
•Legal and compliance experience as Senior International Counsel at Wilmer Cutler Pickering Hale and Dorr LLP, and prior service as partner at Wilmer Cutler & Pickering and Sidley & Austin LLP
•Prior service in senior U.S. government roles, including experience with privacy issues, as Deputy Secretary of the Treasury, United States Ambassador to Germany, Under Secretary of State for Political Affairs, General Counsel for the U.S. Department of the Treasury, and National Security Council Executive Secretary and General Counsel
•Global business, leadership, policy, and finance experience, including through prior service as Executive Vice President of Global Public Policy at Time Warner Inc., Vice Chairman and President of Commerce One, and managing director at Lehman Brothers
•Outside board experience through prior service as a director of Deutsche Lufthansa AG, Commerce One, Inc., Siemens AG, United Defense Industries, Inc., and Big Flower Press Holdings, Inc.

Sheryl K. Sandberg
•Extensive leadership, global business, technology, and product development experience, as well as in-depth knowledge of our company and experience with the dynamics of our industry, through service as our Chief Operating Officer
•Global business, leadership, and finance experience through prior service as Vice President, Global Online Sales & Operations at Google, Inc., a consultant with McKinsey & Company, and an economist with The World Bank
•Prior service in U.S. government as a Chief of Staff of the U.S. Department of the Treasury and Senior Advisor to the Deputy Secretary of the Treasury
•Outside board experience as a director of Momentive Global Inc. and prior service as a director of Starbucks Corporation and the Walt Disney Company

Tracey T. Travis
•Global business and extensive financial experience as Executive Vice President and Chief Financial Officer of The Estée Lauder Companies Inc., as well as prior service as Senior Vice President and Chief Financial Officer of Ralph Lauren Corporation and in senior finance leadership positions at Limited Brands, Intimate Brands Inc., and Americas Group of American National Can Group, Inc.
•Outside board experience as a director of Accenture plc, as well as prior service as a director of Campbell Soup Company

Tony Xu
•Extensive leadership, entrepreneurship, business, technology, and product innovation and development experience, as well as experience with the dynamics of our industry, as Chief Executive Officer of DoorDash, Inc.
•Outside board experience as Chairman of the board of directors of DoorDash

Mark Zuckerberg
•Extensive leadership, entrepreneurship, global business, technology, and product innovation and development experience, as well as in-depth knowledge of our company and experience with the dynamics of our industry, through service as our founder, Chairman of our board of directors, and Chief Executive Officer

Our board of directors also believes that the current director nominees represent an effective balance with respect to director tenure. Ms. Alford joined the board of directors in 2019, Mr. Houston, Mses. Killefer and Travis, and Ambassador Kimmitt joined the board of directors in 2020, and Mr. Xu joined the board of directors in 2022. These additions provide our board of directors with fresh perspectives and diverse experiences, while directors with longer tenure provide continuity and valuable insight into our business and strategy.
BOARD LEADERSHIP STRUCTURE
We believe that our current board structure is effective in supporting strong board leadership. The board of directors has determined in its judgment that the company benefits from having a combined Chairman and CEO position at this time. Mr. Zuckerberg's unique perspective and experience, as highlighted more fully below, are valuable in setting the overall direction and business and product strategy for the company. As a counter-balance to Mr. Zuckerberg's combined Chairman/CEO role, the board has a strong Lead Independent Director role to further promote effective corporate governance. Our Lead Independent Director is appointed annually by our independent directors, and Ambassador Kimmitt currently serves in this role.
Mr. Zuckerberg brings valuable insight to our board of directors due to his perspective and experience as our founder and CEO. As a result of his leadership since our inception, Mr. Zuckerberg has unparalleled knowledge of our business, products, and operations, as well as experience navigating opportunities and challenges particular to our company. As our largest and controlling shareholder, Mr. Zuckerberg is also invested in our long-term success. Ambassador Kimmitt brings extensive governance, legal, and compliance experience, including through service in the public sector and experience navigating complex business opportunities and challenges in the private sector, and plays a significant and meaningful role in leading our board of directors.

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The Chairman and the Lead Independent Director work together to facilitate effective oversight, governance, and policy- and decision-making by the board of directors. The Chairman and the Lead Independent Director collaborate to set the agenda for meetings of the board of directors, and either may call special meetings of the board of directors. As Chairman, Mr. Zuckerberg presides over meetings of the board of directors. As our Lead Independent Director, Ambassador Kimmitt provides independent oversight and promotes effective communication between our board of directors and management, including Mr. Zuckerberg. As more fully described in our corporate governance guidelines, our Lead Independent Director role also includes the following authority and responsibilities, among others:
•presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;
•calling separate meetings of the independent directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;
•serving as principal liaison between the independent directors and the Chairman;
•providing the Chairman with feedback and counsel concerning his interactions with the board of directors;
•providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;
•taking into account input from other independent directors in coordinating with the Chairman to set the agenda for meetings of the board of directors; and
•leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.
Our Lead Independent Director also performs such additional duties as the board of directors may otherwise determine and delegate.
INDEPENDENT BOARD OVERSIGHT
We believe that our current board structure enables independent board oversight. All of the standing committees of our board of directors are comprised of independent directors. The board of directors also establishes ad hoc special committees of independent directors from time to time, as appropriate. We have a Lead Independent Director who has authority that mirrors that of the Chairman, including coordinating board meeting agendas and the ability to call special meetings of the board of directors. Our Lead Independent Director regularly meets with the independent directors on an individual basis, and also meets with the chief executive officer and shares perspectives from the independent directors.
The independent compensation, nominating & governance committee reviews and approves the compensation of our chief executive officer, including perquisites related to executive security. In addition, the performance of our chief executive officer is evaluated by all of the independent directors of the board, and our Lead Independent Director provides our chief executive officer with feedback regarding his performance.
BOARD COMMITTEES
Our board of directors has established an audit & risk oversight committee, a compensation, nominating & governance committee, and a privacy committee, each of which has the composition and responsibilities described below. Our board of directors has adopted a written charter for each of these standing committees, which are available on our website at investor.fb.com/leadership-and-governance.

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The following table provides information regarding the composition of our standing committees following the Annual Meeting:

Director	Audit & Risk Oversight Committee(1)	Compensation, Nominating & Governance Committee(2)	Privacy Committee
Peggy Alford(3)
Marc L. Andreessen
Andrew W. Houston
Nancy Killefer
Robert M. Kimmitt
Sheryl K. Sandberg
Tracey T. Travis
Tony Xu
Mark Zuckerberg
    Committee member
    Committee chair

(1)Marc L. Andreessen served on our audit & risk oversight committee until February 2021. Nancy Killefer was appointed to our audit & risk oversight committee in February 2021.
(2)Tony Xu was appointed to our compensation, nominating & governance committee in February 2022. Peter A. Thiel currently serves as chair of our compensation, nominating & governance committee.
(3)Following the Annual Meeting, Peggy Alford will serve as chair of our compensation, nominating & governance committee and is expected to step down from our privacy committee. Our compensation, nominating & governance committee expects to recommend, and our board of directors expects to appoint, Ms. Alford's replacement on the privacy committee by the time of the Annual Meeting.

The charts below provide information about the responsibilities and membership of our standing committees, effective as of the Annual Meeting. From time to time, the board of directors may also establish ad hoc committees to address particular matters.

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AUDIT & RISK OVERSIGHT COMMITTEE

Chair: Tracey T. Travis Other Members: Peggy Alford Nancy Killefer Committee Meetings in 2021: 10
Principal Responsibilities

•Selecting the independent registered public accounting firm to audit our financial statements
•Ensuring the independence of the independent registered public accounting firm
•Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results
•Developing procedures to enable submission of anonymous concerns about accounting or auditing matters
•Considering the adequacy of our internal accounting controls and audit procedures
•Reviewing related party transactions
•Reviewing our program for promoting and monitoring compliance with applicable legal and regulatory requirements
•Overseeing our major risk exposures (including in the areas of financial and enterprise risk, legal and regulatory compliance, environmental sustainability, social responsibility (including content governance, community safety and security, human rights, and civil rights), and cybersecurity) and the steps management has taken to monitor and control such exposures, and assisting our board of directors in overseeing the risk management of our company
•Pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm
•Overseeing our internal audit function

Independence and Other Qualifications

•Each committee member satisfies the independence standards for audit committees established by applicable SEC rules and Nasdaq rules.
•Ms. Travis qualifies as an audit committee financial expert, as that term is defined under SEC rules, and possesses financial sophistication as defined under Nasdaq rules.

COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE

Chair: Peggy Alford Other Members: Marc L. Andreessen Andrew W. Houston Tony Xu Committee Meetings in 2021: 9
Principal Responsibilities

•Evaluating the performance of our executive officers
•Evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs maintained by us
•Administering our equity-based compensation plans and our annual bonus plan
•Considering and making recommendations regarding non-employee director compensation
•Considering and making recommendations to our board of directors regarding its remaining responsibilities relating to executive compensation
•Reviewing and developing policies regarding the desired knowledge, experience, skills, diversity, independence, and other characteristics of members of our board of directors and its committees, as well as our director nomination and committee appointment processes
•Identifying, evaluating, and recommending potential candidates for nomination to and membership on our board of directors and certain of its committees, including having sole authority to recommend nominees to our board of directors
•Having sole authority to recommend the appointment of candidates to, or removal of members from, our privacy committee
•Monitoring succession planning for our board of directors and certain of our key executives
•Developing and recommending corporate governance guidelines and policies
•Overseeing the annual self-evaluation process for our board of directors and committees thereof
•Reviewing and granting proposed waivers of the code of conduct for executive officers
•Advising our board of directors on corporate governance matters and board of director performance matters, including recommendations regarding the size, structure, and composition of our board of directors and committees thereof

Independence and Other Qualifications

•Each committee member satisfies the independence standards for compensation committees established by applicable SEC rules and Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Each committee member is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.

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The charter for our compensation, nominating & governance committee allows the committee from time to time to delegate its authority to subcommittees and to our officers, as it may be deemed necessary or appropriate and to the extent permitted under applicable law, Securities and Exchange Commission (SEC) and The Nasdaq Stock Market LLC (Nasdaq) rules, and our certificate of incorporation and bylaws. In December 2013, our compensation committee (which was a predecessor to our compensation, nominating & governance committee) authorized the formation and delegation of certain authority to an equity subcommittee, which is now a subcommittee of the compensation, nominating & governance committee. The current members of the equity subcommittee are Ms. Sandberg and Mr. Wehner, and the members, acting either individually or jointly, have the authority to review and approve grants of restricted stock units (RSUs) to employees and consultants, other than to our directors and executive officers, which are reviewed and approved by our compensation, nominating & governance committee.

PRIVACY COMMITTEE

Chair: Nancy Killefer Other Members: Peggy Alford Robert M. Kimmitt Committee Meetings in 2021: 9
Principal Responsibilities

•Overseeing our comprehensive privacy program adopted in compliance with our FTC consent order
•Overseeing management's periodic assessment of the privacy program and any related policies with respect to risk assessment and risk management
•Overseeing the selection and performance of employees to coordinate and be responsible for the privacy program
•Overseeing the selection of an independent, third-party assessor to review our privacy practices, as well as the assessor's biennial assessments of the privacy program

Independence and Other Qualifications

•Each committee member is an independent director under Nasdaq rules, and otherwise meets the independence requirements under our FTC consent order.
•Our compensation, nominating & governance committee has recommended the appointment of each member to the privacy committee and determined that each such member meets the privacy and compliance baseline requirements for committee membership under our FTC consent order.

BOARD ROLE IN RISK OVERSIGHT
Our board of directors as a whole has responsibility for overseeing our risk management and believes that a thorough and strategic approach to risk oversight is critical. The board of directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the board of directors and its committees is informed by regular reports from our management team, including senior personnel that lead a variety of functions across the business, and from our internal audit department, as well as input from external advisors, as appropriate. These reports are designed to provide timely visibility to the board of directors and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments.
The full board of directors has primary responsibility for evaluating strategic and operational risk management, and for CEO succession planning. Our audit & risk oversight committee has responsibility for overseeing certain of our major risk exposures, including in the areas of financial and enterprise risk, legal and regulatory compliance, environmental sustainability, social responsibility (including content governance, community safety and security, human rights, and civil rights), and cybersecurity, as well as risks in other areas as our audit & risk oversight committee deems necessary or appropriate from time to time. Our audit & risk oversight committee also oversees the steps we have taken to monitor or mitigate these exposures, including policies and procedures for assessing and managing risk and related compliance efforts. Our board of directors also may exercise direct oversight with respect to these areas or delegate such oversight to committees in its discretion. In addition, our audit & risk oversight committee oversees our internal audit function. Our privacy committee oversees the risks related to privacy and data use matters, including our compliance with the comprehensive privacy program that we adopted in compliance with our FTC consent order and the steps that we have taken or plan to take to monitor or mitigate such risks. Our compensation, nominating & governance committee evaluates risks arising from our corporate governance and compensation policies and practices, as more fully described in the section of this proxy statement entitled "Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment," and oversees succession planning for our board of directors and certain key executives other than the CEO. Each of these committees provide reports to the full board of directors regarding these and other matters.

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BOARD MEETINGS
Our board of directors held 12 meetings during 2021. In 2021, no incumbent member of our board of directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of the board of directors on which such director served (held during the period that such director served). Members of our board of directors are invited and encouraged to attend each annual meeting of shareholders. Six directors attended our 2021 Annual Meeting of Shareholders.
Each regular meeting of our board of directors includes an executive session of our independent directors without management present. Additional executive sessions and separate meetings of the independent directors are also held from time to time, as needed. As more fully described below, our Lead Independent Director presides at executive sessions and separate meetings of the independent directors.
CONTROLLED COMPANY STATUS
Because Mr. Zuckerberg controls a majority of our outstanding voting power, we are a "controlled company" under the corporate governance rules of Nasdaq. Therefore, we are not required to have a majority of our board of directors be independent, nor are we required to have a compensation committee or an independent nominating function. We have nevertheless opted to have a majority of our board of directors be independent and to have a compensation, nominating & governance committee comprised of independent directors, as more fully described below.
DIRECTOR INDEPENDENCE
The rules of Nasdaq generally require that a majority of the members of a listed company's board of directors be independent. In addition, the Nasdaq rules generally require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating committees be independent. Although we are a "controlled company" under the corporate governance rules of Nasdaq and, therefore, are not required to comply with certain rules requiring director independence, we have nevertheless opted, under our corporate governance guidelines, to have a majority of the members of our board of directors be independent.
On at least an annual basis, our compensation, nominating & governance committee reviews the independence of our non-employee directors and makes recommendations to the full board of directors. Based, in part, on the recommendations of the compensation, nominating & governance committee, our board of directors has determined that none of our current non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the rules of Nasdaq.
Our board of directors has also determined that Mses. Alford, Killefer, and Travis, who comprise our audit & risk oversight committee, and Messrs. Andreessen, Houston, Thiel, and Xu, who comprise our compensation, nominating & governance committee, satisfy the respective independence standards for those committees established by applicable SEC rules and Nasdaq rules. With respect to the independence of Ms. Alford, Mr. Andreessen, Mr. Houston, Ms. Travis, and Mr. Xu, our board of directors considered that PayPal Holdings, Inc. (PayPal), of which Ms. Alford is Executive Vice President, Global Sales; Coinbase Global, Inc. (Coinbase), of which Mr. Andreessen is a member of the board of directors and may be deemed a significant shareholder primarily through Andreessen Horowitz, a venture capital firm affiliated with Mr. Andreessen; Dropbox, Inc. (Dropbox), of which Mr. Houston is Chief Executive Officer and Chairman of the board of directors; The Estée Lauder Companies Inc., of which Ms. Travis is Executive Vice President and Chief Financial Officer; and DoorDash, Inc., of which Mr. Xu is Chief Executive Officer and Chairman of the board of directors, purchased and in some cases received credits to purchase advertising from us in the ordinary course of business pursuant to our standard terms and conditions, including through a competitive bid auction. Our board of directors also considered that we made payments to PayPal and Dropbox for services relating to payment processing and data storage, respectively, in the ordinary course of business pursuant to standard terms and conditions. Our board of directors also considered that Coinbase and Andreessen Horowitz were members of the Diem Association, of which Meta was also a member until the Diem Association sold its assets in 2022, and that in 2021, Meta entered into an agreement to acquire Within Unlimited, Inc., of which Mr. Andreessen may be deemed to have less than a three percent interest through Andreessen Horowitz. With regard to Ms. Alford, Mr. Andreessen, Mr. Houston, Ms. Travis, and Mr. Xu, our board of directors determined that such arrangements, transactions, or relationships do not interfere with the exercise of independent judgment by these directors in carrying out their responsibilities as our directors.
Additionally with respect to Ms. Alford, our board of directors considered that she served as Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative for approximately 18 months prior to joining our board of directors in 2019. Our board of directors determined that this prior affiliation with the Chan Zuckerberg Initiative does not interfere with Ms.

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Alford's exercise of independent judgment in carrying out her responsibilities as a director based on the short term of her service to such organization and her conduct as a director to date.
In addition, our board of directors considered that Ambassador Kimmitt is senior international counsel at the law firm of Wilmer Cutler Pickering Hale and Dorr LLP (WilmerHale), an international law firm based in Washington, D.C. From time to time and in the ordinary course of its business, WilmerHale provides legal services to Meta amounting to less than 5% of WilmerHale's total revenue in 2021. Ambassador Kimmitt has not provided any legal services to Meta during his term as a director and only provided de minimis legal services to Meta in the three years prior to his appointment to our board. Ambassador Kimmitt is not an equity partner in the firm and does not receive any compensation from the firm that is generated by or related to our payments to WilmerHale for such services. In addition, WilmerHale has agreed to implement certain measures to help ensure that Ambassador Kimmitt is walled off from any legal representation of Meta undertaken by WilmerHale. Further, our compensation, nominating & governance committee reviewed the nature of Meta's engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm, and determined that Ambassador Kimmitt's service on our board should not impair our company's ability to engage WilmerHale when our company determines such engagements to be appropriate and in our best interests. Our compensation, nominating & governance committee is satisfied that WilmerHale, when engaged for legal work, is chosen by our company's legal group on the basis of the directly relevant factors of experience, expertise, and efficiency. After taking into account all relevant facts and circumstances, our board of directors determined that Meta's professional engagement of WilmerHale does not interfere with Ambassador Kimmitt's exercise of independent judgment in carrying out his responsibilities as a director.
CLASSIFIED BOARD
So long as the outstanding shares of our Class B common stock represent a majority of the combined voting power of our outstanding common stock, we will not have a classified board of directors, and all directors will be elected for annual terms. As of the close of business on April 1, 2022, the outstanding shares of our Class B common stock represented a majority of the combined voting power of our outstanding common stock.
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock, we will automatically shift to having a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. At such time, our directors will be assigned by the then-current board of directors to a class. Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of shareholders in the year in which that term expires. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director's term will continue until the third annual meeting of shareholders following their election and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
In addition, when the outstanding shares of our Class B common stock represent less than a majority of the combined voting power of our outstanding common stock and we have a classified board, only our board of directors may fill vacancies on our board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.
This shift to a classified board structure, if and when implemented, may have the effect of delaying or preventing changes in our control or management.
DIRECTOR NOMINATIONS AND BOARD DIVERSITY POLICY
The policy of our board of directors is to encourage the selection of directors who will contribute to Meta's success and our mission to give people the power to build community and bring the world closer together. Our compensation, nominating & governance committee is responsible for identifying and evaluating candidates for membership on our board of directors, based on the criteria set forth in our corporate governance guidelines, and has sole authority to recommend nominees to our board of directors. The compensation, nominating & governance committee considers recommendations from other directors, shareholders, management, and others as it deems appropriate and uses the same criteria for evaluating candidates regardless of the source of the recommendation. Our board of directors is responsible for nominating persons for election to our board of directors upon the recommendation of our compensation, nominating & governance committee, and may not nominate any person for election without the prior favorable recommendation of our compensation, nominating & governance committee.
Meta is committed to a policy of inclusiveness and to pursuing diversity in terms of background and perspective. As such, when evaluating candidates for nomination as new directors, it is the policy of our compensation, nominating & governance

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committee to consider candidates with diverse backgrounds in terms of knowledge, experience, skills, and other characteristics. To this end, Meta was one of the first major companies to amend its corporate governance guidelines to provide that the initial list of candidates from which new director nominees are chosen by the board shall include candidates with a diversity of race, ethnicity, and gender. In evaluating potential candidates for nomination, our compensation, nominating & governance committee considers the foregoing in light of the specific needs of the board of directors at that time. In addition, our compensation, nominating & governance committee considers director tenure in connection with evaluating current directors for nomination for re-election.
With respect to our most recent director election, our compensation, nominating & governance committee retained a third-party search firm to assist in the process of identifying and evaluating potential director candidates and conducted the new director search in accordance with our board diversity policy. Additionally, our compensation, nominating & governance committee solicited input from management, our board of directors, and others. Mr. Xu, who was elected to serve on our board of directors effective January 11, 2022, was identified as a potential candidate for election to our board of directors by our Chairman and CEO and vetted by our third-party search firm.
Shareholders who would like to recommend director candidates for consideration by our compensation, nominating & governance committee should send a notice of proposal to our Secretary by writing the Secretary at the address of our principal executive offices. Shareholders desiring to nominate a director candidate at the annual meeting must comply with other procedures in accordance with our bylaws. We explain the procedures for nominating a director candidate at next year's annual meeting in the section entitled "Questions and Answers About the Proxy Materials and the Annual Meeting—How can I make proposals or make a nomination for director for next year's annual meeting?"
BOARD EVALUATION PROCESS
Our board of directors recognizes the importance of regularly assessing its effectiveness and continuously improving its functioning. Each year the board conducts a robust, formal performance assessment, which is facilitated by an outside third party and includes individual director evaluations, as more fully described below. In addition to the formal process, our Lead Independent Director has regular one-on-one discussions with the other members of the board and actively conveys feedback from the independent directors on an ongoing basis to our Chairman and CEO.

Formalized Annual Process for Full Board and Each Committee
•Our compensation, nominating & governance committee, in coordination with our Lead Independent Director, oversees the assessment process.
•Each director receives a written questionnaire covering the topics described below.
•An outside third party conducts individual interviews with each director to discuss their feedback to the written questionnaire.
•An outside third party consolidates feedback from all directors and reports on the results at a meeting of the board of directors.
•Our compensation, nominating & governance committee and board of directors annually consider whether to make any updates to the assessment process.

Wide Range of Topics Covered
•All directors are asked to provide feedback on the performance of the board of directors, each committee, and each director, including performance in board leadership roles.
•All directors are asked to provide feedback on board size and structure, board composition and independence, board meeting agendas, materials, and conduct, risk oversight, interaction with management, and succession planning, among other matters.
•Members of each committee and the Lead Independent Director are asked to provide feedback on the respective committee's composition, charter, and meeting agendas, materials, and conduct, among other matters.

Results Drive Enhancements	•We use the results of the annual assessment to make enhancements and continue to improve board effectiveness.

Our compensation, nominating & governance committee and our board of directors also periodically review the composition of the board of directors to ensure that it appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties.

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DIRECTOR ORIENTATION AND EDUCATION
We provide a number of onboarding sessions for new members of our board of directors to engage with our management team and learn more about our company priorities, strategy, and operations, as well as key issues and risks facing our industry, business, and community. Our management team also regularly engages with our directors throughout the year to provide updates across these areas, including in-depth reviews of relevant issues from subject matter experts.

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ESG at Meta
At Meta, we are focused on our mission to give people the power to build community and bring the world closer together. We have ongoing efforts across environmental, social, and governance (ESG) areas to further our mission and pursue our company principles. Below we describe highlights of our ESG efforts, including resources where you can learn more. We also regularly post company updates in our Newsroom at about.fb.com/news and on Mark Zuckerberg's Facebook Page at www.facebook.com/zuck and Instagram account at www.instagram.com/zuck.

OUR PRINCIPLES Our principles are what we stand for. They are beliefs we hold deeply and we may make tradeoffs from time to time to pursue.
	Give People a Voice People deserve to be heard and to have a voice—even when that means defending the right of people we disagree with.	Serve Everyone We work to make technology accessible to everyone, and our business model is ads so our services can be free.

Promote Economic Opportunity Our tools help level the playing field so businesses grow, create jobs and strengthen the economy.	Build Connection and Community Our services help people connect, and when they’re at their best, they bring people closer together.	Keep People Safe and Protect Privacy We have a responsibility to promote the best of what people can do together by keeping people safe and preventing harm.
GOVERNANCE
We are committed to sound corporate governance practices and encouraging effective policy- and decision-making at both the board of directors and management level. Our board of directors, its committees, and our management provide oversight around our efforts in many of the ESG areas described below. For example, our audit & risk oversight committee oversees our major risk exposures in the areas of environmental sustainability, social responsibility, and cybersecurity, among others, and our privacy committee oversees our privacy program and risk exposures related to privacy and data use. Our governance practices are described in more detail in the section of this proxy statement entitled "Corporate Governance."
Governance Documents
We publish governance documents on our website at investor.fb.com/leadership-and-governance, including our certificate of incorporation, bylaws, committee charters, corporate governance guidelines, code of conduct, stock ownership guidelines, and approach to tax policy. Our corporate governance guidelines serve as a framework to assist our board of directors in the exercise of its governance responsibilities, and address board and committee composition, responsibilities, and compensation, among other matters. Our code of conduct establishes policies and guidelines for business conduct and applies to members of our board of directors, our executive officers, employees, contractors, consultants, and others working on our behalf. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our code of conduct by posting such information on our website at investor.fb.com.

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PEOPLE PRACTICES
At Meta, we design technology around people. As a company, we believe that people are at the heart of every connection we build. We are proud of our unique company culture where ideas, innovation, and impact win, and we work hard to build strong teams across engineering, product design, marketing, and other areas to further our mission. Our headquarters are located in Menlo Park, California and our global workforce includes over 70,000 employees in more than 80 cities around the globe.
Efforts & Initiatives
Compensation. We offer competitive compensation to attract and retain the best people, and we help care for our people so they can focus on our mission. Our employees' total compensation package includes market-competitive salary, bonuses or sales incentives, and equity. We generally offer full-time employees equity at the time of hire and through annual equity grants because we want them to be owners of the company and committed to our long-term success.
Pay Equity. We regularly conduct pay equity analyses, and in 2021, we announced that our analyses indicated that we continue to have pay equity across genders globally and by race in the United States for people in similar jobs (accounting for factors such as location, role, and level).

Benefits. Through Life@ Meta, our holistic approach to benefits, we provide our employees and their loved ones with resources to help them thrive. We offer a wide range of benefits across areas such as health, family, finance, community, and time away, including healthcare and wellness benefits, family building benefits, family care resources, retirement savings plans, access to tax and legal services, internal Meta Resource Groups (such as Black@Meta and Pride@Meta) to build community at Meta, family leave, and paid time off.

Remote Work. We believe that how you work is more important than where you work. We offer most of our full-time employees the option to work remotely on a regular basis. We're taking a long-term approach to set our people, teams, and culture up for success. Over the long term, we believe that our people and product commitments to remote work will expand our hiring pools, support our employees in choosing where they want to live and work, and advance the way we work together.
DIVERSITY, EQUITY & INCLUSION
Diversity, equity, and inclusion are core to everything we do at Meta. We work to build a diverse and inclusive workplace where we can leverage our collective cognitive diversity to build the best products and support the global community we serve. We are making progress, and recognize that we have more work to do. We work to support our goals of diversifying our workforce through recruiting, retention, people development, and inclusion.
Building a culture of inclusion where everyone can thrive means each individual can have an impact and be productive in part because they are working in an environment where they are seen, heard, and valued. Inclusion is a choice, and we want everyone at Meta to behave inclusively. Our strategies are focused on helping ensure that underrepresented people receive consistent support in terms of their onboarding, performance, and career development, and feel a sense of belonging in our community. We are also focused on increasing the diversity and inclusion capabilities of managers and leaders to build and grow inclusive teams, departments, and organizations so that our products and community will benefit from the diverse perspectives of our people.
Efforts & Initiatives
2021 Workforce Diversity. We publish our global gender diversity and U.S. ethnic diversity workforce data annually. In 2021, we announced that as of June 30, 2021, our global employee base was comprised of 36.7% females and 63.3% males, and our U.S. employee base was comprised of the following ethnicities: 45.7% Asian, 39.1% White, 6.5% Hispanic, 4.4% Black, 3.9% two or more ethnicities, and 0.4% additional groups (including American Indian or Alaska Native and Native Hawaiian or Other Pacific Islander). Our Diversity Report for 2021 provides additional background about our journey and the progress we are making, and is available at about.fb.com/news/2021/07/facebook-diversity-report-2021.
Diversity Goals. We have announced our goals to have 50% of our workforce made up of underrepresented groups by 2024, and to increase the representation of people of color in leadership positions in the United States, including Black leadership, by 30% from 2020 to 2025. We will also continue our ongoing efforts to increase the representation of women in leadership. Like many business goals, these are stretch goals whose achievement, while uncertain, drive and inspire us to make progress.
Diverse Slate Approach. We employ our Diverse Slate Approach in our global recruitment efforts, which ensures that teams and hiring managers have the opportunity to consider qualified people from underrepresented groups for open roles. We have seen steady increases in hiring rates of people from underrepresented groups since we started testing this approach in 2015.

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Meta Resource Groups and Community Events. To help build community among our people and support their professional development, we invest in our internal Meta Resource Groups and our annual Community events for our diverse communities. These are designed to empower, inspire, and provide resources to help our people grow professionally.
Trainings at Meta. We encourage all employees, and require all of our interviewers, to take our "Managing Unconscious Bias" training to help reduce the effects of bias in the workplace and to help employees better understand diverse perspectives. Since 2015, we have made this training available publicly at managingbias.fb.com and have added additional programs, including Managing Inclusion and Be The Ally.
Supporting Diverse Businesses. We are committed to promoting diversity among the companies that do business with Meta. We believe that having diverse suppliers helps us build better products for our global community. In 2016, we launched our supplier diversity efforts to help diverse suppliers do business with us and with the people and communities that we connect. Since then, we have spent more than $3 billion with U.S. companies certified as minority, women, veteran, LGBTQ, or disabled-owned. In 2021 alone, we spent more than $1.2 billion with certified diverse suppliers, including more than $300 million with Black-owned businesses. These results exceeded our commitment to spend $1 billion annually with diverse suppliers, including at least $100 million with Black-owned businesses, starting in 2021. We also launched the Meta Invoice Fast Track program in 2021 to provide access to capital for businesses rebounding from the effects of the pandemic. The program includes a $100 million revolving fund to buy the unpaid invoices of certified diverse-owned U.S. businesses for a fixed one-time 1% fee of the receivable value. More information on these programs is available at www.facebook.com/suppliers/diversity and www.facebook.com/business/invoice-fast-track.
COMMUNITY SAFETY AND SUPPORT
Our goal is to enable open and authentic communication on our services while safeguarding people's private information and keeping our platform safe for everyone.
Efforts & Initiatives
Community Standards. We publish Facebook's Community Standards and Instagram's Community Guidelines to help people understand our policies and what type of content is allowed on our services. We also publish internal guidelines that our teams use to enforce our Community Standards. Further, in 2019 we introduced a section of our Community Standards where people can view and track recent policy updates that we have made. Facebook's Community Standards are available at transparency.fb.com/policies/community-standards and Instagram's Community Guidelines are available at www.facebook.com/help/instagram/477434105621119. We have also established a Stakeholder Engagement program to gather insights from a diverse range of stakeholders such as civil society organizations, activist groups, academics, and other thought leaders, to inform the development of our Community Standards and other policies.
Transparency Reports. We regularly publish Transparency Reports to give our community visibility into how we enforce policies, respond to data requests, protect intellectual property, and monitor temporary internet disruptions that impact the availability of our products. Our Transparency Reports are available in our Transparency Center at transparency.fb.com.
Community Standards Enforcement Reports. Our Community Standards Enforcement Reports track our progress on enforcing our content policies and are available at transparency.facebook.com/community-standards-enforcement. In this quarterly report, we disclose the prevalence of several types of violating content on Facebook and Instagram, the amount of this content we took action on, the amount of content we found proactively before people reported it, the amount of content we actioned that people appealed, and the amount of content we restored after removing it. We also hold conference calls with media after we issue each report. In our report for the fourth quarter of 2021, we shared that prevalence of harmful content on Facebook and Instagram remained relatively consistent — and decreased in some of our policy areas — from the previous quarter, meaning the vast majority of content that users generally encounter does not violate our policies.
Oversight Board. We have established and empowered an independent Oversight Board to review certain of our most difficult content decisions. Users can appeal our final content decisions on Facebook or Instagram to the Oversight Board, which has discretion to determine which content decisions it will review. The Oversight Board's decisions with respect to such cases are binding on us (unless implementing them could violate the law). The Oversight Board may also make recommendations regarding our content policies and practices.
Human Rights. We are committed to respecting human rights in our business operations, product development, policies, and programming. In 2021, we adopted a corporate human rights policy, available at about.fb.com/wp-content/uploads/2021/03/Facebooks-Corporate-Human-Rights-Policy.pdf, that, among other elements, commits us to human rights due diligence in accordance with the United Nations Guiding Principles on Business and Human Rights, and sets out the human rights standards that we will strive to respect as defined in international law, as well as how we intend to apply these standards to our

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business. We are also members of the Reform Government Surveillance Coalition and in 2021 joined the United Nations Global Compact. In addition, we intend to release a public report annually on how we are addressing human rights concerns that stem from our products, policies, or business practices, and recently published the findings of an independent human rights impact assessment we conducted in the Philippines. Further, we created a fund that will give offline assistance to human rights defenders facing critical threats in Asia-Pacific, and we support other digital security efforts. In addition, we have been members of the multi-stakeholder Global Network Initiative (GNI) since 2013 and, like other GNI members, we are regularly, and independently, assessed against our GNI commitments to uphold freedom of expression and privacy.
Civil Rights. We are committed to advancing civil rights on our platform. From 2018 to 2020, we voluntarily underwent an independent audit of our policies, products, and practices that resulted in a series of reports describing work we had completed and recommending additional work. The final report was issued in July 2020 and is available at about.fb.com/wp-content/uploads/2020/07/Civil-Rights-Audit-Final-Report.pdf. As recommended in the audit, we created the position of Vice President of Civil Rights and in 2021, we hired Roy L. Austin, Jr., a nationally renowned civil rights leader, to oversee our new Civil Rights team. In November 2021, the Civil Rights Team issued a response to the audit outlining the progress we had made across core civil rights issues and describing some of our future commitments.
PRIVACY AND CYBERSECURITY
We are committed to honoring our users' privacy choices, protecting their information, and building secure services to help keep people safe.
Efforts & Initiatives
Emphasis on Privacy. We have designed a governance framework to foster accountability for privacy at every level of our company and are committed to continuous improvement. We have a cross-functional group of organizations across the company who provide engineering, legal, policy, compliance, and product expertise that enable the design and implementation of our privacy program. Upholding our commitment to privacy is a core responsibility for all of our employees. We work to drive continuous privacy learning and education for employees, including through new hire and annual privacy trainings, regular communications and privacy content. We also build privacy into our decision-making processes and design products and features with privacy in mind. We conduct an annual company-wide risk assessment to identify and assess material privacy risks, and we have designed safeguards to address privacy risks and controls to test and report on the safeguards' effectiveness. We have also designed a privacy review process by which we assess the privacy risks of new or modified services or practices that involve collection, use, or sharing of user data and identify mitigations to address the privacy risks we identify. We continuously seek to improve our privacy program and privacy risk management, including based on feedback from our independent, third-party assessor.
Privacy Committee. We have established a privacy committee comprised of independent members of our board of directors to assist the board with respect to privacy and data use matters, including overseeing our comprehensive privacy program, our management’s periodic assessment of the privacy program, the selection and performance of employees to coordinate and be responsible for our privacy program, and the selection of our independent, third-party assessor and their biennial assessments of the privacy program.
Secure Services. We have built, and constantly work to improve, secure services to help keep people safe on our platform, including offering our users login alerts and two-factor authentication, implementing restrictions on the amount of information other apps can request from our users, providing secure data storage, and providing tools to give users more control over their privacy and an understanding on how their information is used. In addition, we are moving forward with plans to expand end-to-end encryption across our private messaging platforms. We also work to continually improve our defenses to help protect our platform from emerging security threats. For example, we invest in building frameworks that help engineers prevent and remove entire classes of bugs when writing code, we build automated analysis tools that can inspect code and detect security errors at scale, we conduct peer reviews for code changes to find flaws that our automated technology may miss, and our internal security experts conduct red team exercises on our systems to help surface points of vulnerability. In addition, since 2011, we have awarded over $14 million to external security researchers who help us find and fix bugs through our Bug Bounty program, which is one of the industry's first such programs.

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SOCIAL IMPACT
We believe in the impact people can have when they come together and are committed to building tools and initiatives to help people make an impact in their neighborhoods and in communities around the world. We have ongoing efforts in a number of areas to help people in times of need.
Efforts & Initiatives
Efforts in Ukraine. We have taken a number of actions to help our community and others affected by the war in Ukraine. For example, we established a special operations center staffed by experts, including native Russian and Ukrainian speakers, around the clock to allow us to respond to issues in real-time. We also took steps to fight the spread of misinformation and implement more transparency and restrictions around state-controlled media outlets. Further, we adjusted our content policies in Ukraine to focus on protecting people's rights to speech as an expression of self-defense in reaction to a military invasion. We also provided tools to help our community access crucial resources and take action to support people in need. Since February 2022, people on Facebook and Instagram raised more than $50 million to date for nonprofits supporting humanitarian relief in Ukraine, which includes over 1 million donors to benefit more than 3,200 nonprofits. In addition, we have committed $15 million to support humanitarian efforts in Ukraine and neighboring countries.
COVID-19 Response. Beginning in 2020, in response to the COVID-19 pandemic, we launched multiple initiatives to support the global public health community's work to keep people safe and informed. We took steps to provide our community with access to accurate information, stop misinformation and harmful content, and support global health experts, local governments, businesses, and communities. These actions included matching $20 million in donations to support COVID-19 relief efforts, providing health organizations with tools to track the COVID-19 pandemic and free ads, offering Workplace to government and emergency organizations for free, investing $100 million to support the news industry, and donating $25 million to support healthcare workers, among many other efforts. We also launched the COVID-19 information center on Facebook and Instagram to provide our community with real-time updates from trusted health organizations and the ability to offer and ask for help. We have already connected over two billion people to authoritative COVID-19 information and launched the Vaccine Finder on Facebook to help people learn more about vaccines and find out when and where they can get a vaccine.
Accessibility. Our goal is to make it possible for anyone, regardless of ability, to access the information and connections that happen across our services. Our efforts include investing in accessibility and an inclusive workforce, and contributing to web standards that help make the internet accessible. Our automatic photo captioning tool uses artificial intelligence to identify and describe objects in photos to people with vision loss. We also have several closed captioning features for videos and Lives across our services to help people who are deaf and hard of hearing.
Charitable Giving Tools. Our charitable giving tools, including fundraisers and the "Donate" button for posts, Pages, Stories, and Live, allow our community to come together quickly to raise money for causes they care about and in times of need. In total, people have raised over $6 billion on Facebook and Instagram for nonprofit and personal causes around the world. We charge no fees for nonprofit fundraisers created on Facebook and Instagram, so the money goes directly to the organization. To date, over 100 million people have either donated or started a fundraiser on Facebook or Instagram for various causes.
Crisis Response Tools. Our Crisis Response tools enable people to let friends and family know they are safe, give or find help, learn and share more about what is happening, and help communities recover. Millions of people around the world have marked themselves safe using Safety Check. In addition, since 2015, we have partnered with the National Centre for Missing and Exploited Children, the International Center for Missing & Exploited Children, AMBER Alert EU, and work with law enforcement to distribute AMBER alerts to the Facebook community.
Health and Well-being. We bring people and organizations together to help people access online support and resources to improve their health and the health of their communities. For example, we offer a blood donations feature on Facebook in several countries to make it easier for people to find opportunities to donate when there is need, and more than 100 million people have signed up for this feature since it was launched in 2017.
Helping Small Businesses. Hundreds of millions of businesses use our platforms each month to connect with customers, hire staff, and grow their business, and we are committed to supporting them. For example, we have built tools to help communities find and support local businesses on our platforms, like Businesses Nearby on Facebook, and created tools like Shops to help small businesses set up their digital storefront in a few steps. In 2020, we announced a $100 million grant program to help up to 30,000 small businesses around the world impacted by the COVID-19 pandemic and an investment of $100 million in Black-owned small businesses, Black creators, and nonprofits that serve the Black community in the United States. In 2021, we also committed $100 million to support diverse-owned businesses with faster access to capital through the Meta Invoice Fast Track program.

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Local Housing Initiatives. We are committed to helping address the affordable housing crisis in California. In 2019, we committed to invest $1 billion to help address these issues in order to build more diverse and resilient communities, including funding the creation of up to 20,000 new housing units to help essential workers such as teachers, nurses, and first responders live closer to the communities that rely on them. In 2020, we designated $150 million of our $1 billion commitment to help build housing for the San Francisco Bay Area's lowest-income families and unhoused neighbors. These commitments build on nearly a decade of work supporting affordable housing efforts near our Menlo Park headquarters, which have helped create more than 600 affordable homes.
Supporting Elections. We are committed to securing our platforms, providing transparency, and empowering people to vote around the world. As an example, our efforts around the 2020 U.S. elections included providing access to clear, accurate, and authoritative information through our Voting Information Center and building what we believe are some of the most advanced systems in the world to help combat election interference. We also provided Voter Registration and Election Day reminders to help make sure that people who were eligible to vote were able to register and knew when to vote before the deadline passed. We estimate that we helped more than four million people register to vote in the 2020 U.S. elections through the Voting Information Center on Facebook and Instagram.
SUSTAINABILITY
We are committed to fighting climate change, and we embrace our responsibility and the opportunity to impact the world beyond our operations. We believe sustainability is about minimizing the impact of our energy, emissions, and water usage, protecting workers and the environment in our supply chain, and partnering with others around us to develop and share solutions for a more sustainable world.
Efforts & Initiatives
Net Zero Greenhouse Gas Emissions. Since 2020, we have achieved net zero greenhouse gas emissions and been 100% supported by renewable energy for our global operations, and we engage a third-party reviewer annually to validate our performance. In addition, we have set a goal to reach net zero greenhouse gas emissions across our value chain in 2030. We support the Science Based Targets initiative (SBTi) and work to align our climate program with the latest science on what is necessary to transition to a zero carbon future.
Climate Science Center. We have launched the Climate Science Center on Facebook in 150 countries to connect people with science-based news, authoritative information, and actionable resources from more than 250 partners around the world. We also added a section that features facts that debunk common climate myths from climate communication experts from Monash University Climate Change Community Research Hub, the Yale Program on Climate Change Communication, and the University of Cambridge Social Decision-Making Laboratory.
Sustainable Facilities. We prioritize water stewardship, and as a result, our data centers are on average over 80% more water efficient than the industry standard. In 2021, we set a goal for our data centers to be water positive (restoring more water than we consume) by 2030. We also leverage rigorous sustainable design standards so that our facilities are constructed with responsible materials, utilize natural daylight, and are energy and water conscious. Many of our buildings, including all of our data centers, have achieved sustainable design certifications.
Supply Chain. We work to ensure safe, healthy, and fair working conditions in our supply chain. Our Responsible Supply Chain Program provides our suppliers with a framework of standards and expectations that guides and supports our partnership.
Sustainability Report. We publish our sustainability report, third-party validated data sheets, and other related information on our sustainability efforts at sustainability.fb.com.
NOTE ABOUT OUR WEBSITES AND REPORTS
None of the statements on our websites or reports referenced above, or any other websites or reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.

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Shareholder Engagement
At Meta, we value hearing from our shareholders. We are committed to maintaining an active dialogue with our shareholders, being responsive, understanding your viewpoints, and hearing your feedback. We believe that effective corporate governance includes regular, transparent, and constructive communication with our shareholders to understand your perspectives and priorities, as well as to answer your inquiries and elaborate upon our initiatives. Throughout the year, we engage with a significant portion of our shareholders, including our top institutional investors and shareholder proponents. In 2021, our engagements involved management and members of our board of directors, including our Lead Independent Director, and had productive dialogues on a number of topics of interest to our shareholders, including human rights, civil rights, diversity and inclusion, sustainability, risk oversight, company strategy, products, corporate governance, compensation and other important environmental, social and governance issues.

We encourage our registered shareholders to use the space provided on the proxy card to let us know your thoughts or to bring particular matters to our attention. If you hold your shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.

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Related Party Transactions
Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2021.
Monika Bickert, an immediate family member of one of our executive officers, is employed by us as our Vice President, Content Policy. In 2021, Ms. Bickert received total compensation, consisting of base salary, bonus, and other compensation, including the grant date fair value of an RSU award (which award vests over a period of four years), of approximately $6.9 million.
We have entered into an arrangement with Mark Zuckerberg to indemnify him for any personal liability that he may face solely as a result of being deemed the ultimate controlling shareholder of Meta Platforms, Inc. in connection with obtaining regulatory approval for certain of our subsidiaries in non-U.S. jurisdictions under the laws of those jurisdictions to conduct business activities in furtherance of our online payments and related businesses. This arrangement is intended to protect Mr. Zuckerberg from personal liability in the event that Meta Platforms, Inc. does not fulfill its legal obligations to such subsidiaries.
Mark Zuckerberg uses private aircraft for travel in connection with his overall security program. Since March 2022, we charter a private aircraft that is indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company for business and personal travel by Mr. Zuckerberg. On certain occasions, Mr. Zuckerberg may be accompanied by guests when using such aircraft, and certain of our other personnel may also use such aircraft for business travel. For all such use, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee. We have not paid any amounts for business travel on such aircraft through March 31, 2022. See the section entitled "Executive Compensation" for information on our payments for personal travel by Mr. Zuckerberg.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PARTIES
We have adopted a related-party transactions policy to comply with Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit & risk oversight committee. If the related party is, or is associated with, a member of our audit & risk oversight committee, then either such member shall recuse himself or herself from review of the transaction, or the transaction must be reviewed and approved by our compensation, nominating & governance committee. Any request for us to enter into a transaction with a related party must first be presented to our legal department for review. Our legal department then refers any transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect material interest to our audit & risk oversight committee for review, consideration and approval. If advance approval of a transaction between a related party and our company was not feasible or was not obtained, the transaction must be submitted to the legal department for review as soon as reasonably practicable for determination of whether the transaction constituted a related-party transaction. The legal department then refers such transaction to the audit & risk oversight committee, at which time the audit & risk oversight committee considers whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction.

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Report of the Audit & Risk Oversight Committee
This report of the audit & risk oversight committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The principal purpose of the audit & risk oversight committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The audit & risk oversight committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The audit & risk oversight committee's function is more fully described in its charter.
Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Ernst & Young LLP (EY), our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The audit & risk oversight committee has reviewed and discussed our audited financial statements for the year ended December 31, 2021 with management and with EY. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2021 (Annual Report).
The audit & risk oversight committee has also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.
The audit & risk oversight committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the audit & risk oversight committee concerning independence, and has discussed with EY its independence.
Based on the review and discussions described above, the audit & risk oversight committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.
THE AUDIT & RISK OVERSIGHT COMMITTEE
Members of the audit & risk oversight committee at the time of the filing of the Annual Report who approved this report:

Peggy Alford
Nancy Killefer
Tracey T. Travis (Chair)

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Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm
The audit & risk oversight committee of the board of directors has selected Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2022, and recommends that the shareholders vote for ratification of such appointment. Ernst & Young LLP has been engaged as our independent registered public accounting firm since 2007. We expect representatives of Ernst & Young LLP to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
AUDIT AND RELATED FEES
The following table sets forth the aggregate fees for audit and other services provided by Ernst & Young LLP for the years ended December 31, 2021 and 2020 (in thousands):

	2021	2020
Audit fees(1)	$17,439	$16,000
Audit-related fees(2)	1,918	1,000
Tax fees(3)	10,126	10,319
All other fees(4)	11	6
Total fees	$29,494	$27,325
(1)Audit fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements included in our Annual Report on Form 10-K and a review of financial statements included in our Quarterly Reports on Form 10-Q, (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iii) accounting consultations.
(2)Audit-related fees consist of attest services related to information systems.
(3)Tax fees in 2021 include $6.9 million for tax compliance projects and $3.2 million for tax advisory projects. Tax fees in 2020 include $5.9 million for tax compliance projects and $4.4 million for tax advisory projects.
(4)All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.
The audit & risk oversight committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, tax services, and other services. The audit & risk oversight committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit & risk oversight committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.
All of the services of Ernst & Young LLP for 2021 and 2020 described above were pre-approved by the audit & risk oversight committee.
The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP.

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Director Compensation
NON-EMPLOYEE DIRECTOR COMPENSATION ARRANGEMENTS
Our board of directors and shareholders have adopted a Director Compensation Policy that sets out the annual compensation for our non-employee directors and is designed to attract and retain highly qualified non-employee directors, which we believe is critical to our long-term success. Our Director Compensation Policy provides for cash retainers, excess meeting fees, initial equity grants upon joining our board of directors, and annual equity grants. We believe our Director Compensation Policy allows us to appropriately compensate directors for:
•the heavy workload resulting from an increase in the number of board and committee meetings over the past several years, the significant responsibilities of the various committees of our board of directors, and the small size of our board of directors relative to our peers;
•the external scrutiny faced by our non-employee directors, which is expected to be ongoing; and
•service in demanding board leadership roles, such as the roles of Lead Independent Director and chair of our audit & risk oversight committee and our privacy committee.
On an annual basis, our compensation, nominating & governance committee reviews and makes recommendations to our board of directors regarding our non-employee director compensation arrangements, and our board of directors reviews and approves non-employee director compensation. As part of this review, our compensation, nominating & governance committee considers our directors' responsibilities and time commitment, as well as information regarding director compensation paid at peer companies, including an evaluation by its independent compensation consultant, Compensia, Inc.
CASH COMPENSATION
The following table presents the annual cash retainers payable to non-employee members of our board of directors under our Director Compensation Policy:

Annual Cash Retainers
Annual retainer for service as a member of our board of directors	$50,000
Additional annual retainer for service as Lead Independent Director	$150,000
Additional annual retainers for service on committees of our board of directors
Chair of our audit & risk oversight committee	$50,000
Non-chair member of our audit & risk oversight committee	$20,000
Chair of our privacy committee	$50,000
Non-chair member of our privacy committee	$20,000
Each of these cash retainers is paid on a quarterly basis in advance of service for each quarter. Annual cash retainers for new non-employee directors who join our board of directors between our annual meetings of shareholders are prorated during a director's first year of service.
In addition, each non-employee member of our board of directors (other than Messrs. Andreessen and Thiel) who attend more than four meetings of our board of directors or more than four meetings of any individual committee in a calendar year (in each case beginning in 2020) receive an excess meeting fee of $4,000 for attendance at each meeting of our board of directors and applicable committee after the fourth meeting within such calendar year. Excess meeting fees are paid promptly following the end of such calendar year. Messrs. Andreessen and Thiel each irrevocably waived the increases in cash and equity compensation beginning in 2020, and therefore are granted cash compensation on the same terms as their cash compensation during 2019.
EQUITY COMPENSATION
Annual Equity Grants
Members of our board of directors as of the date of our annual meeting of shareholders are also eligible to receive an annual grant of RSUs with an initial equity value of $375,000 (including directors who join the board of directors on the date of such

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annual meeting, but excluding Messrs. Andreessen and Thiel). Messrs. Andreessen and Thiel, each of whom has irrevocably waived the increases in cash and equity compensation beginning in 2020, are each eligible to receive an annual grant of RSUs with an initial equity value of $300,000. These awards are approved each year automatically on the later of June 1 or the date of our annual meeting of shareholders for the particular year. These awards will vest fully on the earlier of (i) May 15 of the following year or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date.
In 2021, following our annual meeting of shareholders, we made an annual grant of 1,182 RSUs to each non-employee director (other than Messrs. Andreessen and Thiel), which was based on an initial equity value of $375,000. In addition, we made an annual grant of 946 RSUs to each of Messrs. Andreessen and Thiel based on an initial equity value of $300,000.
Initial Equity Grants
New non-employee directors who join our board of directors between our annual meetings of shareholders are eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to the value of our annual grant of RSUs to our non-employee directors ($375,000), prorated for service from the date of their appointment through the next occurring May 15. These awards will vest fully on the earlier of (i) the next occurring May 15 or (ii) the date of our annual meeting of shareholders of the following year if the director does not stand for re-election or is not re-elected at such annual meeting, so long as the recipient is a director on such date. In addition, each new non-employee director who joins our board of directors is eligible to receive a one-time grant of RSUs at the time of their appointment with an initial equity value equal to $1 million. These awards will vest over approximately a four-year period in 16 equal quarterly installments.
ANNUAL LIMIT ON DIRECTOR COMPENSATION
Our Director Compensation Policy limits aggregate compensation (including both cash and equity-based compensation) payable to each non-employee director to $1,000,000 per year, except during such non-employee director's first year of service on our board of directors, in which case, such limit is $2,000,000 to account for the receipt of the initial equity grants to new non-employee directors (Director Compensation Limit).
DIRECTOR SECURITY
In light of the high level of scrutiny and elevated threat level faced by our company and our directors, from time to time, we may provide personal security services to our non-employee directors and related tax gross-ups. As such services are non-compensatory in nature, they are not taken into consideration for any reason pursuant to our Director Compensation Policy, including when determining whether a non-employee director's compensation exceeds the Director Compensation Limit in any fiscal year.
STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Our directors are also subject to stock ownership guidelines and certain prohibitions on transactions in our securities. For more information, see "Executive Compensation—Compensation Discussion and Analysis—Stock Ownership Guidelines and Transactions in Our Securities."

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2021 DIRECTOR COMPENSATION
The following table presents the total compensation for each person who served as a non-employee member of our board of directors during 2021. Mr. Zuckerberg and Ms. Sandberg do not receive compensation for their service as directors. Total compensation for Mr. Zuckerberg and Ms. Sandberg for their service as employees during 2021 is presented in "Executive Compensation—2021 Summary Compensation Table" below.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Peggy Alford(3)	162,000	398,039	1,499,789(4)	2,059,828
Marc L. Andreessen(5)	52,278	318,566	—	370,844
Andrew W. Houston(6)	102,000	398,039	—	500,039
Nancy Killefer(7)	185,722	398,039	—	583,761
Robert M. Kimmitt(8)	272,000	398,039	—	670,039
Peter A. Thiel(9)	50,000	318,566	—	368,566
Tracey T. Travis(10)	156,000	398,039	430,420(11)	984,459
(1)Amounts include applicable annual cash retainers and excess meeting fees under our Director Compensation Policy, as more fully described above.
(2)Amounts reflect the aggregate grant date fair value of the RSUs granted in 2021, computed in accordance with Financial Accounting Standards Board ASC Topic 718 (ASC 718). This amount does not reflect the actual economic value realized by the director.
(3)As of December 31, 2021, Ms. Alford held 1,182 RSUs, which will vest on May 15, 2022 so long as Ms. Alford is a member of our board of directors on such date.
(4)The amounts reported include approximately $688,403 for costs related to personal security services and $811,386 for an associated tax gross-up for taxable personal security services in 2021.
(5)As of December 31, 2021, Mr. Andreessen held 946 RSUs, which will vest on May 15, 2022 so long as Mr. Andreessen is a member of our board of directors on such date.
(6)As of December 31, 2021, Mr. Houston held (i) 1,182 RSUs, which will vest on May 15, 2022 so long as Mr. Houston is a member of our board of directors on such date; and (ii) 2,597 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Mr. Houston is a member of our board of directors through the applicable vesting date.
(7)As of December 31, 2021, Ms. Killefer held (i) 1,182 RSUs, which will vest on May 15, 2022 so long as Ms. Killefer is a member of our board of directors on such date; and (ii) 3,013 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Killefer is a member of our board of directors through the applicable vesting date.
(8)As of December 31, 2021, Ambassador Kimmitt held (i) 1,182 RSUs, which will vest on May 15, 2022 so long as Ambassador Kimmitt is a member of our board of directors on such date; and (ii) 3,013 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ambassador Kimmitt is a member of our board of directors through the applicable vesting date.
(9)As of December 31, 2021, Mr. Thiel held 946 RSUs, which will vest on May 15, 2022 so long as Mr. Thiel is a member of our board of directors on such date.
(10)As of December 31, 2021, Ms. Travis held (i) 1,182 RSUs, which will vest on May 15, 2022 so long as Ms. Travis is a member of our board of directors on such date; and (ii) 3,013 RSUs, which vest in equal quarterly installments over approximately four years from the date of grant so long as Ms. Travis is a member of our board of directors through the applicable vesting date.
(11)The amounts reported include approximately $189,600 for costs related to personal security services and $240,820 for an associated tax gross-up for taxable personal security services in 2021.

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Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Overview
This section explains our executive compensation philosophy, objectives, and design; our compensation governance; our compensation-setting process; our executive compensation program elements; and the decisions made in 2021 with respect to the compensation of each of our named executive officers. Our named executive officers for 2021, who appear in the section entitled "—2021 Summary Compensation Table" below, are:
•Mark Zuckerberg, our founder, Chairman, and Chief Executive Officer (CEO);
•Sheryl K. Sandberg, our Chief Operating Officer (COO);
•David M. Wehner, our Chief Financial Officer (CFO);
•Christopher K. Cox, our Chief Product Officer (CPO); and
•Marne Levine, our Chief Business Officer (CBO).
Executive Compensation Philosophy, Objectives, and Design
Philosophy. We are focused on our mission to give people the power to build community and bring the world closer together. All of our products, including our apps, share the vision of helping to bring the metaverse to life. For us to be successful, we must hire and retain a talented team of engineering, product, sales, and general and administrative professionals who can help achieve this mission through the successful pursuit of our company priorities. In addition, we expect our executive team to possess and demonstrate strong leadership and management capabilities. For more information regarding our 2021 company priorities, see the section entitled "—Elements of Executive Compensation" below.
Objectives. Our compensation program for our named executive officers is built to support the following objectives:
•attract the top talent in our leadership positions and motivate our executives to deliver the highest level of individual and team impact and results;
•encourage our executives to focus on our company priorities;
•ensure each of our executives receives a total compensation package that encourages his or her long-term retention;
•reward high levels of performance with commensurate levels of compensation; and
•align the interests of our executives with those of our shareholders in the overall success of our company by emphasizing long-term incentives.
Design. Our executive compensation program continues to be heavily weighted towards equity compensation, in the form of restricted stock units (RSUs), with cash compensation that is generally below market relative to executive compensation at our peer companies. We believe that equity compensation offers the best vehicle to focus our executive officers on our mission and the successful pursuit of our company priorities, and to align their interests with the long-term interests of our shareholders.
We typically grant our executive officers an annual equity award with service-based vesting conditions where the commencement of vesting is deferred until a future date, as discussed further in the section entitled "—Elements of Executive Compensation—Equity Compensation" below. When combined with the executives' prior equity awards, we believe that these additional awards represent a strong long-term retention tool and provide the executive officers with effective long-term equity incentives.
Our compensation, nominating & governance committee evaluates our executive compensation program, including our mix of cash and equity compensation, on an annual basis or as circumstances require based on our business objectives and the competitive environment for talent. For the near future, we anticipate continuing our emphasis on pay-for-performance and delivering the substantial majority of compensation in RSUs that vest over a minimum of four years.

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Compensation Governance
The compensation, nominating & governance committee seeks to ensure sound executive compensation practices to adhere to our pay-for-performance philosophy while appropriately managing risk and aligning our executive compensation program with long-term shareholder interests. The following principles were the guiding factors of our pay-for-performance practices during 2021:
•the compensation, nominating & governance committee is comprised solely of independent directors;
•the compensation, nominating & governance committee engages an independent compensation consultant, Compensia, Inc. (Compensia), a national compensation consulting firm, to advise the committee on compensation-related matters;
•the compensation, nominating & governance committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on our company;
•the compensation, nominating & governance committee retains discretion on bonus payouts to enable it to respond to unforeseen events and adjust bonus payouts, as appropriate;
•we do not offer post-employment payments or benefits, other than certain death-related benefits that are generally available to all employees; and
•our compensation philosophy and related governance features are complemented by several specific policies and practices that are designed to align our executive compensation program with long-term shareholder interests, including the following:
◦our executives are subject to company-wide policies that prohibit trading in futures and derivative securities and engaging in hedging activities relating to our securities, holding our securities in margin accounts, pledging our securities as collateral for loans, and engaging in short sales of our securities;
◦our executives are subject to stock ownership guidelines that require them to maintain significant ownership of our common stock;
◦we offer limited perquisites that are for business-related purposes or necessary for the security of our executive officers; and
◦our executives participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.
Compensation-Setting Process
Role of Our Compensation, Nominating & Governance Committee. The compensation, nominating & governance committee is responsible for overseeing all aspects of our executive compensation program, including executive salaries, payouts under our bonus plan, the size and structure of equity awards, and executive perquisites. The compensation, nominating & governance committee is solely responsible for determining the compensation of our CEO and reviews and approves the compensation of our other executive officers. For more information regarding the responsibilities of the compensation, nominating & governance committee, see the section entitled "Corporate Governance—Board Committees."
Role of Management. In setting compensation for 2021, our CEO, our COO, and our Head of People provided their views to the compensation, nominating & governance committee on how to implement our compensation philosophy through our executive compensation program and attended meetings of the compensation, nominating & governance committee. Our CEO and COO made recommendations to the compensation, nominating & governance committee regarding compensation for our executive officers, other than for themselves, because of their daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding his or her own compensation package or was present during such determinations, except for our CEO who has requested that his base salary be fixed at $1 per year.
Our management team and the compensation, nominating & governance committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers, as further described in the section entitled "—Compensation Risk Assessment" below.

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Role of Compensation Consultant. The compensation, nominating & governance committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2021, the compensation, nominating & governance committee engaged the services of Compensia to advise the committee regarding the amount and types of compensation that we provide to our executives and how our compensation practices compared to the compensation practices of other companies. Compensia is engaged directly by the compensation, nominating & governance committee. Compensia does not provide any services to us other than the services provided to the compensation, nominating & governance committee. The compensation, nominating & governance committee has reviewed, and will continue to review going forward, the independence of Compensia under applicable SEC and Nasdaq rules and believes that Compensia does not have any conflicts of interest in advising the committee.
Use of Comparative Market Data. We aim to compensate our executive officers at levels that are commensurate with the most competitive levels of compensation for executives in similar positions at the group of publicly-traded peer companies set forth below, with whom we compete for hiring and retaining executive talent (our Peer Group). In making compensation decisions, the compensation, nominating & governance committee also considers the scope of responsibility of each executive officer, our current practice of maintaining minimal differentiation between the cash compensation packages of our executive officers, the unvested balances of equity awards held by each executive officer, as well as the compensation, nominating & governance committee's assessment of each executive officer's performance and impact on the organization. In determining 2021 compensation, the compensation, nominating & governance committee did not use a formula for taking into account these different factors.
We analyze market data for executive compensation at least annually using the most relevant published survey sources, information available from public filings, and input from Compensia. Management and Compensia provided the compensation, nominating & governance committee with both cash and equity compensation data for our Peer Group, which was selected from companies that meet some or all of the criteria listed below:
•technology or media company;
•key talent competitor;
•minimum revenue of $10 billion; and/or
•minimum market capitalization of $50 billion.
In the second quarter of 2020, using this criteria as a baseline, the compensation, nominating & governance committee approved the following companies for inclusion in our Peer Group for 2021:

2021 Peer Group
Alphabet	Netflix
Amazon.com	PayPal Holdings
Apple	salesforce.com
AT&T	The Walt Disney Company
Cisco Systems	Uber Technologies
Comcast	Verizon Communications
Microsoft

In December 2020, the compensation, nominating & governance committee reviewed our executive compensation against this Peer Group to ensure that our executive officer compensation was competitive and sufficient to recruit and retain our executive officers. Compensia provided the compensation, nominating & governance committee with an analysis of total cash compensation data (base salaries and cash bonus awards at target) and total direct compensation data (total cash compensation and equity compensation) at various percentiles. While the compensation, nominating & governance committee considered this data in determining executive officer compensation, we did not seek to benchmark our executive compensation to any pre-set "target" percentile of the competitive market. Rather, the compensation, nominating & governance committee sought to compensate our executive officers at a level that would allow us to successfully recruit and retain the best possible talent for our executive team.
Further, as our revenue and market capitalization have increased significantly over the last several years, the compensation, nominating & governance committee gives greater weight to the compensation levels of companies in our Peer Group that have higher revenue and market capitalization compared to other companies in the Peer Group when making decisions about

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the compensation of our executive officers. The compensation, nominating & governance committee also relies on the knowledge and experience of its members and our management in determining the appropriate compensation levels for our executive officers. Overall, Compensia's analysis of our Peer Group indicated that the target total cash compensation for our named executive officers who were then serving, other than our CEO, was between the 15th and 40th percentiles of the companies in our Peer Group. When equity compensation was factored in, based on the "initial equity value" described below and without taking into account the effect of the deferred vesting start dates that are applicable to certain of the equity compensation awards of our named executive officers, the target total direct compensation for our named executive officers who were then serving, other than our CEO, was between the 80th and 85th percentiles relative to the companies in our Peer Group.
In the second quarter of 2021, the compensation, nominating & governance committee reviewed the selection criteria and the companies in our Peer Group. Following that review, the compensation, nominating & governance committee decided not to make any changes to the Peer Group. The compensation, nominating & governance committee believes our Peer Group reflects the current competitive and talent environment. Accordingly, we plan to use the following list of companies in our Peer Group for the 2022 executive compensation process:

2022 Peer Group
Alphabet	Netflix
Amazon.com	PayPal Holdings
Apple	salesforce.com
AT&T	The Walt Disney Company
Cisco Systems	Uber Technologies
Comcast	Verizon Communications
Microsoft
The compensation, nominating & governance committee expects to periodically review and update our Peer Group and the underlying criteria as our business and market environment continue to evolve.
Elements of Executive Compensation
Our executive officer compensation packages generally include:
•base salary;
•performance-based cash incentives; and
•equity-based compensation in the form of RSUs.
We believe that our compensation mix supports our objective of focusing on at-risk compensation having significant financial upside based on individual performance and our performance relative to company priorities. We expect to continue to emphasize equity awards because of the direct link that equity compensation provides between shareholder interests and the interests of our executive officers, thereby motivating our executive officers to focus on increasing our value over the long term.
Base Salary. The compensation, nominating & governance committee believes base salaries are a necessary element of compensation in order to attract and retain highly qualified executive officers. The compensation, nominating & governance committee reviews the base salaries of our executive officers at least annually and may adjust them from time to time, if needed, to reflect changes in market conditions or other factors. Historically, our executive officers have received base salaries within a narrow range that was established when we were a smaller company with cash constraints, and based on our desire to maintain internal pay equity among our executive officers, as well as relative to other key employees. As we have grown, we have increased base salaries for our executive officers (other than our CEO), although we still deliver the substantial majority of compensation to our executive officers in the form of equity awards.
In the first quarter of 2021, the compensation, nominating & governance committee decided to increase the base salaries of our named executive officers who were then serving, other than our CEO, in order to continue to bring their salaries closer to those paid to executives holding similar positions at the companies in our Peer Group. Accordingly, our compensation, nominating & governance committee increased the base salaries of our named executive officers then serving as shown in the table below. Similarly, in the first quarter of 2021, our management increased Ms. Levine's base salary in her capacity as Vice

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President of Global Partnerships, Business and Corporate Development, prior to her appointment as our CBO in September 2021. Following these 2021 salary increases, these named executive officer salaries fell between the 24th and 60th percentiles of the salaries provided to executives holding similar positions at the companies in our Peer Group. Previously, Mr. Zuckerberg had requested to receive a base salary of $1 per year and the compensation, nominating & governance committee continued to honor this request in 2021.

Named Executive Officer	2020 Base Salary ($)	2021 Base Salary Increase ($)	2021 Base Salary ($)(1)
Mark Zuckerberg	1	—	1
Sheryl K. Sandberg	925,000	35,000	960,000
David M. Wehner	830,000	30,000	860,000
Christopher K. Cox(2)	830,000	30,000	860,000
Marne L. Levine(3)	715,000	17,500	732,500
(1)Reflects 2021 base salary, which may differ from actual earnings as reflected in the section entitled "—2021 Summary Compensation Table" below due to the effective date of salary increases.
(2)Mr. Cox re-joined our company in June 2020 after his resignation as our CPO in April 2019. As such, his actual 2020 earnings as reflected in the section entitled "—2021 Summary Compensation Table" below reflect a partial year's service.
(3)Ms. Levine was appointed as our CBO in September 2021. The increase in her base salary reflected above was approved by our management prior to her appointment as CBO.
Cash Bonuses. Our Bonus Plan for 2021 provides variable cash incentives, payable semi-annually, that are designed to motivate our executive officers to focus on company priorities and to reward them for individual results and achievements. In 2021, the individual target bonus percentage for each named executive officer was unchanged from 2020 at 75% of such executive's base salary. After the 2021 base salary increases noted above, target total cash compensation (base salary plus target bonus) for our named executive officers (other than our CEO) was between the 15th and 40th percentiles of the target total cash compensation of executives holding similar positions at the companies in our Peer Group. All of our named executive officers, except our CEO, participated in the Bonus Plan in 2021.
For 2021, there were two six-month performance periods under our Bonus Plan, which we refer to as First Half 2021 and Second Half 2021. For each performance period in 2021, the compensation, nominating & governance committee approved a set of company priorities in order to focus our executive officers on key areas of performance for the period in question. The First Half 2021 and Second Half 2021 company priorities reflect operational and non-operational objectives established by our compensation, nominating & governance committee, in consultation with our CEO and CFO. The company priorities did not have specific target levels associated with them for purposes of determining performance under the Bonus Plan, and our compensation, nominating & governance committee had full discretion to determine the level of bonus payout for each performance period.
2021 Bonus Plan Payouts. We calculate Bonus Plan payouts to each participant using the following formula:

Base Eligible Earnings	x	Individual Target Bonus Percentage	x	Company Performance Percentage	x	Individual Performance Percentage	=	Individual Bonus Payout
2021 Priorities and Company Performance Percentage. Our First Half 2021 and Second Half 2021 company priorities as approved by the compensation, nominating & governance committee were as follows:

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Continue making progress on the major social issues facing the internet and our company, including privacy, safety, and security.	Build new experiences that meaningfully improve people's lives today and set the stage for even bigger improvements in the future.	Keep building our business by supporting the millions of businesses that rely on our services to grow and create jobs.	Communicate more transparently about what we're doing and the role our services play in the world.
None of these priorities were assigned any specific weighting or dollar amount of the target bonus. In March 2022, our compensation, nominating & governance committee approved the same company priorities for 2022 as were approved for First Half 2021 and Second Half 2021.
The compensation, nominating & governance committee exercised its discretion in determining the company performance percentage for our First Half 2021 and Second Half 2021 performance after taking into account our delivery of results across all of the areas identified by the company priorities, as well as our performance and execution in light of the ongoing operational challenges caused by the COVID-19 pandemic. For the First Half 2021, the compensation, nominating & governance committee also took into account the operation of our privacy program; our continued investment in developing new product experiences across our family of apps and consumer hardware initiatives; our strong business performance during the pandemic; and our brand performance and reputation. For the Second Half 2021, the compensation, nominating & governance committee took into account our progress in meeting our regulatory obligations as well as efforts to invest in privacy, safety, security, and other compliance obligations; our progress in developing new product experiences such as Reels, messaging, and virtual reality; our business performance, including support for business that rely on our services to grow and create jobs; and our brand and reputation, including the re-branding efforts executed in the second half of 2021. The compensation, nominating & governance committee approved a company performance percentage of 110% for the First Half 2021 and 100% for the Second Half 2021.
Individual Performance Percentage. The individual performance percentage is based upon each named executive officer's individual performance assessment for the performance period under consideration. Consistent with our pay-for-performance philosophy, a higher performance assessment results in a higher individual performance percentage (and vice-versa) such that it is possible for an executive with a low assessment to get less than their target bonus payout, or no bonus payout whatsoever. In 2021, potential individual performance percentages under our Bonus Plan were 0%, 85%, 100%, 125%, 200%, or 300%. A named executive officer meeting our expected high level of performance expectations would receive an individual performance percentage of 100%.
Individual performance assessments for each named executive officer then serving were determined in the discretion of the compensation, nominating & governance committee following discussions with our CEO and our COO (except in the case of our COO when her individual performance assessment was being determined). The performance assessment determinations were based on an overall subjective assessment of each executive officer's performance and no single factor was determinative in setting bonus payout levels, nor was the impact of any individual factor on the bonus quantifiable. We operate in a rapidly evolving and highly competitive industry and we set a high bar for performance expectations for each one of our named executive officers. The compensation, nominating & governance committee evaluates our named executive officers based on their overall performance, impact, and results, as well as their demonstration of strong leadership, long-term vision, effective execution, and management capabilities.
First Half 2021 and Second Half 2021 payout levels and achievements and considerations for each named executive officer are set forth below.
Mark Zuckerberg. Mr. Zuckerberg did not participate in the Bonus Plan in 2021. Notwithstanding the foregoing, the compensation, nominating & governance committee separately assessed his performance as our CEO. The compensation, nominating & governance committee shared its assessment with the independent members of our board of directors in executive session, and our Lead Independent Director shared this assessment with Mr. Zuckerberg.
Sheryl K. Sandberg. Ms. Sandberg received $489,447 for the First Half 2021 bonus, which reflected the continuation of her strategic leadership in the wake of the global pandemic, including strong revenue growth driven by small businesses, as well as the restructuring of the sales, marketing, and partnership teams into a single organization. Ms. Sandberg received $360,000 for the Second Half 2021 bonus, which reflected her revenue responsibility with a focus on small businesses, advertising

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partnerships, and partnerships with public figures, as well as managing our operations as we expand our investment in a remote workforce.
David M. Wehner. Mr. Wehner received $438,678 for the First Half 2021 bonus, which reflected the continuation of his strategic leadership in the wake of the global pandemic, including delivering a long-term strategic plan and preparing facilities for our personnel to return to the office. Mr. Wehner received $645,000 for the Second Half 2021 bonus, which reflected his delivery of a strategic budget for 2022, continued preparation for our personnel to return to the office, and leading our change to segment reporting.
Christopher K. Cox. Mr. Cox received $438,678 for the First Half 2021 bonus, which reflected the continuation of his strategic leadership in the wake of the global pandemic, including key leadership hires in the family of apps organization as well as leading various cross-app projects. Mr. Cox received $403,125 for the Second Half 2021 bonus, which reflected his continued strong leadership across the family of apps, including continuing to drive cross-app projects as well as strong bench planning and execution of leadership transitions.
In addition, Mr. Cox re-joined the company in June 2020 and received a cash sign-on bonus in the aggregate amount of $4,000,000, which was paid in 2021 after the one-year anniversary of his employment start date. Our compensation, nominating & governance committee believed that this sign-on bonus was appropriate as an incentive to re-join our company and to help retain Mr. Cox through the one-year anniversary of his employment start date.
Marne L. Levine. As Ms. Levine was appointed as our CBO in September 2021, her First Half 2021 bonus reflects her performance in her prior role as Vice President of Global Partnerships, Business and Corporate Development and her individual performance assessment was determined in the discretion of management. Ms. Levine received $299,935 for the First Half 2021 bonus, which reflected her strategic planning to bring the sales and partnerships organizations together to form the Meta Business Group and management of key leadership transitions, as well as developing key partnerships in the first half of 2021. Ms. Levine received $343,359 for the Second Half 2021 bonus, which reflected her leadership of the Meta Business Group and leading the go-to-market strategy and partnership development across advertising, emerging businesses including commerce and business messaging, tech platforms, creators, public figures, and Reality Labs.
The following table summarizes the calculations that were used in determining the cash bonus paid to each of our named executive officers for 2021:

Named Executive Officer	Performance Period	Base Eligible Earnings ($)(1)	Individual Target Bonus Percentage (%)	Company Performance Percentage (%)	Individual Performance Percentage (%)	Individual Bonus Payout ($)
Sheryl K. Sandberg	First Half 2021	474,615	75	110	125	489,447
	Second Half 2021	480,000	75	100	100	360,000
	Total	954,615				849,447
David M. Wehner	First Half 2021	425,385	75	110	125	438,678
	Second Half 2021	430,000	75	100	200	645,000
	Total	855,385				1,083,678
Christopher K. Cox	First Half 2021	425,385	75	110	125	438,678
	Second Half 2021	430,000	75	100	125	403,125
	Total	855,385				841,803
Marne L. Levine	First Half 2021	363,558	75	110	100	299,935
	Second Half 2021	366,250	75	100	125	343,359
	Total	729,808				643,294
(1) Reflects actual earnings for 2021, which may differ from approved 2021 base salaries due to the effective date of salary increases.
Equity Compensation. Most of our executive officers' target total direct compensation is delivered through equity awards in the form of RSUs. We use equity compensation to align our executive officers' financial interests with those of our shareholders, to attract industry leaders of the highest caliber, and to retain them for the long term. In addition to the initial

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equity award that each executive officer receives as part of his or her new hire compensation package, the compensation, nominating & governance committee typically grants our executive officers additional equity awards each year as part of our company-wide equity refresher program. Additional equity awards for each of our executive officers are determined on a discretionary basis taking into account the following factors:
•delivering equity values that are highly competitive when compared against those granted to executives with similar responsibilities at the companies in our Peer Group that have higher revenue and market capitalization when compared to other companies in our Peer Group;
•each executive officer's individual performance assessment, the results and contributions delivered during the year, as well as the anticipated potential future impact of each individual executive;
•the size and vesting schedule of existing equity awards in order to maximize the long-term retentive power of all additional awards; and
•the size of each executive officer's target total cash compensation (base salary plus cash bonus awards at target), which is generally significantly lower than the cash compensation for executives with similar responsibilities at the companies in our Peer Group.
Based on the foregoing factors, in March 2021, our compensation, nominating & governance committee granted each of our executive officers, other than our CEO and our CBO, an award of RSUs with a specific "initial equity value" based on an estimated total value for each award before taking into account the vesting considerations described below. The compensation, nominating & governance committee calculated the number of RSUs to be granted by dividing this initial equity value by $264.81 per share, which was the average closing price for the seven trading days following the announcement of our earnings for the fourth quarter of 2020 and the same price that was used for 2021 refresher awards to all other employees. In 2021, Ms. Levine received two awards of RSUs in her capacity as Vice President of Global Partnerships, Business and Corporate Development, before she was appointed as CBO in September 2021. These awards were granted in March 2021 by the equity subcommittee of our compensation, nominating & governance committee based on the “initial equity value” described below.
Deferred Vesting of 2021 RSU Awards. Due to our desire to provide incentives for our named executive officers to focus on long-term strategic and business objectives, the compensation, nominating & governance committee (and, in the case of Ms. Levine, the equity subcommittee) deferred the vesting start dates of some 2021 RSU awards made to our named executive officers to a future date determined individually for each executive. The 2021 RSU awards will vest quarterly over four years following the vesting start dates as described in the section entitled "—2021 Equity Awards" below.
The compensation, nominating & governance committee annually reviews the size and vesting schedule for the remaining unvested portion of the outstanding equity awards held by each of our named executive officers and, for 2021, agreed with the recommendation of our CEO and COO (except that our COO did not participate in discussions regarding her own equity compensation) that the existing equity awards appropriately satisfied our retention and incentive goals for each of our named executive officers. Additionally, as part of this review, the compensation, nominating & governance committee determines on a case-by-case basis whether the annual equity awards granted to our named executive officers should only begin vesting after a significant portion of each executive's previously granted and then outstanding equity awards have vested. Although this practice is not common among the companies in our Peer Group, the compensation, nominating & governance committee believes that these deferred vesting schedules make the equity awards more valuable to us in retaining our named executive officers and reflect our emphasis on our long-term success. As a result of this review, the compensation, nominating & governance committee determined that the 2021 RSU awards granted to Ms. Sandberg and Mr. Wehner will not begin to vest unless they remain continuously employed by the company through the applicable future dates described in the following paragraphs and in the section entitled "—2021 Grants of Plan-Based Awards Table" below. Similarly, the equity subcommittee determined that the 2021 RSU awards granted to Ms. Levine will not begin to vest unless she remains continuously employed by the company through the applicable future dates described below. For more information relating to the vesting schedules of these RSU awards, see the section entitled "—2021 Grants of Plan-Based Awards Table" below.

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2021 Equity Awards. Mr. Zuckerberg did not receive any additional equity awards in 2021 because our compensation, nominating & governance committee believed that his existing equity ownership position sufficiently continued to align his interests with those of our shareholders.
Our other named executive officers received the following RSU awards in 2021:

Named Executive Officer	Initial Equity Value ($)	Number of RSUs (#)(1)	Vesting Start Date
Sheryl K. Sandberg	20,000,000	75,526	November 15, 2021
David M. Wehner	20,000,000	75,526	August 15, 2021
Christopher K. Cox	20,000,000	75,526	February 15, 2021
Marne L. Levine(2)	12,500,000	47,204	August 15, 2021
	10,000,000	37,763	November 15, 2023
(1)The number of RSUs was calculated by dividing the initial equity value by $264.81, which was the same value used for 2021 refresher awards to all other employees in March 2021, and rounding up to the nearest whole share.
(2)Ms. Levine received two RSU awards in 2021. The first award is subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the first quarterly vesting date following the vesting start date of August 15, 2021 and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. The second award is subject to a five-year quarterly vesting schedule with 1/20th of the RSUs vesting on the first quarterly vesting date following the vesting start date of November 15, 2023 and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date.
The RSUs granted to our named executive officers (other than our CBO as described above) are subject to a four-year quarterly vesting schedule, with 1/16th of the RSUs vesting on the first quarterly vesting date following the vesting start date and the remainder vesting quarterly thereafter, subject to continued employment through each vesting date. Following the grants of these equity awards in March 2021 and based on the "initial equity value" set forth above, the target total direct compensation for our named executive officers, other than our CEO, was between the 80th percentile relative to the companies in our Peer Group and the top of our Peer Group.
PERQUISITES AND OTHER BENEFITS
We provide certain perquisites to our named executive officers for the reasons described below. In approving these perquisites, our compensation, nominating & governance committee considered comparative Peer Group and other market data provided by Compensia.
Because of the high visibility of our company, our compensation, nominating & governance committee has authorized an "overall security program" for each of Mr. Zuckerberg and Ms. Sandberg to address safety concerns due to specific threats to their safety arising directly as a result of Mr. Zuckerberg's position as our founder, CEO, Chairman, and controlling shareholder and Ms. Sandberg's position as our COO. We require these security measures for the company's benefit because of the importance of Mr. Zuckerberg and Ms. Sandberg to Meta, and we believe that the scope and costs of these security programs are appropriate and necessary.
Our compensation, nominating & governance committee evaluates these security programs at least annually, including a review of security professional assessments of safety threats and recommendations for the security programs. Since the implementation of Mr. Zuckerberg's overall security program, each of these assessments has identified specific threats to Mr. Zuckerberg as a result of the high-profile nature of being our founder, CEO, Chairman, and controlling shareholder. We believe that Mr. Zuckerberg's role puts him in a unique position: he is synonymous with Meta and, as a result, negative sentiment regarding our company is directly associated with, and often transferred to, Mr. Zuckerberg. Mr. Zuckerberg is one of the most-recognized executives in the world, in large part as a result of the size of our user base and our continued exposure to global media, legislative, and regulatory attention.
Under Mr. Zuckerberg's overall security program, we pay for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel, including the annual costs of security personnel for his protection and the procurement, installation, and maintenance of certain security measures for his residences. We also provide an annual pre-tax allowance of $10 million to Mr. Zuckerberg to cover additional costs related to his and his family's personal security. This allowance is paid to Mr. Zuckerberg net of required tax withholdings, and Mr. Zuckerberg must apply the net amount towards additional personnel, equipment, services, residential improvements, or other security-related costs. Although Mr. Zuckerberg expects to

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use the full net amount during each calendar year in which the allowance is paid, he may apply any unused portion of the allowance for a given year to cover excess security-related costs in future years or prior years (no earlier than 2018).
In addition, Mr. Zuckerberg uses private aircraft for personal travel in connection with his overall security program (including, beginning in 2022, a private aircraft that is indirectly and wholly owned by Mr. Zuckerberg and operated by an independent charter company). On certain occasions, Mr. Zuckerberg may be accompanied by guests when using private aircraft. For travel by Mr. Zuckerberg on the aircraft owned by Mr. Zuckerberg, we pay an amount commensurate with market rates for comparable travel pursuant to a written policy overseen by our audit & risk oversight committee and compensation, nominating & governance committee. Although we do not consider Mr. Zuckerberg's overall security program to be a perquisite for his benefit for the reasons described above, the costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, as well as the annual security allowance and the costs of private aircraft for personal travel, are reported as other compensation to Mr. Zuckerberg in the "All Other Compensation" column of the "—2021 Summary Compensation Table" below. The costs of Mr. Zuckerberg's security program vary from year to year depending on requisite security measures, his travel schedule, and other factors. Increased costs in 2021 were primarily due to regular personal travel, costs relating to security protocols during the COVID-19 pandemic, and market increases in the costs of security personnel. The compensation, nominating & governance committee believes that these costs are appropriate and necessary in light of the threat landscape and the fact that Mr. Zuckerberg has requested to receive only $1 in annual salary and does not receive any bonus payments, equity awards, or other incentive compensation.
Our security professional assessments have also identified specific threats to Ms. Sandberg as a result of her high-profile role as our COO. Under Ms. Sandberg's overall security program, we pay for costs related to personal security for Ms. Sandberg at her residences and during personal travel, including the annual costs of security personnel for her protection. In addition, Ms. Sandberg uses private aircraft for personal travel in connection with her security program and may be accompanied by guests when using private aircraft on certain occasions. The costs related to personal security for Ms. Sandberg, as well as the costs of private aircraft for personal travel, are reported as other compensation to Ms. Sandberg in the "All Other Compensation" column of the "—2021 Summary Compensation Table" below. The costs of Ms. Sandberg's security program vary from year to year depending on requisite security measures, her travel schedule, and other factors. Increased costs in 2021 were primarily due to regular personal travel, and market increases in the costs of security personnel.
From time to time, we also provide certain personal security measures to other executive officers in response to specific security threats in light of their roles at our company, including pre-tax security allowances, as well as certain costs related to personal security at their residences and related tax gross-ups. The costs related to personal security for our executive officers are reported as other compensation to them in the "All Other Compensation" column of the "—2021 Summary Compensation Table" below.
2019 SAY ON PAY VOTE
We held a non-binding advisory shareholder vote on the compensation program for our named executive officers, commonly referred to as a "say on pay" vote, at our 2019 Annual Meeting of Shareholders. Over 90% of the voting power of shares voted at the 2019 Annual Meeting of Shareholders were cast in favor of our say on pay proposal. Our compensation, nominating & governance committee considered the result of this advisory vote to be an endorsement of our compensation program, policies, practices, and philosophy for our named executive officers. Our compensation, nominating & governance committee will continue to consider the outcome of our say on pay votes and our shareholder views when making compensation decisions for our named executive officers, including the outcome of Proposal Three (non-binding advisory vote on the compensation of our named executive officers) at this Annual Meeting.
Based on the results of a separate non-binding advisory shareholder vote on the frequency of future shareholder advisory votes regarding the compensation program for our named executive officers, commonly referred to as a "say on frequency" vote, held at our 2019 Annual Meeting of Shareholders, our board of directors determined that we will hold our say on pay vote every three years until the next required say on frequency vote. We are holding our say on pay vote at this Annual Meeting. For more information, see Proposal Three (non-binding advisory vote on the compensation of our named executive officers). Our next say on frequency vote will occur no later than 2025.
TAX DEDUCTIBILITY
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. Prior law provided an exception to this deduction limit for compensation paid to our CFO and for certain "performance-based compensation." Effective for tax years beginning after December 31, 2017, this deduction limit applies to all of our named executive officers (which now includes our CFO) and the exception for "performance-based compensation" is no longer available. As a result, compensation paid to our named executive officers in excess of $1 million is

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not deductible unless it qualifies for the transition relief applicable to certain compensation arrangements in place as of November 2, 2017, including RSUs that were granted to our CFO through such date, and RSUs that were granted to certain executive officers before April 1, 2015. Because of the limited availability of formal guidance under the transition relief provisions, we cannot guarantee that any compensation arrangements intended to qualify for exemption under Section 162(m) will actually receive this treatment.
While our compensation, nominating & governance committee is mindful of the benefit to us of the full tax deductibility of compensation, our compensation, nominating & governance committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation, nominating & governance committee may approve compensation that may not be fully deductible because of the limits of Section 162(m). Our compensation, nominating & governance committee intends to continue to compensate our named executive officers in a manner it believes is consistent with the best interests of our company and our shareholders.

COMPENSATION RISK ASSESSMENT
Our management team and the compensation, nominating & governance committee each play a role in evaluating, monitoring, and mitigating any risk that may exist relating to our compensation plans, practices, and policies for all employees, including our named executive officers. In early 2022, our management, in conjunction with Compensia, the compensation, nominating & governance committee's independent compensation consultant, performed an assessment, of our compensation plans, practices, and policies and concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the company. The compensation, nominating & governance committee has reviewed this report and agreed with the conclusion. The objective of the assessment was to identify any compensation plans, practices, or policies that may encourage employees to take unnecessary risk that could threaten the company. No such plans, practices, or policies were identified. The risk assessment process included, among other things, a review of our cash and equity incentive-based compensation plans to ensure that they are aligned with our company performance goals and the overall compensation to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives.
STOCK OWNERSHIP GUIDELINES AND TRANSACTIONS IN OUR SECURITIES
Stock Ownership Guidelines
To further align the interests of our executive officers and directors with those of our shareholders, and based on the recommendation of our compensation, nominating & governance committee, in September 2018 our board of directors adopted minimum stock ownership guidelines applicable to our executive officers and non-employee directors. Our board of directors subsequently amended our stock ownership guidelines, effective as of May 2020. Under these guidelines, our executive officers are required to own shares with an equivalent value of $4.0 million and our non-employee directors are required to own shares with an equivalent value of $500,000, in each case by the later of (i) five years from the adoption of the initial stock ownership guidelines, or (ii) five years from becoming an executive officer or non-employee director. In addition to these requirements, our non-employee directors are required to own shares with an equivalent value of $750,000 by the later of (i) five years from the date of the amendment of these stock ownership guidelines, or (ii) five years from becoming a non-employee director.
As of December 31, 2021, all of our executive officers and non-employee directors either met the applicable ownership threshold or were within the permitted time period to attain the required ownership. As our CEO and controlling shareholder, Mr. Zuckerberg currently has stock ownership significantly in excess of the required ownership threshold. As a result, our stock ownership guidelines provide that our compensation, nominating & governance committee will reassess appropriate ownership requirements applicable to Mr. Zuckerberg in his capacity as an executive officer if in the future his stock holdings fall below one percent of our total outstanding capital stock.
Prohibited Transactions in Our Securities
Our executive officers and directors are subject to company-wide policies that prohibit the following transactions: trading in futures and derivative securities and engaging in hedging activities relating to our securities, including exchange traded options, puts, calls, collars, forward sale contracts, equity swaps, exchange funds, or other arrangements or instruments designed to hedge or offset decreases in the market value of our securities; holding our securities in margin accounts; pledging our securities as collateral for loans; and engaging in short sales of our securities.

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Rule 10b5-1 Trading Plans
Our executive officers and directors are required to conduct all purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances. Our requirement to conduct all purchase or sale transactions under a Rule 10b5-1 trading plan generally includes transactions in shares held through trusts and other entities controlled by our executive officers and directors, but excludes certain transactions by venture capital investment entities that may be affiliated with our directors. Such requirements may be waived by our board of directors, compensation, nominating & governance committee, or compliance officer in consultation with legal counsel.
2021 SUMMARY COMPENSATION TABLE
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the named executive officers for services rendered to us for the years ended December 31, 2021, 2020, and 2019.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Mark Zuckerberg	2021	1	—	—	26,823,060(4)	26,823,061
Chief Executive Officer	2020	1	—	—	25,288,264(4)	25,288,265
	2019	1	—	—	23,415,972(4)	23,415,973
Sheryl K. Sandberg	2021	954,615	849,447	22,169,902	11,274,937(5)	35,248,901
Chief Operating Officer	2020	918,077	946,767	14,370,187	8,518,973(5)	24,754,004
	2019	875,385	902,740	19,678,923	5,687,099(5)	27,144,147
David M. Wehner	2021	855,385	1,083,678	22,169,902	243,537(6)	24,352,502
Chief Financial Officer	2020	823,846	849,592	14,370,187	97,612(6)	16,141,237
	2019	785,385	809,928	19,678,923	59,800(6)	21,334,036
Christopher K. Cox	2021	855,385	4,841,803(7)	22,169,902	1,209,604(8)	29,076,694
Chief Product Officer	2020	421,385	691,334	67,999,256(9)	570,679(8)	69,682,654
	2019	408,981(10)	—	—	9,500(8)	418,481
Marne Levine	2021	729,808	643,294	24,941,213	76,253(11)	26,390,568
Chief Business Officer
(1)Reflects actual earnings for 2021, 2020, and 2019, which may differ from approved 2021, 2020, and 2019 base salaries due to the effective dates of salary increases.
(2)The amounts reported in the "Bonus" column represent discretionary bonuses earned pursuant to our Bonus Plan. For more information about our executive officers' discretionary bonuses and our Bonus Plan, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.
(3)The amounts reflect the aggregate grant date fair value of the RSUs computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer. For additional information on the RSUs granted to our named executive officers in 2021, see the section entitled "—2021 Grants of Plan-Based Awards" below.
(4)The amounts reported include approximately $15,195,103, $13,439,634, and $10,463,717 in 2021, 2020, and 2019, respectively, for costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to Mr. Zuckerberg's overall security program. The amounts reported for each year also include an annual pre-tax allowance of $10,000,000 to cover additional costs related to Mr. Zuckerberg and his family’s personal security. The amounts reported also include approximately $1,627,957, $1,848,630, and $2,952,255 in 2021, 2020, and 2019, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Mr. Zuckerberg's overall security program, annual security allowance, and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.

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(5)The amounts reported include approximately $8,981,973, $7,646,560, and $4,370,631 in 2021, 2020, and 2019, respectively, for costs related to personal security for Ms. Sandberg at her residences and during personal travel pursuant to Ms. Sandberg's overall security program; and approximately $2,292,964, $872,413, and $1,316,468 in 2021, 2020, and 2019, respectively, for costs related to personal usage of private aircraft. For purposes of reporting the value of personal usage of private aircraft in this table, we use costs provided by the applicable charter company, which include passenger fees, fuel, crew, and catering costs. For more information regarding Ms. Sandberg's overall security program and personal usage of private aircraft, see the section entitled "—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
(6)The amounts reported include approximately $118,636 and $41,496 in 2021 and 2020, respectively, for costs related to personal security services and $114,751 and $46,141 in 2021 and 2020, respectively, for associated tax gross-ups for taxable personal security services; a pre-tax allowance of $50,000 to cover costs related to personal security in 2019; and $10,150, $9,975, and $9,800 in 2021, 2020, and 2019, respectively, in company 401(k) matching contributions.
(7)The amount reported includes $841,803 in discretionary bonuses earned pursuant to our Bonus Plan and a $4,000,000 payment that became payable during 2021 pursuant to the terms of a sign-on bonus. For more information regarding these bonuses, see the section entitled "—Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses" above.
(8)The amounts reported include approximately $568,131 and $265,600 in 2021 and 2020, respectively, for costs related to personal security services and $631,723 and $295,329 in 2021 and 2020, respectively, for associated tax gross-ups for taxable personal security services; and $9,750, $9,750, and $9,500 in 2021, 2020, and 2019, respectively, in company 401(k) matching contributions.
(9)The amount reported reflects the aggregate grant date fair value of Mr. Cox's initial RSU award in connection with his re-joining our company in June 2020.
(10)Includes $90,000 in fees under our advisory services agreement with Mr. Cox, which agreement provided for Mr. Cox to serve as a strategic advisor to us following his resignation as our CPO in April 2019 through the end of 2019.
(11)The amount reported includes approximately $31,300 for costs related to personal security services and $34,803 for an associated tax gross-up for taxable personal security services in 2021; and $10,150 in company 401(k) matching contributions in 2021.

2021 GRANTS OF PLAN-BASED AWARDS TABLE
The following table presents, for each of the named executive officers, information concerning each grant of an equity award made during the year ended December 31, 2021. This information supplements the information about these awards set forth in the 2021 Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Mark Zuckerberg	—	—	—
Sheryl K. Sandberg	3/22/2021	75,526(1)	22,169,902(2)
David M. Wehner	3/22/2021	75,526(3)	22,169,902(2)
Christopher K. Cox	3/22/2021	75,526(4)	22,169,902(2)
Marne L. Levine	3/22/2021	47,204(5)	13,856,262(2)
	3/22/2021	37,763(6)	11,084,951(2)
(1)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on February 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(2)Amounts reflect the grant date fair value of the RSUs of $293.54 per share, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by the named executive officer.
(3)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on May 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

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(5)The vesting condition was satisfied as to 1/16th of the total shares underlying the RSUs on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)The vesting condition will be satisfied as to 1/20th of the total shares underlying the RSUs on February 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

2021 OUTSTANDING EQUITY AWARDS AT YEAR-END TABLE
The following table presents, for each of the named executive officers, information regarding outstanding stock options and RSUs held as of December 31, 2021.

Name	Stock Awards
	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Mark Zuckerberg	—	—	—
Sheryl K. Sandberg	3/15/2016	67,459(3)	22,689,835
	3/15/2017	37,705(4)	12,682,077
	3/20/2018	41,088(5)	13,819,949
	3/20/2019	37,172(6)	12,502,802
	3/20/2020	83,978(7)	28,246,000
	3/22/2021	75,526(8)	25,403,170
David M. Wehner	3/20/2018	54,783(9)	18,426,262
	3/20/2019	59,475(10)	20,004,416
	3/20/2020	71,981(11)	24,210,809
	3/22/2021	70,806(12)	23,815,598
Christopher K. Cox	7/20/2020	184,716(13)	62,129,227
	3/22/2021	61,365(14)	20,640,118
Marne L. Levine	3/16/2015	16,510(15)	5,553,139
	3/15/2016	11,245(16)	3,782,256
	3/15/2017	9,427(17)	3,170,771
	3/20/2018	6,848(18)	2,303,325
	3/20/2019	18,586(19)	6,251,401
	3/20/2020	26,993(20)	9,079,096
	3/22/2021	44,254(21)	14,884,833
	3/22/2021	37,763(22)	12,701,585
(1)All of the outstanding equity awards described in the footnotes below were granted under our 2012 Equity Incentive Plan.
(2)Represents the market value of the shares underlying the RSUs as of December 31, 2021, based on the official closing price of our Class A common stock, as reported on The Nasdaq Global Select Market, of $336.35 per share on December 31, 2021.
(3)1/16th of the total shares underlying the RSUs vested on August 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(4)1/16th of the total shares underlying the RSUs vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(5)1/16th of the total shares underlying the RSUs vested on August 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(6)1/16th of the total shares underlying the RSUs vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(7)1/16th of the total shares underlying the RSUs vested on August 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

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(8)1/16th of the total shares underlying the RSUs vested on February 15, 2022. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(9)1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(10)1/16th of the total shares underlying the original RSU grant vested on February 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(11)1/16th of the total shares underlying the original RSU grant vested on February 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(12)1/16th of the total shares underlying the original RSU grant vested on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(13)1/12th of the total shares underlying the original RSU grant vested on November 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, not to exceed 14 quarterly installments, with the final 2/48ths of the total shares vesting on August 15, 2024, subject to continued service to us through each vesting date.
(14)1/16th of the total shares underlying the original RSU grant vested on May 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(15)1/16th of the total shares underlying the original RSU grant vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(16)1/16th of the total shares underlying the original RSU grant vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(17)1/16th of the total shares underlying the original RSU grant vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date
(18)1/16th of the total shares underlying the original RSU grant vested on February 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(19)1/16th of the total shares underlying the original RSU grant vested on May 15, 2019. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(20)1/16th of the total shares underlying the original RSU grant vested on May 15, 2020. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(21)1/16th of the total shares underlying the original RSU grant vested on November 15, 2021. The remaining shares underlying the RSUs vest at a rate of 1/16th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.
(22)1/20th of the total shares underlying the original RSU grant will vest on February 15, 2024. The remaining shares underlying the RSUs vest at a rate of 1/20th of the total number of shares underlying the RSUs each quarter thereafter, subject to continued service to us through each vesting date.

On March 14, 2022, our compensation, nominating & governance committee approved RSU grants to certain of our named executive officers. These RSUs were granted on March 21, 2022 as follows: Sheryl K. Sandberg—87,524; David M. Wehner—87,524; Christopher K. Cox—87,524; and Marne L. Levine—65,643. These RSUs will vest quarterly based on continued employment over four years with a vesting start date of February 15, 2022 for Ms. Sandberg, May 15, 2022 for Mr. Wehner, February 15, 2022 for Mr. Cox, and May 15, 2022 for Ms. Levine.

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2021 STOCK VESTED
The following table presents, for each of the named executive officers, the number of shares of our common stock acquired upon the vesting and settlement of RSUs during 2021 and the aggregate value realized upon the vesting and settlement of RSUs.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark Zuckerberg	—	—
Sheryl K. Sandberg	289,259	93,675,733
David M. Wehner	95,269	30,331,274
Christopher K. Cox	83,429	27,162,550
Marne L. Levine	77,973	24,995,003
(1)    The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market price of the shares of our Class A common stock on the date of settlement.
EMPLOYMENT AGREEMENTS AND OFFER LETTERS
We have entered into employment agreements or offer letters with each of the named executive officers. These agreements provide for at-will employment and generally include the named executive officer's initial base salary, and an indication of eligibility for an annual cash incentive award opportunity. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.
Mark Zuckerberg
We entered into an amended and restated offer letter with Mr. Zuckerberg, our founder, Chairman, and CEO, in January 2012. This offer letter agreement has no specific term and constitutes at-will employment. Mr. Zuckerberg's annual base salary as of December 31, 2021 was $1, and he is not eligible to receive bonus compensation under our Bonus Plan.
Sheryl K. Sandberg
We entered into an amended and restated employment agreement with Ms. Sandberg, our COO and a member of our board of directors, in January 2012. The employment agreement has no specific term and constitutes at-will employment. Ms. Sandberg's annual base salary as of December 31, 2021 was $960,000, and she is eligible to receive annual bonus compensation under our Bonus Plan.
David M. Wehner
We entered into an amended and restated offer letter with Mr. Wehner, our CFO, in August 2014. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Wehner's annual base salary as of December 31, 2021 was $860,000, and he is eligible to receive annual bonus compensation under our Bonus Plan.
Christopher K. Cox
We entered into an offer letter with Mr. Cox, our CPO, in June 2020. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Cox's annual base salary as of December 31, 2021 was $860,000, and he is eligible to receive annual bonus compensation under our Bonus Plan. In addition, the offer letter provided for a cash sign-on bonus in the aggregate amount of $4,000,000, which was paid within 30 days after the one-year anniversary of his employment start date.
Marne L. Levine
We entered into an amended and restated offer letter with Ms. Levine, our CBO, in September 2021 in connection with her promotion. The offer letter agreement has no specific term and constitutes at-will employment. Ms. Levine's annual base salary as of December 31, 2021 was $732,500, and she is eligible to receive annual bonus compensation under our Bonus Plan.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
None of our named executive officers is entitled to payments or acceleration of vesting with respect to equity awards held by such named executive officers in connection with a termination or a change in control. However, consistent with our policy that is generally applicable to all employees, the designated beneficiaries of each of our named executive officers are entitled to the cash-out of outstanding unvested RSUs upon his or her death (up to a maximum payout of $2,000,000 per officer).
LIMITATIONS ON LIABILITY AND INDEMNIFICATION MATTERS
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director's duty of loyalty to us or our shareholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers made or threatened to be made a party to an action or proceeding, by reason of the fact that he or she serves or served in such capacity at our request to the maximum extent not prohibited by the Delaware General Corporation Law or any other applicable law and allow us to indemnify other officers, employees, and other agents as set forth in the Delaware General Corporation Law or any other applicable law.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, executive officers, and other key employees, in addition to the indemnification provided for in our amended and restated certificate of incorporation, amended and restated bylaws and other applicable law. These agreements, among other things, require us to indemnify our directors, executive officers, and other key employees for certain expenses, including attorneys’ fees, judgments, penalties, fines, and settlement amounts actually and reasonably incurred by such person in any action or proceeding arising out of their services to us, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request, including liability arising out of negligence or active or passive wrongdoing by the officer, director or employee. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers and key employees. We also maintain directors' and officers' liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO PAY RATIO
For the year ended December 31, 2021:
•the median of the annual total compensation of all employees of our company (other than our CEO) was $292,785; and

•the annual total compensation of our CEO was $26,823,061.

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Based on this information, for 2021, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 92:1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.
As permitted by SEC rules, to identify our median employee for 2021, we selected total direct compensation as our consistently applied compensation measure, which we calculated as actual salary paid to our employees for 2021 (including overtime for hourly employees), actual bonus or sales commission earned by our employees in 2021, and the value of equity awards granted to our employees in 2021. Further, we used October 31, 2021 to determine our employee population and used the consistently applied compensation measure as described above to determine our median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors or workers employed through a third-party provider in our employee population. For employees paid in other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various purposes in effect on October 31, 2021.
Based on this approach, we selected the individual who represented the median employee for 2021. We then calculated the annual total compensation for this individual using the same methodology we used for our named executive officers in our 2021 Summary Compensation Table. Although we identified a new median employee for 2021, our calculation methodology for 2021 was the same methodology used to calculate our 2020 pay ratio.
During 2021, Mr. Zuckerberg served as our CEO, and per his request received $1 in salary. He does not participate in our Bonus Plan nor did he receive any equity awards. Therefore, his annual total compensation as reported in our 2021 Summary Compensation Table consisted almost entirely of costs related to personal security for Mr. Zuckerberg at his residences and during personal travel pursuant to his overall security program, his annual security allowance, and costs related to personal usage of private aircraft. For more information regarding these matters, see the section entitled "Executive Compensation—Compensation Discussion and Analysis—Perquisites and Other Benefits" above.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2021.

Plan Category	(a) Total Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(2)	98,848,147	N/A	115,531,874
Equity compensation plans not approved by security holders	N/A	N/A	N/A
(1)The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price. Other than RSUs, there were no outstanding options, warrants, or rights under our equity compensation plans as of December 31, 2021.
(2)Consists of our 2012 Equity Incentive Plan. RSUs granted under our 2012 Equity Incentive Plan settle into shares of our Class A common stock.

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DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), and the rules of the Securities and Exchange Commission (SEC) require our directors, executive officers, and persons who own more than 10% of our Class A common stock to file reports of their ownership and changes in ownership of our Class A common stock with the SEC. Based solely on our review of the reports filed during 2021 and questionnaires from our directors and executive officers, we determined that no director, executive officer, or beneficial owner of more than 10% of our Class A common stock failed to file a report on a timely basis during 2021, except for one late Form 4 filing for Jennifer Newstead dated February 5, 2021, to report the sale of our Class A common stock on February 2, 2021, pursuant to a Rule 10b5-1 trading plan.

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Report of the Compensation, Nominating & Governance Committee
This report of the compensation, nominating & governance committee is required by the Securities and Exchange Commission (SEC) and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (Securities Act), or under the Securities Exchange Act of 1934, as amended (Exchange Act), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.
The compensation, nominating & governance committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation, nominating & governance committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
THE COMPENSATION, NOMINATING & GOVERNANCE COMMITTEE
Marc L. Andreessen
Andrew W. Houston
Peter A. Thiel (Chair)
Tony Xu

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Proposal Three: Advisory Vote on the Compensation of our Named Executive Officers
In accordance with the rules of the Securities and Exchange Commission (SEC), we are providing shareholders with a non-binding advisory vote on the compensation program for our named executive officers. This non-binding advisory vote is commonly referred to as a "say on pay" vote. The non-binding advisory vote on the compensation program for our named executive officers, as disclosed in this proxy statement, will be determined by the vote of a majority of the voting power of the shares present or represented at the 2022 Annual Meeting of Shareholders (Annual Meeting) and voting affirmatively or negatively on the proposal.
Shareholders are urged to read the "Executive Compensation" section of this proxy statement, which discusses how our executive compensation policies and practices implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our named executive officers. Our compensation, nominating & governance committee and our board of directors believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, our board of directors is asking the shareholders to approve the following resolution at the Annual Meeting:
RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to Meta's named executive officers, as disclosed under SEC rules, including the Compensation Discussion and Analysis, the compensation tables, and related narrative disclosures included in this proxy statement.
As an advisory vote, this proposal is not binding. However, our board of directors and compensation, nominating & governance committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
The board of directors recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation, nominating & governance committee's executive compensation philosophy, policies, and determinations for our named executive officers, as described in the "Executive Compensation" section of this proxy statement.

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Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, for:
•each shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (SEC). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 2,302,150,590 shares of Class A common stock and 412,861,942 shares of Class B common stock outstanding at March 31, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, restricted stock units (RSUs) or other convertible securities held by that person that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Meta Platforms, Inc., 1601 Willow Road, Menlo Park, California 94025.

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Name of Beneficial Owner	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
	Shares	%	Shares	%
Named Executive Officers, Directors, and Nominees:
Mark Zuckerberg(2)	831,706	*	349,745,790	84.7	54.4
Shares subject to voting proxy(3)	—	—	16,297,639	3.9	2.5
Total(2)(3)	831,706	*	366,043,429	88.7	56.9
Sheryl K. Sandberg(4)	1,495,605	*	—	—	*
David M. Wehner(5)	81,039	*	—	—	*
Christopher K. Cox(6)	311,062	*	—	—	*
Marne L. Levine(7)	33,262	*	—	—	*
Peggy Alford(8)	4,947	*	—	—	*
Marc L. Andreessen(9)	45,380	*	—	—	*
Andrew W. Houston(10)	5,901	*	—	—	*
Nancy Killefer(11)	5,594	*	—	—	*
Robert M. Kimmitt(12)	5,527	*	—	—	*
Peter A. Thiel(13)	13,893	*	—	—	*
Tracey T. Travis(14)	5,594	*	—	—	*
Tony Xu(15)	594	*	—	—	*
All current executive officers and directors as a group (16 persons)(16)	3,036,650	*	366,043,429	88.7	57.0
Other 5% Shareholders:
Eduardo Saverin(17)	7,535,009	*	45,928,139	11.1	7.3
Entities affiliated with BlackRock(18)	158,128,797	6.9	—	—	2.5
Entities affiliated with Vanguard(19)	181,965,468	7.9	—	—	2.8
Entities affiliated with FMR LLC(20)	128,193,375	5.6	—	—	2.0
*    Less than 1%.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of (i) 4,392,197 shares of Class B common stock held of record by Mark Zuckerberg, Trustee of The Mark Zuckerberg Trust dated July 7, 2006 (2006 Trust); (ii) 599,306 shares of Class A common stock and 1,908,602 shares of Class B common stock held of record by Chan Zuckerberg Initiative Foundation (CZIF); (iii) 232,400 shares of Class A common stock held of record by Chan Zuckerberg Initiative Advocacy (CZIA); and (iv) 343,444,991 shares of Class B common stock held of record by CZI Holdings, LLC (CZI). The 2006 Trust is the sole member of CZI. Mr. Zuckerberg is the sole trustee of the 2006 Trust and, therefore, is deemed to have sole voting and investment power over the securities held by CZI. Mr. Zuckerberg has sole voting and investment power over the securities held by CZIF and CZIA, but no pecuniary interest in these securities.
(3)Consists of shares of our Class B common stock beneficially owned by shareholders affiliated with Dustin Moskovitz over which, except under limited circumstances, Mr. Zuckerberg holds an irrevocable proxy, pursuant to a voting agreement between Mr. Zuckerberg, us, and such shareholders, with respect to certain matters. Mr. Zuckerberg also holds an irrevocable proxy, pursuant to such voting agreement, over certain shares of our Class A common stock held by such shareholders. Such shareholders have not furnished us with ownership information with respect to such shares of Class A common stock in connection with the preparation of this proxy statement. We are not affiliated with Mr. Moskovitz or any other person that has access to such ownership information, so no such shares of Class A common stock are included in the table above. We do not believe that the parties to the voting agreement constitute a "group" under Section 13 of the Securities Exchange Act of 1934, as amended, as Mr. Zuckerberg exercises voting control over these shares.
(4)Consists of (i) 1,444,465 shares of Class A common stock held of record by Sheryl K. Sandberg, Trustee of Sheryl K. Sandberg Revocable Trust UTA dated September 3, 2004; and (ii) 51,140 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(5)Consists of (i) 40,238 shares of Class A common stock held of record by Mr. Wehner; (ii) 11,007 shares of Class A common stock held of record by Mr. Wehner's spouse; (iii) 25,003 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Wehner within 60 days of March 31, 2022; and (iv) 4,791 shares of Class A common stock issuable upon the settlement of RSUs releasable to Mr. Wehner's spouse within 60 days of March 31, 2022. Mr. Wehner may be deemed to share voting and investment power over the securities held by his spouse. Mr. Wehner disclaims beneficial ownership over the securities held by his spouse.

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(6)Consists of (i) 228,509 shares of Class A common stock held of record by Christopher K. Cox, Trustee of the Christopher K. Cox Revocable Trust; (ii) 55,046 shares of Class A common stock held of record by Christopher K. Cox and his spouse, Co-Trustees of The Cox-Vadakan Irrevocable Remainder Trust; and (iii) 27,507 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(7)Consists of (i) 12,589 shares of Class A common stock held of record by Ms. Levine; and (ii) 20,673 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(8)Consists of (i) 3,765 shares of Class A common stock held of record jointly by Ms. Alford and her spouse; and (ii) 1,182 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(9)Consists of (i) 44,434 shares of Class A common stock held of record by the LAMA Community Trust (LAMA); and (ii) 946 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022. Mr. Andreessen and his spouse are the trustees of LAMA and may be deemed to share voting and investment power over the securities held by LAMA. The address of LAMA is 2865 Sand Hill Road, Suite 101, Menlo Park, California 94025.
(10)Consists of (i) 4,431 shares of Class A common stock held of record by Mr. Houston; and (ii) 1,470 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(11)Consists of (i) 4,110 shares of Class A common stock held of record by Ms. Killefer; and (ii) 1,484 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(12)Consists of (i) 4,043 shares of Class A common stock held of record by Ambassador Kimmitt; and (ii) 1,484 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(13)Consists of (i) 12,947 shares of Class A common stock held of record by Mr. Thiel; and (ii) 946 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(14)Consists of (i) 4,110 shares of Class A common stock held of record by Ms. Travis; and (ii) 1,484 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(15)Consists of (i) 17 shares of Class A common stock held of record by Mr. Xu; and (ii) 577 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(16)Consists of (i) 2,835,555 shares of Class A common stock; (ii) 366,043,429 shares of Class B common stock; and (iii) 201,095 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of March 31, 2022.
(17)Consists of (i) 7,535,009 shares of Class A common stock and 20,240,644 shares of Class B common stock held of record by Mr. Saverin; (ii) 15,325,953 shares of Class B common stock held of record by Lightgrid Holdings Limited (Lightgrid); (iii) 4,303,964 shares of Class B common stock held of record by Lighthope Holdings Limited (Lighthope); and (iv) 6,057,578 shares of Class B common stock held of record by Lightmast Holdings Limited (Lightmast). Mr. Saverin is the beneficial owner of each of Lightgrid, Lighthope, and Lightmast, and has sole voting and investment power over the securities held by Lightgrid, Lighthope, and Lightmast. The foregoing does not include information relating to the shares of Class A common stock or Class B common stock over which Mr. Saverin has direct or indirect economic interest but has no voting or investment power. The address of Mr. Saverin, Lightgrid, Lighthope, and Lightmast is c/o 9 Raffles Place, #42-02 Republic Plaza, Singapore 048619.
(18)Based on information reported by BlackRock, Inc. on Schedule 13G/A filed with the SEC on February 7, 2022, BlackRock, Inc. reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 134,969,820 shares. BlackRock, Inc. listed its address as 55 East 52nd Street, New York, New York 10055.
(19)Based on information reported by The Vanguard Group on Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group reported that it has sole dispositive power with respect to 172,134,517 shares, shared dispositive power with respect to 9,830,951 shares, and shared voting power with respect to 4,017,828 shares. The Vanguard Group listed its address as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(20)Based on information reported by FMR LLC on Schedule 13G/A filed with the SEC on February 9, 2022, FMR LLC reported that it has sole dispositive power with respect to all shares and sole voting power with respect to 23,822,294 shares. FMR LLC listed its address as 245 Summer Street, Boston, Massachusetts 02210.

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Shareholder Proposals
Proposals Four through Fifteen (the Shareholder Proposals) are proposals we received from our shareholders. If the proponents of these proposals, or representatives who are qualified under state law, are present at our Annual Meeting and submit the proposals for a vote, then the proposals will be voted upon.

The text of the Shareholder Proposals and supporting statements appear exactly as received from the proponents unless otherwise noted. All statements contained in the Shareholder Proposals and supporting statements are the sole responsibility of the proponents. The Shareholder Proposals may contain assertions about our company or other matters that we believe are incorrect, but we have not attempted to refute all such assertions. The response from our board of directors and the recommendation on each proposal is presented immediately following each proposal.

Information contained on or accessible through any website links included in the Shareholder Proposals, supporting statements, and the responses from our board of directors is not incorporated in, and does not constitute a part of, this proxy statement. Each Shareholder Proposal is required to be voted on at our Annual Meeting only if properly presented.

Our board of directors recommends voting AGAINST each of the following Shareholder Proposals based on the reasons set forth in the response statements of our board of directors.

We will promptly provide you with the name, address, and, to our knowledge, the number of voting securities held by the proponents of the Shareholder Proposals, upon receiving a written request sent to us by one of the following ways: (1) via mail directed to: Meta Platforms, Inc., 1601 Willow Road, Menlo Park, California 94025, Attention: Corporate Secretary, with a copy via email to CorporateSecretary@fb.com, or (2) via email only delivered to our Corporate Secretary at CorporateSecretary@fb.com.

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Proposal Four: Shareholder Proposal Regarding Dual Class Capital Structure
Give Each Share an Equal Vote
RESOLVED:
Shareholders request that our Board take all practicable steps in its control to initiate and adopt a recapitalization plan for all outstanding stock to have one vote per share. We recommend that this be done through a phase-out process in which the board would, within seven years or other timeframe justified by the board, establish fair and appropriate mechanisms through which disproportionate rights of Class B shareholders could be eliminated. This is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts.
SUPPORTING STATEMENT:
Facebook continues to be fraught by controversies that could be avoided with proper governance reforms.
Whistleblower Frances Haugen testified before the Senate on October 5, 2021, alleging that Facebook has consistently chosen to “maximize its growth rather than implement safeguards on its platforms, just as it hid from the public and government officials internal research that illuminated the harms of Facebook products.”1 Referring to previously unpublished internal Facebook research, Haugen stated that the company addressed only a small fraction of hate speech and violence and incitement content.2 She also alleged that Facebook is aware that its own algorithms pushes disinformation.3
Importantly, Haugen also noted that the company’s CEO and co-founder, Mark Zuckerberg, controls over 55% of voting shares (while owning only 13% of economic value of the firm) and therefore dictates the course of the company. Haugen noted that “there is no one currently holding Zuckerberg accountable but himself”4 – a role that shareholders cannot exercise through the proxy voting process due to the company’s unequal dual-class voting structure that prevents accountability;
This year’s scandal is just another in a long line of controversies that have threatened company value and have resulted in the loss of users, decline in user confidence, and included a one-day stock price drop that wiped off “more than $119bn … [from] Facebook’s market value” in July 2018. These controversies include election scandals, criticism “for its lax position on political lies,” its role in Russia’s misinformation campaign during the 2016 election, massive data breaches, incitement of violence, and more.
The Proponents believe that management and Board decisions are responsible for the public scandals that have threatened or caused losses in shareholder value and risks to the economy more widely. Without equal voting rights, shareholders cannot hold management accountable.
Governance experts support such recapitalization: the Council for Institutional Investors (CII) recommends a seven-year phase-out of dual class share offerings and the International Corporate Governance Network supports CII’s recommendation. Outsider shareholders have repeatedly widely supported this proposal, and the most recent scandal emphasizes the critical need for this governance reform.
We urge shareholders to vote FOR a recapitalization plan for all outstanding stock to have one vote per share.
____________________________
1https://www.npr.org/2021/10/05/1043377310/Facebook-whistleblower-frances-haugen-congress
2https://www.axios.com/Facebook-whistleblower-haugen-profits-over-safety-ceae4674-5352-40ea-a73c-fa5f1ae938cd.html
3https://www.npr.org/2021/10/05/1043377310/Facebook-whistleblower-frances-haugen-congress
4https://www.nytimes.com/2021/10/05/technology/Facebook-frances-haugen-testimony.html

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META BOARD RESPONSE
We are focused on our mission to give people the power to build community and bring the world closer together. If we focus on this mission and build useful and engaging products and services, we believe we will create the most value for our shareholders over the long term. Our board of directors believes that our capital structure contributes to our stability and insulates our board of directors and management from short-term pressures, which allows them to focus on our mission and long-term success.
The vision and leadership of our founder and CEO, Mark Zuckerberg, has guided us from our inception. Mr. Zuckerberg is invested in our long-term success, and under his guidance we have established a track record of creating value for our shareholders and navigating important opportunities and challenges. For example, our concerted efforts to improve the privacy, safety, and security of our global community have required significant investment, which has impacted our profitability. This level of investment may not have been possible if our board of directors and CEO were focused on short-term success over the long-term interests of our community and our company.
A substantial majority of the members of our board of directors are independent under applicable SEC and Nasdaq rules and each of the committees of our board of directors is comprised entirely of independent directors. In addition, Ambassador Kimmitt serves as our Lead Independent Director. We continue to refresh our board with the addition of new independent directors. We believe the independent members of our board of directors provide effective oversight and represent the interests of all shareholders.
The dual class capital structure with two classes of common stock (Class A common stock with one vote per share and Class B common stock with ten votes per share) was implemented in 2009, well before our initial public offering, and all of our investors who purchased shares of our Class A common stock in, and after, our initial public offering were aware of our capital structure, which is disclosed in detail in our public filings with the SEC.
We believe that our capital structure is in the best interests of our shareholders and that our current corporate governance structure is sound and effective. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Five: Shareholder Proposal Regarding an Independent Chair
Independent Board Chair
Resolved:
Shareholders request the Board of Directors adopt as policy, and amend the bylaws as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the Board. This independence policy shall apply prospectively so as not to violate any contractual obligations. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair.
Supporting Statement:
Facebook CEO Mark Zuckerberg has been Board Chair since 2012. His dual-class shareholdings give him approximately 58% of Facebook’s voting shares while holding only 14% of the economic interest, leaving the Board, even with a lead independent director, with only a limited ability to check Mr. Zuckerberg’s power. We believe this weakens Facebook’s governance, accountability, and oversight of management. Selecting an independent Chair would free the CEO to focus on managing the Company and enable the Chairperson to focus on oversight and strategic guidance.
Facebook has resisted recent shareholder requests to separate these roles. The last three years, the same proposal received a majority vote of independent shareholders at the Company’s annual stockholder meeting. Despite clearly demonstrated shareholder concern regarding the Board’s leadership structure, the Company has not acted on this important signal from its non-insider shareholders.
Alphabet, Microsoft, Apple, and Twitter all have separate CEO and chairperson roles. Fifty-five percent of S&P500 firms maintain split roles between the CEO and Chair, according to a 2020 Spencer Stuart report.
We believe the lack of an independent board Chair and oversight has contributed to a pattern of governance failings, including Facebook missing or mishandling a myriad of severe controversies, increasing risk exposure and costs to shareholders. Most recently, Facebook reportedly shelved what was to be a public report revealing the most widely viewed post in the first quarter of 2021 suggested the COVID-19 vaccine was involved in a doctor’s death. Researchers recently found misinformation is six times more likely to be read on the social media platform than factual news.1
Concentrating power in the hands of one person – any person – is unwise. Looking forward to future growth opportunities, we believe Facebook will benefit from enhanced risk oversight and corporate governance, helping to rebuild trust with investors, employees, users, and regulators. Transitioning to an independent board Chair is necessary to rebuild the company’s reputation and to create a governance structure with the benefits of genuine accountability and meaningful oversight.
____________________________
1Dwoskin, Elizabeth. “Misinformation on Facebook got six times more clicks than factual news during the 2020 election, study says.” The Washington Post, September 4, 2021, available at: https://www.washingtonpost.com/technology/2021/09/03/facebook-misinformation-nyu-study/

67 | 2022 Proxy Statement

META BOARD RESPONSE
Our board of directors has carefully considered this proposal and believes that the actions requested are not in the best interest of the company and its shareholders.
We believe that our current board structure is effective in supporting strong independent board leadership. Our Lead Independent Director role, as well as our other corporate governance practices, already provide the independent leadership and oversight of management requested by this proposal. Our Lead Independent Director role is modeled on the role of an independent board chair, which helps to ensure a strong, independent, and active board. The Lead Independent Director role includes the following authority and responsibilities, as described in greater detail in the section of this proxy statement entitled "Corporate Governance:"
•presiding at all meetings of the board of directors at which the Chairman is not present, including executive sessions of the independent directors;
•calling separate meetings of the independent directors or special meetings of the full board of directors;
•facilitating discussion and open dialogue among the independent directors during meetings of the board of directors, executive sessions, and otherwise;
•serving as principal liaison between the independent directors and the Chairman;
•providing the Chairman with feedback and counsel concerning his interactions with the board of directors;
•providing leadership to the board of directors if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;
•coordinating with the Chairman to set the agenda for meetings of the board of directors, taking into account input from other independent directors; and
•leading our board of directors in governance matters in coordination with our compensation, nominating & governance committee, including the evaluation of the performance of the CEO, the selection of committee chairs and memberships, and our annual board of directors and committee self-evaluations.
In addition to the authority and responsibilities of our Lead Independent Director above, our current board structure highlights our emphasis on independent leadership and effective corporate governance. In particular:
•a substantial majority of our board of directors, including our director nominees, are independent;
•each of the committees of our board of directors is comprised entirely of independent directors; and
•we have a healthy mix of newer directors and more tenured directors as we continue to refresh our board with the addition of new independent directors as appropriate.
Our board of directors currently has no established policy on whether or not to have a non-executive Chair and believes that it should make that judgment based on circumstances and experience. Our board of directors currently believes that the most effective leadership model is that Mr. Zuckerberg serves as both Chairman and CEO. Specifically, having Mr. Zuckerberg serve in this dual role as our Chairman and CEO confers distinct advantages such as:
•having a Chairman who can draw on detailed institutional knowledge of the company and industry experience from serving as founder and CEO, which enables him to provide the board of directors with focused leadership, particularly in discussions about the company's strategy;
•helping to ensure that the company presents its message and strategy to all stakeholders with a unified voice; and
•enabling efficient decision-making and focused accountability.
We believe that the independence of our board of directors and its committees, our current corporate governance features and oversight protections, and the significant and meaningful role of our Lead Independent Director in leading our board of directors complement our combined Chairman and CEO role to enable effective board judgment and performance. We do not believe that requiring the Chair to be independent will provide appreciably better results.
In addition, our shareholders rejected a similar proposal at our annual meetings of shareholders in 2017, 2019, 2020, and 2021.

2022 Proxy Statement | 68

We believe that our current board structure is in the best interests of our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

69 | 2022 Proxy Statement

Proposal Six: Shareholder Proposal Regarding Concealment Clauses

RESOLVED:
Shareholders of Meta Platforms, Inc. (“Meta”) ask that the Board of Directors prepare a public report assessing the potential risks to the company associated with its use of concealment clauses in the context of harassment, discrimination and other unlawful acts. The report should be prepared at reasonable cost and omit proprietary and personal information.
SUPPORTING STATEMENT: Concealment clauses are defined as any employment or post-employment agreement, such as arbitration, non-disclosure or non-disparagement agreements, that Meta asks employees or contractors to sign which would limit their ability to discuss unlawful acts in the workplace, including harassment and discrimination.
WHEREAS:
Meta wisely uses concealment clauses in employment agreements to protect corporate information, such as trade secrets. However, harassment and discrimination are not trade secrets, nor are they core to Meta’s operations or needed for competitive reasons. Yet, Meta’s employment agreements may prohibit their workers from speaking openly on these topics. Given this, investors cannot be confident in their knowledge of Meta’s workplace culture.
A healthy workplace culture is linked to strong returns. McKinsey found that companies in the top quartile for workplace culture post a return to shareholders 60 percent higher than median companies and 200 percent higher than organizations in the bottom quartile.1 A study by the Wall Street Journal found that over a five-year period, the 20 most diverse companies in the S&P 500 had an average annual stock return almost six percentage points higher than the 20 least diverse companies.2
In contrast, a workplace that tolerates harassment invites legal, brand, financial and human capital risk. Companies may experience reduced morale, lost productivity, absenteeism and challenges in attracting and retaining talent.3 Employees who engage in harmful behavior may also be shielded from accountability.
Pinterest paid $22.5 million to settle a discrimination lawsuit brought by a former executive after years of binding employees who settled discrimination claims to concealment agreements. Shareholders sued Pinterest executives alleging a breach of fiduciary duty by “perpetrating or knowingly ignoring the longstanding and systemic culture of discrimination and retaliation.”4 Similarly, in 2020, Alphabet agreed to limit confidentiality restrictions associated with harassment and discrimination cases in a $300 million settlement of shareholder lawsuits alleging the company created a toxic work environment.5
Last year, a class action employment discrimination complaint against Meta alleged “discrimination against Black employees, including in evaluations, promotions, and pay.”6 This year, Meta paid $14.25 million to settle additional discriminatory hiring claims, with the Department of Justice.7 Investors seek assurance that more missteps are not occurring at Meta, hidden from view because of concealment clauses.
California law prohibits concealment clauses in employment agreements involving recognized forms of discrimination and unlawful activity.8 Meta works under a patchwork of state laws related to the use of concealment clauses and may benefit from consistent practices across all employees and contractors.
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1https://www.mckinsey.com/business-functions/organization/our-insights/the-organization-blog/culture-4-keys-to-why-it-matters
2https://www.wsj.com/articles/the-business-case-for-more-diversity-11572091200
3https://conference.iza.org/conference_files/LaborMarkets_2021/sockin_j28322.pdf
4https://www.institutionalinvestor.com/article/b1phvnsfffr2bp/Retirement-System-Sues-Pinterest-Board-andExecs-Over-Discrimination
5https://www.nytimes.com/2020/09/25/technology/google-sexual-harassment-lawsuit-settlement.html
6https://www.forbes.com/sites/alisondurkee/2020/07/02/black-employees-allege-racial-discrimination-at-facebook-in-new-legal-complaint/?sh=7dde7de8426d
7https://www.reuters.com/legal/litigation/facebook-pay-up-1425-mln-settle-us-employment-discrimination-claims-2021-10-19/
8https://www.marketwatch.com/story/silenced-no-more-act-becomes-law-in-california-crippling-ndas-11633705395

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META BOARD RESPONSE
We are deeply committed to creating and maintaining a positive and inclusive environment at Meta, which includes a workplace that is free from unlawful harassment and discrimination. From the beginning, we have been, and continue to be, a company that values expression, open discussion, and a culture built on respect and inclusivity.
We strive to foster, and our corporate policies fully support, an environment where our personnel feel empowered to speak openly and freely about any unlawful acts in the workplace, and we do not require or encourage our personnel to remain silent about harassment or discrimination. In particular, our code of conduct, which applies to all of our full-time employees and contingent workers, explicitly states that we do not tolerate harassment, discrimination, threats, bullying, or any similar behavior. In fact, it encourages our personnel to speak up by providing procedures and channels for reporting any unlawful or inappropriate workplace conduct, and strictly prohibits retaliation against any personnel for doing so. Further, any of our personnel who lead or manage others are required to promptly report any potential or known violations of our policies, our code of conduct, or the law to our legal department.
In addition, we do not require our personnel to enter into employment agreements that include non-disparagement clauses that would prevent them from discussing unlawful workplace conduct.
We are committed to compliance with applicable laws and regulations. All of our policies are intended to comply with the National Labor Relations Act and are not intended to infringe upon or chill our personnel's ability to exercise his or her rights thereunder. This includes Section 7 of such act, and the recently enacted California Silence No More Act, which generally prohibits the use of non-disparagement clauses in employment agreements.
Given that our corporate policies foster a positive and inclusive workplace environment free from unlawful harassment and discrimination, and promote reporting any misconduct, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

71 | 2022 Proxy Statement

Proposal Seven: Shareholder Proposal Regarding Report on External Costs of Misinformation
ITEM 7: Report on external costs of misinformation
RESOLVED, shareholders ask that the board commission and disclose a report on (1) risks created by Company business practices that prioritize internal financial return over healthy social and environmental systems and (2) the manner in which such risks threaten the returns of its diversified shareholders who rely on a productive economy to support their investment portfolios.
Supporting Statement:
On October 5, 2021, Frances Haugen, a former Company data scientist, testified before the U.S. Senate. Her testimony highlighted the Company’s prioritization of its profits over social and environmental systems that undergird our economy and the wellbeing of its users:
I’m here today because I believe Facebook’s products harm children, stoke division and weaken our democracy.1
The Company reached 3,210,000,000 users in the third quarter of 2020.2 Its platforms affects users’ perceptions, and these perceptions affect social institutions and the ability of the global community to address potentially catastrophic threats. As one expert bluntly stated:
Facebook is becoming the last bastion of climate denial.3
Company personnel know its content is harmful:
•We know that COVID vaccine hesitancy has the potential to cause severe societal harm.4
•We make body image issues worse for one in three teen girls.5
But a former employee says the Company accepts those harms to increase its profits:
The company’s leadership knows how to make Facebook and Instagram safer, but won’t make the necessary changes because they put their astronomical profits before people…6
These harms matter to shareholders, most of whom diversify their investments to optimize return. Diversified shareholders lose when companies harm the economy, because the value of a diversified portfolio rises and falls with GDP.7 While the Company may profit by inflicting social costs, its diversified shareholders pay the bill.
In contrast, our CEO is not diversified. His wealth is concentrated in Company shares: unlike most shareholders, his investments do not absorb the social costs the company creates.
We ask the Company for a report identifying and analyzing areas where the Company’s practice of maximizing its own financial returns is opposed to the interests of its diversified shareholders in a healthy economy. This will help shareholders understand where the Company’s prioritization of “astronomical profits before people” creates a financial risk to their portfolios. Such a report would not need to provide precise numbers: identifying areas where the Company creates systemic risk—as internal Company documents already do-- and analyzing how those risks might manifest as economic costs that threaten diversified portfolios would highly useful to shareholders.
Please vote for: Report on external costs of misinformation - Proposal 7
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1https://www.nytimes.com/2021/10/05/technology/haugen-facebook.html
2https://www.statista.com/statistics/947869/Facebook-product-mau/
3https://www.commondreams.org/newswire/2021/09/16/new-Facebook-study-99-percent-climate-disinformation-goes-unchecked
4https://www.wsj.com/articles/Facebook-mark-zuckerberg-vaccinated-11631880296?mod=series_Facebookfiles
5https://www.wsj.com/articles/facebook-knows-instagram-is-toxic-for-teen-girls-company-documents-show-11631620739
6Supra, n.1.
7https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf; cf. https://www.advisorperspectives.com/dshort/updates/2020/11/05/market-cap-to-gdp-an-updated-look-at-the-buffett-valuation-indicator (total market capitalization to GDP “is probably the best single measure of where valuations stand at any given moment”) (quoting Warren Buffet).

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META BOARD RESPONSE
We believe that protecting our community is more important than maximizing our profits, and we lead our industry in providing regular reports that track our progress and demonstrate our continued commitment to keeping our communities safe. In contrast to our existing efforts, we believe the report requested by this proposal is both too vague in its definition and too broad in its scope to be feasible or effective.
To help keep our platform safe for everyone we publish Facebook's Community Standards and Instagram's Community Guidelines, which help people understand our policies and what type of content is allowed on our services. We also publish internal guidelines that our teams use to enforce our Community Standards.
We provide visibility into the impact of our products, and effectiveness of our policies, through interactive tools such as Facebook’s Open Research and Transparency initiative, where we invite researchers to use our tools and data to study Meta's impact on the world, our Transparency Center, where we provide visibility into our policies and how we enforce them, our quarterly Community Standards Enforcement Reports, where we track our progress on enforcing our content policies, and our quarterly Widely-Viewed Content Reports, where we provide more information on what people see on Facebook. We have also committed to undergoing an independent assessment of our Community Standards Enforcement Reports to validate that we are measuring and reporting our metrics accurately.
We have also made significant investments in our safety and security efforts, and our actions demonstrate that we do not put profits ahead of safety on our platforms. We have over 40,000 people working on safety and security issues, including over 15,000 people who review content in more than 70 languages in more than 20 locations across the world. We also spent approximately $5 billion on safety and security in 2021 alone. We have consistently taken steps to put the safety of our community first, even when those actions impact profitability and engagement with our products. For example, we have removed millions of pieces of content that violate our policies, regardless of engagement or popularity of that content, and continue to remove such content as part of our ongoing Community Standards enforcement efforts. In 2017, we began our efforts to prioritize meaningful social interactions, and deprioritize other items like viral videos for our users by changing our News Feed rankings. In 2018 we further revised our News Feed rankings to prioritize posts from friends and family as our research suggested that people derive more meaningful conversations and experiences when they engage with people that they know. Additionally, beginning in October 2020, we turned off political ad spending in the U.S. for approximately four months to reduce opportunities for confusion or abuse ahead of and following the U.S. presidential election.
Given our actions and the robust efforts already in place that demonstrate our commitment to safety and provide industry-leading transparency into our ongoing progress, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

73 | 2022 Proxy Statement

Proposal Eight: Shareholder Proposal Regarding Report on Community Standards Enforcement
WHEREAS: The Meta (formerly Facebook) brand has continued to be wracked by management missteps and lack of Board oversight, resulting in continued harm by its platform including:
•Millions of high-profile users exempted from its rules,1 permitting continued widespread; incitement of violence and harrassment;
•Internal Company research demonstrating that Instagram is toxic for teen girls;2
•Mental health crises among outsourced moderators3 due to viewing child pornography and animal cruelty;
•Lack of cooperation with authorities to prevent and detect child exploitation and abuse;4
•Ignored employee red flags about the spread of election misinformation;5
•Political advertisements containing deliberate lies and mistruths;6
•Hate speech that continues to thrive;7
•Anti-immigrant violence8 around the world.
A whistleblower complaint filed with the SEC9 argues that the Company has failed to adequately warn investors about the material risks of dangerous and criminal behavior, terrorist content, hate speech, and misinformation on its sites. Company failure to control these activities reflects a grave lack of oversight by management and the board. Despite establishing an internal Oversight Board, the Company’s platforms continue to harm society and create investor risk. An internal review of company practices highlighting harassment and incitement to violence states,10 “We are not actually doing what we say we do publicly,” and deems company’s actions “a breach of trust.”
Management has attempted to address the material risk of dangerous user content through the creation of the “Transparency Center”11 that displays qualitative and quantitative reports on the elimination of posts that violate the 25 “Community Standards.” Shareholders applaud this action, yet ask why this seemingly robust technological and human-screening system is ineffective?
RESOLVED: Shareholders request the Board, at reasonable expense and excluding proprietary or legally privileged information, prepare a report analyzing why the enforcement of “Community Standards” as described in the “Transparency Center” has proven ineffective at controlling the dissemination of user content that contains or promotes hate speech, disinformation, or content that incites violence and/or harm to public health or personal safety.
SUPPORTING STATEMENT: Proponent suggests the report include, in Board and management discretion:
•A quantitative and qualitative assessment by an external, independent panel of qualified computer scientists of the effectiveness of Meta’s algorithms to locate and eliminate content that violates the Community Standards
•An assessment of the effectiveness of Meta’s staff and contractors in locating and eliminating content that violates the Community Standards
•An examination of benefits to users and impact to revenue if the Company would voluntarily follow existing legal frameworks established for broadcast networks (e.g. laws forbidding child pornography and rules governing political ads)
•An analysis of the benefits of the Company continuing to conduct technology impact assessments focused on how Meta’s platforms affect society.
This report should cover each of Meta’s major products, including Facebook, Messenger, Instagram, WhatsApp, and any other app that reaches over 100 million users.
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1https://www.wsj.com/articles/Facebook-files-xcheck-zuckerberg-elite-rules-11631541353
2https://www.wsj.com/articles/Facebook-knows-instagram-is-toxic-for-teen-girls-company-documents-show-11631620739
3https://www.nytimes.com/2021/08/31/technology/facebook-accenture-content-moderation.html
4https://www.theguardian.com/technology/2021/jan/21/facebook-admits-encryption-will-harm-efforts-to-prevent-child-exploitation
5https://www.nytimes.com/2021/10/22/technology/facebook-election-misinformation.html?referringSource=articleShare
6https://www.washingtonpost.com/technology/2019/10/10/facebook-policy-political-speech-lets-politicians-lie-ads/
7https://www.dailydot.com/debug/hate-speech-Facebook/
8https://www.dw.com/en/new-study-shows-afd-Facebook-posts-spur-anti-refugee-attacks/a-41972992
9https://www.washingtonpost.com/technology/2021/10/22/facebook-new-whistleblower-complaint/
10https://www.wsj.com/articles/Facebook-files-xcheck-zuckerberg-elite-rules-11631541353
11https://transparency.fb.com/

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META BOARD RESPONSE
We are committed to giving people a voice and helping keep them safe from harmful content across our platforms. In furtherance of this commitment we have made significant investments in teams and technology as part of our safety and security efforts, which includes implementing and enforcing our policies. For instance, we regularly remove harmful content that violates our policies, we reduce the distribution of problematic content that does not violate our policies, and we provide people with additional information so they can choose what to click, read, or share.
We regularly report on these efforts to help provide transparency into the actions that we take, and why we take them. We publish Facebook's Community Standards and Instagram's Community Guidelines to help people understand our policies and what type of content is allowed on our services. In 2019, we also introduced a section on our Community Standards website where people can track recent policy updates that we have made. In addition, we regularly publish Transparency Reports to help provide visibility into how we enforce policies, respond to data requests, protect intellectual property, and monitor temporary internet disruptions that impact the availability of our products. We also publish quarterly Community Standards Enforcement Reports that disclose how we are doing at enforcing our content policies on Facebook and Instagram. In these quarterly reports, we disclose the prevalence of several types of violating content on Facebook and Instagram, the amount of this content we took action on, the amount of content we found proactively before people reported it, the amount of content we actioned that people appealed, and the amount of content we restored after removing it. In addition, we hold conference calls with the media after we issue each of these quarterly reports to provide further clarity on our actions. Lastly, we regularly post company updates in our public Newsroom and provide additional details about our content policies and enforcement efforts in our Transparency Center.
Outside of our reports and other public disclosures, we collaborate with global experts to improve our services. For example, our Content Policy Stakeholder Engagement team regularly works with external stakeholders to strengthen our policies by bringing global knowledge and feedback into the policy development process. This team engages with NGOs, academics, and other experts on a broad spectrum of civil society groups around the world to better understand the impact of our policies.
To strengthen our commitment in enforcing our policies, we have over 40,000 people working on safety and security issues, including over 15,000 people who review content in more than 70 languages in more than 20 locations across the world. We also spent approximately $5 billion on safety and security in 2021 alone.
Lastly, we also build features that help individuals take action on their own as we believe it's important that people feel in control of their experience. For instance, people can use their News Feed Preferences feature to manage their experience on Facebook, such as selecting certain people or pages to prioritize, temporarily hiding posts from a person, page or group, or unfollowing them completely, and adjusting the ads that they see.
Given the robust efforts already in place that demonstrate our commitment to our Community Standards and the transparency we provide into our enforcement actions, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Nine: Shareholder Proposal Regarding Report and Advisory Vote on the Metaverse
Assessment of Metaverse User Risk and Advisory Shareholder Vote
Resolved: Shareholders request the Board of Directors commission a report and seek an advisory shareholder vote on its metaverse project. The report should summarize results of a third-party assessment of:
•potential psychological and civil and human rights harms to users that may be caused by the use and abuse of the platform,
•whether harms can be mitigated or avoided, or are unavoidable risks inherent in the technology.
After the report’s publication, the Company should seek a shareholder vote, expressing non-binding advisory approval or disapproval of the metaverse project, advising the board and management whether investors consider continued implementation of the metaverse platform to be prudent or appropriate.
Supporting Statement: Shareholders recommend the report be prepared at reasonable cost, omitting confidential and proprietary information, by an independent third-party, at the conclusion of an initial metaverse development phase (e.g. after one year of development).
Whereas: Our Company - formerly Facebook, now Meta Platforms - is betting its future on the metaverse, an immersive virtual world where people can socialize, play, and work. CEO Mark Zuckerberg has told analysts: “I expect people will transition from seeing us primarily as a social media company to seeing us as a metaverse company.”
Yet, shareholders worry the metaverse will generate dystopian downsides and investment risk, given Facebook’s appalling track record addressing human and civil rights and privacy concerns affecting billions of people globally.
A Wall Street Journal investigation, based on internal documents provided by a whistleblower, concluded: “Facebook...knows, in acute detail, that its platforms are riddled with flaws that cause harm, often in ways only the company fully understands.” A third-party civil rights audit expressed concern about “the vexing and heartbreaking decisions Facebook has made that represent significant setbacks for civil rights.”
The same issues Facebook is reckoning with—discrimination, human and civil rights violations, incitement to violence, and privacy violations—may be heightened in the metaverse. Investors question Meta’s social license to operate an emerging technology like the metaverse in the face of anti-trust litigation, whistleblower testimony, congressional hearings, and poor governance practices.
Mr. Zuckerberg has said the metaverse will require “new forms of governance,” but has provided scant detail, while simultaneously overseeing poor corporate governance practices at Meta as CEO, chairman, and controlling shareholder. Governance experts Quinta Jurecic and Alan Rozenshtein write: “Unfortunately, nothing in Facebook’s history suggests that it will be a good steward to navigate these challenges.”
Meta is dedicating significant resources to the metaverse without fully understanding its potential risks and negative impacts. The Company employs over 10,000 people working on metaverse projects and plans to hire at least 10,000 more. It estimates spending 10 billion dollars on metaverse investments in 2021, approximately 50 percent of capital expenditures, with additional future spending. Investors worry that without thorough due diligence on metaverse’s potential risks, shareholder value could suffer. After whistleblower testimony exposed Facebook’s governance failings, share value dropped 13 percent within six weeks.

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META BOARD RESPONSE
We believe the metaverse, an embodied internet where people have immersive experiences beyond two-dimensional screens, is the next evolution in social technology. The metaverse isn't a single product that one company can build alone and it won't be built overnight. Just like the internet, the metaverse will exist whether we are there or not. Many products for the metaverse may only be fully realized in the next 10 to 15 years and we believe privacy and safety, as well as open standards and interoperability, need to be built into the metaverse. As such, we have begun efforts now to help design terms of use, privacy controls, and safety features that are appropriate to the new technologies.
As we do with all of our products, we create them for people first, and we're focused on getting our contribution to the metaverse right. We plan to collaborate with policymakers, experts and industry partners, such as those in human and civil rights communities, nonprofits, academia, privacy, government, wellness and safety and various other fields to build the metaverse responsibly.
We agree that research is an important piece to helping us build for the metaverse responsibly. That's why we announced the XR Programs and Research Fund, a two-year $50 million investment, which includes funding for academic research. For example, we have already engaged in facilitating independent external research with institutions across the globe:
•Seoul National University and The University of Hong Kong are focusing on research into safety, ethics and responsible design.
•The Centre for Technology, Robotics, Artificial Intelligence & the Law at the Faculty of Law, National University of Singapore will study other topics such as privacy and data use.
•Howard University will conduct research to examine the history of diversity in IT and how that might inform access and economic opportunity in the metaverse.
Beyond research, we believe we should — and can — do more.
A few of the key areas where we will work with others to anticipate and address risks related to the metaverse include:
•Economic Opportunity: how we can give people more choice, encourage competition, and maintain a thriving digital economy.
•Privacy: how we can minimize the amount of data that is used, build technology to enable privacy-protective data uses, and give people transparency and control over their data.
•Safety and Integrity: how we can better limit abuse and create accountability.
•Equity and Inclusion: how we can design these technologies inclusively and in a way that is accessible.
We have published additional details in our Newsroom blog posts on how we intend to build for the metaverse responsibly and in Mark Zuckerberg's October 2021 founder's letter.
In addition, in 2020, Reality Labs announced our Responsible Innovation Principles to guide our work as we build the next computing platform. We crafted these principles to help ensure we build products that are designed with ethics, privacy, safety, and security at the forefront. They are designed to help our teams anticipate and address the risks of new technologies, and clearly communicate how those technologies work.
In 2021, we also joined the Future of XR Advisory Council of the XR Association, an organization focused on the responsible development and adoption of the XR industry, which includes virtual reality, augmented reality, mixed-reality, and future immersive technology.
We believe that we have the right approach in place for our metaverse efforts. Given that we are already working with numerous researchers, experts, and advocates around the globe to better understand potential risks and mitigations, which is informing how we design the products and experiences that are just being built, our board of directors believes this proposal is unnecessary. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Ten: Shareholder Proposal Regarding Human Rights Impact Assessment
RESOLVED: Shareholders direct the board of directors of Meta Platforms, Inc. (formerly known as Facebook, Inc) to publish an independent third-party Human Rights Impact Assessment (HRIA), examining the actual and potential human rights impacts of Facebook’s targeted advertising policies and practices throughout its business operations. This HRIA should be conducted at reasonable cost; omit proprietary and confidential information, as well as information relevant to litigation or enforcement actions; and be published on the company’s website by June 1, 2023.
WHEREAS: Facebook’s business model relies almost entirely on ads, with 98% of Facebook’s global revenue in 2020 generated from advertising. Facebook ad revenue stood at close to $86 billion in 2020, a new record for the company and a significant increase from previous years1.
Algorithmic systems are deployed to enable the delivery of targeted advertisements, determining what users see, resulting in and exacerbating systemic discrimination2 and other human rights violations. Data used to enable the targeting of such ads include personal and behavioral data of Facebook users, which further exposes Facebook to user privacy violations. Facebook was fined $5 billion for such privacy violations by the U.S. Federal Trade Commission in 2019.
Targeted ads have been the subject of much controversy. Just this year, Frances Haugen revealed that Facebook had long known that targeted ads are detrimental to mental health, body image, and political polarization3. Facebook now faces a lawsuit from investors for allegedly violating federal securities laws by presenting inaccurate statements about the harm its products, funded through targeted advertisements, can cause4.
Facebook continues to mislead the public on its use of targeted ads. In July 2021 the company stated that “we’ll only allow advertisers to target ads to people under 18 (or older in certain countries) based on their age, gender and location”. However, it was discovered that, outside of stated parameters, Facebook is still using the vast amount of data it collects about young people to determine which children are most likely to be vulnerable to a given ad, opening them to allegations of human rights violations5. Additionally, Facebook does not publish data on alleged violations of the policies they do have, making it impossible to know if they are effective6.
There is growing global consensus among civil society experts, academics, and policymakers that targeted advertising can lead to the erosion of human rights . Legislation in Europe7 and the United States8 is poised to severely restrict or even ban targeted ads.
Facebook’s business model relies on a single source of revenue – advertising. Targeted advertising, given concerns around the fairness, accountability, and transparency of the underlying algorithmic system, has been heavily scrutinized for its adverse impacts on human rights, and is targeted for significant regulation. This is a material risk to investors. A robust HRIA will enable the company to better identify, address, mitigate and prevent such adverse human rights impacts that expose the company to reputational, legal, business and financial risks.

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1https://www.statista.com/statistics/271258/facebooks-advertising-revenue-worldwide/
2https://www.nytimes.com/2019/03/28/us/politics/facebook-housing-discrimination.html
3https://www.washingtonpost.com/technology/2021/10/03/facebook-whistleblower-frances-haugen-revealed/
4https://www.cnbc.com/2021/11/15/ohio-ag-accuses-facebook-of-securities-fraud-for-misleading-investors.html
5https://techcrunch.com/2021/11/16/facebook-accused-of-still-targeting-teens-with-ads/
6https://rankingdigitalrights.org/index2020/companies/Facebook
7https://www.brookings.edu/techstream/what-the-european-dsa-and-dma-proposals-mean-for-online-platforms/
8https://mashable.com/article/filter-bubble-transparency-act-threatens-facebook-news-feed

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META BOARD RESPONSE
We are committed to human rights at Meta. For example, we joined the Global Network Initiative (GNI) in 2013, in which we committed to implement the GNI principles and operational procedures to uphold freedom of expression and privacy as defined in the International Covenant on Civil and Political Rights. Like other GNI members, we have been regularly, and independently, assessed against those commitments.
Additionally, in the last three years, we have made significant progress on our human rights journey. In 2021, we adopted a corporate human rights policy that, among other elements, commits us to human rights due diligence in accordance with the United Nations Guiding Principles on Business and Human Rights (UNGP). We also joined the United Nations Global Compact in 2021, where we are working closely together with the United Nations to strengthen the internet's governance and avoid fragmentation, which could pose risks to economic opportunity, human rights, and global security.
In addition, we have established an independent Oversight Board to serve as an independent body for people to appeal to if they disagree with our content enforcement decisions, published insights and actions from independent human rights due diligence reports on the role of our services in Myanmar, Sri Lanka, Indonesia, Cambodia, and the Philippines, intensified our work in countries with a heightened risk of conflict and violence, and launched a human rights defender fund and journalist safety initiative in the Asia-Pacific region.
Following on from our human rights policy, we will be undertaking a salient risk assessment at our company. This is a foundational enterprise-wide analytical project to ensure that Meta appropriately identifies its most salient risks as per the UNGP criteria of scale, severity, remediability, and business linkage. One possible output from this assessment is a prioritized list of company human rights risks that we can use to inform strategy and/or to function as a company human rights risks register. Once the assessment is complete, we will use this framework to prioritize and formalize our due diligence approach across the enterprise, including salient risks related to targeted advertising.
Further, our terms and advertising policies have long emphasized our prohibition on the use of our platform to engage in wrongful discrimination and we require all advertisers to certify compliance with our non-discrimination policy. We have designed this certification experience in consultation with outside experts to underscore the difference between acceptable ad targeting and ad targeting prohibited by our policies. We have changed the way advertisers may select their targeted audience for housing, employment, and credit (HEC) opportunity ads in the U.S., Canada, and the E.U. Advertisers running a housing, employment, or credit ad in these countries must use the corresponding "Special Ad Category" with restricted targeting options. Beyond HEC, our review of targeting is continuous and informed by stakeholders. For example, in November 2021, we announced the removal of certain ads targeting options related to topics people may perceive as sensitive, such as those referencing causes, organizations, or public figures that relate to health, race or ethnicity, political affiliation, religion, or sexual orientation.
Given our active approach to addressing human rights, including our regular independent assessments against our commitments, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Eleven: Shareholder Proposal Regarding Child Sexual Exploitation Online
Meta Platforms Inc. / Facebook – 2022
Child Sexual Exploitation Online

WHEREAS:
Child sexual exploitation online (and Child Sexual Abuse Material—CSAM) is an escalating threat to children worldwide. The exponential growth of CSAM is directly tied to the growth of social media and the increasing number of children online.i
In 2020, the National Center for Missing and Exploited Children (NCMEC) received 21.7 million reports of CSAM. Of these, 20.3 million reports–or 94 percent–stem from Facebook and its platforms, including Messenger and Instagram.ii This represents an increase of 28 percent from Facebook’s nearly 17 million reports in 2019.
Facebook’s plan to apply end-to-end encryption to all of its messaging platforms set off a storm of criticism. Government agencies, law enforcement, and child protection organizations worldwide claim that it will cloak the actions of child predators, make children more vulnerable, and that millions of CSAM incidents will go unreported.iii
Facebook touts its leadership in combating CSAM, yet NCMEC estimates that Facebook’s end-to-end encryption plans could effectively make invisible 70 percent of CSAM cases. Facebook’s encryption takes on more urgency as COVID has led to a significant increase in CSAM and grooming activities.iv Facebook whistleblower Frances Haugen said Facebook’s efforts to remove CSAM were “inadequate” and “under-resourced.”v
Monika Bickert, Facebook’s Vice President of Global Policy Management, testified in the British House of Commons and was asked how many CSAM cases would “disappear” if the company implements end-to-end encryption. Ms. Bickert replied that she didn’t know but “if it’s content we cannot see then it’s content we cannot report.”vi
A letter from 120+ child protection organizations wrote Facebook saying its encryption plans “presents an unacceptable risk to children, and would arguably make your services unsafe.”vii
Law enforcement leaders worldwide rely heavily on Facebook’s tips to pursue online child predators and have contacted Facebook raising concerns that its encryption plan would make it unable to track millions of CSAM cases and be harder to identify both victims and abusers.viii ix
The U.S., UK and other countries have proposed legislation wherein companies could lose civil liability protections for CSAM and make it easier to sue platforms that knowingly facilitated child sex trafficking and exploitation.x xi xii In 2020, 79 percent of U.S. underage sex trafficking victims recruited online were recruited through Facebook or Instagram. xiii xiv
The proponents support online privacy. But, like many others, our concern is that it should not come at the cost of child safety, as well as and potential regulatory, reputational and legal risk to Facebook.
RESOLVED: Shareholders request that the Board of Directors issue a report by February 2023 assessing the risk of increased sexual exploitation of children as the Company develops and offers additional privacy tools such as end-to-end encryption. The report should address potential adverse impacts to children (18 years and younger) and to the company’s reputation or social license, assess the impact of limits to detection technologies and strategies, and be prepared at reasonable expense and excluding proprietary/confidential information.
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i https://www.nytimes.com/interactive/2019/09/28/us/child-sex-abuse.html
ii https://www.missingkids.org/content/dam/missingkids/gethelp/2020-reports-by-esp.pdf
iii https://www.nytimes.com/2020/02/05/technology/facebook-encryption-child-exploitation.html
iv https://edition.cnn.com/2020/05/25/us/child-abuse-online-coronavirus-pandemic-parents-investigations-trnd/index.html
v https://www.bbc.com/news/technology-59063768
vi https://www.vice.com/en/article/88akbx/facebook-finally-admits-its-pivot-to-privacy-will-help-child-abuserss
vii https://www.nspcc.org.uk/globalassets/documents/policy/letter-to-mark-zuckerberg-february-2020.pdf
viii https://www.businessinsider.com/facebook-encryption-harder-catch-criminals-child-abuse-2020-10
ix https://www.kahawatungu.com/facebook-ranks-top-on-list-of-social-media-apps-used-to-exploit-minors-in-kenya-report/
x https://www.reuters.com/article/us-usa-technology-encryption/u-s-legislation-targets-online-child-sexual-abuse-threatens-encryption-on-facebook-google-idUSKBN20S2HF

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xi https://www.rollcall.com/2021/10/05/facebook-whistleblower-calls-on-congress-to-rein-in-company-over-targeting-of-children/
xii https://apnews.com/article/technology-business-social-media-united-kingdom-online-safety-9d281d958859ba4ff840169529d42a7c
xiii https://fightthenewdrug.org/how-sex-traffickers-use-social-media-to-contact-recruit-and-sell-children-for-sex/
xiv https://www.businessinsider.com/facebook-texas-supreme-court-ruling-sex-traffickers-section-230-2021-6

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META BOARD RESPONSE
End-to-end encryption is the industry standard for messaging services, and it brings with it the benefits of furthering privacy, safety, and security for users.
Our goal is to provide the highest levels of private, secure communication while keeping people safe on our platforms. WhatsApp, our existing end-to-end encrypted service, is a leader in safety in private messaging and relies on available unencrypted information to identify and ban hundreds of thousands of accounts each month that are suspected of sharing child exploitation material. We intend to leverage our learnings and build on this expertise as we expand end-to-end encryption across our private messaging platforms, and we expect our capabilities to only improve.
Furthermore, we have robust policies to help protect against child exploitation and content or behavior on our platform that puts the safety of children at risk. We have no tolerance for this abhorrent abuse of children. We believe we have led the industry in developing new ways to prevent, detect, and respond to abuse, which are the three key elements in our strategy to combat abuse.
Prevention: Our Community Standards ban child exploitation. We have developed prevention tools designed to flag potentially suspicious messages, disrupt entire networks of bad actors, and restrict the ability for adults to interact with minors, and we regularly work to develop new ways to stop bad actors from connecting with each other and with potential victims. For years we have been tackling this issue using the most advanced technologies, industry collaboration through the Tech Coalition, and partnerships with child safety nonprofit organizations like the National Center for Missing and Exploited Children (NCMEC), Thorn, the Internet Watch Foundation, Child Helpline International, and others.
In particular, we work to prevent sharing of imagery as we have found, through an in-depth analysis on the content that we reported to NCMEC in October and November of 2020, that more than 90% of the illegal child exploitative content was the same as or visually similar to previously reported content. For example, just six videos were responsible for more than half of the child exploitative content that we reported in the time period. This understanding helps us build more targeted solutions, including tools and policies, to prevent resharing and revictimization. Additionally, we previously updated our child safety policies to clarify that we will remove Facebook profiles, Facebook Pages, groups, and Instagram accounts that are dedicated to sharing otherwise innocent images of children with captions, hashtags, or comments containing inappropriate signs of affection or commentary about the depicted children.
We have also worked with leading experts in child exploitation to better understand and research why people share this material on our platform in order to further refine our solutions. As a result, we have recently released tools such as: a pop-up offering ways to get help from offender diversion organizations and sharing information about the consequences of viewing illegal content, which is shown to people who search for terms on our apps associated with child exploitation; a safety alert, alongside removing the content, that informs people who have shared viral or meme child exploitative content about the harm it can cause and warns that it is against our policies, and that there are legal consequences for sharing this material; and our “Report It. Don't Share It.” video to encourage people with nonmalicious intent to think twice before resharing content harmful to children.
We have also improved the mechanics of our products in order to limit abuse or potentially harmful content. Recently, we announced new changes on Instagram to default young people into private accounts and make it harder for potentially suspicious accounts to find young people. We have also announced a number of privacy-preserving safety features on Messenger, such as: preventing adults from messaging minors when they are not already connected; setting forwarding limits that reduce the spread of harmful content; safety notices, which work with end-to-end encryption, that help people avoid interacting with unconnected adults and has helped to educate close to 70 million people a month on ways to avoid potential harm; and blocking and reporting features to enable people to avoid potentially abusive accounts and report potential violations of our Community Standards.
Detection. We continue to increase our investment in people and technology with dedicated teams to help find and remove more harmful content – increasingly before people even see it. Our specially trained teams bring deep experience in law enforcement, online safety, analytics, and forensic investigations. These dedicated teams review content and report to NCMEC, in accordance with the law. In turn, NCMEC works with law enforcement agencies around the world to help victims. We regularly publish Transparency Reports that detail our progress and effectiveness in combating these issues.
We deploy technology to proactively surface illegal child exploitative content and activity, including through detection technology, machine learning and artificial intelligence techniques, and open-sourcing photo and video-matching technology. For example:

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•Our sophisticated detection technology helps us detect and disable millions of fake accounts on our platform every day, making it harder for perpetrators to do harm.
•Our tools look for signals and patterns of suspicious activity, and with this data, we work with experts to better understand how bad actors connect with their victims in the first place.
We have also expanded our work to detect and remove networks that violate our child exploitation policies, similar to our efforts against coordinated inauthentic behavior and dangerous organizations.
Response. We take action to fight abusive behavior and protect minors even in an encrypted environment. We also actively upgrade our response mechanisms and collect data that we use to build our knowledge and capabilities to evolve our technology and approach. Our teams use actionable reporting to gather evidence to take action against bad actors. For example:
•We have made efforts to make people aware of their reporting options at more places within our products, such as when someone blocks another user or deletes a message thread.
•On Messenger, we recently began testing new ways to help more minors report adults who send unwanted messages, and so far, our results show a significant increase in reporting.
•We have made it easier for people to report content for violating our child exploitation policies by adding the option to choose "involves a child" under the "Nudity & Sexual Activity" category of reporting in more places on Facebook and Instagram. These reports will be prioritized for review.
•We started utilizing artificial intelligence that helps detect previously unidentified child exploitation imagery to help us better prioritize content for our content reviewers to assess, which in turn can help them find and report content faster.
We also respond to valid law enforcement requests and have received feedback that our efforts, including at WhatsApp, have assisted in rescuing victims of child abuse and identifying bad actors.
We are committed to helping thwart online child exploitation on our platform and across the internet, and will continue in our efforts to combat abuse as we expand end-to-end encryption across our messaging services.
Given our active approach to addressing child exploitation, including our proactive detection of bad actors, as well as partnerships with international child safety organizations, and our ongoing transparency on this topic, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Twelve: Shareholder Proposal Regarding Civil Rights and Non-Discrimination Audit
Resolved: Shareholders of Facebook/Meta Platforms Inc. (“the Company”) request that the Board of Directors commission an audit analyzing the Company’s impacts on civil rights and non-discrimination, and the impacts of those issues on the Company’s business. The audit may, in the Board’s discretion, be conducted by an independent and unbiased third party with input from civil rights organizations, public-interest litigation groups, employees and other stakeholders - of a wide spectrum of viewpoints and perspectives. A report on the audit, prepared at reasonable cost and omitting confidential or proprietary information, should be publicly disclosed on the Company’s website.
Supporting Statement: Tremendous public attention has focused recently on workplace and employment practices. All agree that employee success should be fostered and that no employees should face discrimination, but there is much disagreement about what non-discrimination means.
Concern stretches across the ideological spectrum. Some have pressured companies to adopt “anti-racism” programs that seek to establish “racial/social equity,” which appears to mean the distribution of pay and authority on the basis of race, sex, orientation and ethnic categories rather than by merit.1 Where adopted, however, such programs raise significant objection, including concern that, e.g., “anti-racist” programs are themselves deeply racist and otherwise discriminatory.2
Many companies have been found to be sponsoring and promoting overtly and implicitly discriminatory employee-training programs, including Bank of America, American Express, Verizon, Pfizer and CVS.3 Facebook, meanwhile is awash in claims that it discriminates on grounds akin to the policies and positions noted above.4
This disagreement and controversy create massive reputational, legal and financial risk. If the Company is, in the name of equity, diversity and inclusion, committing illegal or unconscionable discrimination against employees deemed “non-diverse,” In developing the audit and report, the Company should consult civil-rights and public-interest law groups - but it must not compound error with bias by relying only on left-leaning organizations. Rather, it should consult groups across the spectrum of viewpoints. This includes right-leaning civil-rights groups representing people of color, such as the Woodson Center5 and Project 21,6 and groups that defend the rights and liberties of all Americans, not merely the ones that many companies label “diverse.” All Americans have civil rights; to behave otherwise is to invite disaster.
Similarly, when including employees in its audit, the Company must allow employees to speak freely without fear of reprisal or disfavor, and in confidential ways. Too many employers have established company stances that themselves chill contributions from employees who disagree with the company's asserted positions, and then have pretended that the employees who have been empowered by the companies’ partisan positioning represent the true and only voice of all employees. This by itself creates a deeply hostile workplace for some groups of employees, and is both immoral and likely illegal.
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1 https://www.sec.gov/Archives/edgar/data/1048911/000120677421002182/fdx3894361-def14a.htm#StockholderProposals88; https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/asyousownike051421-14a8-incoming.pdf: https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2021/nyscrfamazon012521-14a8-incoming.pdf; https://www.sec.gov/Archives/edgar/data/1666700/000119312521079533/d108785ddef14a.htm#rom108785_58
2 https://www.americanexperiment.org/survey-says-americans-oppose-critical-race-theory/; https://www.newsweek.com/majority-americans-hold-negative-view-critical-race-theory-amid-controversy-1601337; https://www.newsweek.com/coca-cola-facing-backlash-says-less-white-learning-plan-was-aboutworkplace-inclusion-1570875; https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.city-journal.org/verizon-critical-race-theory-training
3 https://www.city-journal.org/bank-of-america-racial-reeducation-program; https://www.city-journal.org/verizon-critical-race-theory-training: https://nypost.com/2021/08/11/american-express-tells-its-workers-capitalism-is-racist/; https://www.foxbusiness.com/politics/cvs-inclusion-training-critical-race-theory; https://www.msn.com/en-us/money/other/pfizer-sets-race-based-hiring-goals-in-the-name-of-fighting-systemic-racism-gender-equity-challenges/ar-AAOiSwJ
4 See, e.g., https://reason.com/volokh/2021/07/06/facebook-will-now-ban-criticism-of-concepts-institutions-ideas-practices-or-beliefs-when-they-risk-harm-intimidation-or-discrimination-against-religious-national-or-other-groups/; https://www.theepochtimes.com/mkt_momingbrief/pretty-weird-facebook-starts-sending-extremist-contentwarnings-to-users_3883194.html?utrn_source=morningbriefnoe&utm_medium=email2&utm_campaign=mb-2021-07-02&mktids=ab50c2b873197c4b77b7efe5bebafced&est=mgunXhP1%2BnBaVeubX6toJeMr1%2BkqUSWtcuO8aKjZ3TbDj5a7iS0S36O3CXW19GsVMLpYsAAng%3D%3D
5 https://woodsoncenter.org
6 https://nationalcenter.org/project-21/

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META BOARD RESPONSE
We are committed to fostering diversity, equity, and inclusion, including in our operations, business, and engagement with shareholders, customers, and employees. We also acknowledge the importance of civil rights and non-discrimination, including the impact on our workplace and employment practices. We have already taken actions in support of these commitments and have been transparent about our path, including as a result of our third-party civil rights audit (the Civil Rights Audit), which began in 2018 and was completed in 2020.
The Civil Rights Audit analyzed our impact on civil rights and non-discrimination, as well as the impact of those issues on our business. We hired Laura Murphy, a highly respected civil rights and civil liberties leader, to guide the audit, and she spoke with more than 100 civil rights organizations. The audit was supported by Megan Cacace, a civil rights attorney who was a partner at Relman Colfax PLLC at the time of the audit.
The Civil Rights Audit addressed seven substantive issue areas, and included a review of our diversity and inclusion strategy, programs, and practices. We published the results of the progress report in June 2019 (the Progress Report) and our Civil Rights Audit in July 2020 (the 2020 Final Report), and have continued to monitor our progress in this area. We have made the results of our Progress Report and the 2020 Final Report public on our website.
The 2020 Final Report explained the three main components of our Diversity and Inclusion Programs & Systems, and also outlined changes we were making to address diversity and inclusion, which included elevating the role of our Chief Diversity Officer to report directly to the Chief Operating Officer, and goals to increase the percentage of personnel from underrepresented communities. In the 2020 Final Report, the third-party auditors provided detailed observations and recommendations for enhancing our efforts regarding civil rights and non-discrimination.
In response to the Civil Rights Audit, we established our Civil Rights Team in 2020. Our Civil Rights Team prepared and publicly released an Audit Progress Report in November 2021 to disclose the status of the recommendations and actions taken as a result of the Civil Rights Audit. The Audit Progress Report showed that Meta had completed 55% of the auditors' recommendations and another 36% were in progress. Meta was the first social media company with a dedicated and Vice President led Civil Rights Team. Establishing our Civil Rights Team represents the next phase of our work to enhance protections for marginalized communities and demonstrates our commitment to continuing our important work in moving towards equity across all of our technologies. The Civil Rights Audit provided us with an initial roadmap, and the Civil Rights Team is continuing its efforts to help ensure responsiveness to the Civil Rights Audit and considerations of civil rights issues in the ongoing management of our operations.
We believe that our significant and ongoing diversity, equity, and inclusion initiatives and our Civil Rights Team are fully responsive to this proposal and show our commitments to fostering a diverse, equitable, and inclusive work environment and looking after the interests of historically and systemically marginalized communities. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Thirteen: Shareholder Proposal Regarding Report on Lobbying
Whereas, we believe in full disclosure of Meta Platforms, Inc.’s lobbying activities and expenditures to assess whether its lobbying is consistent with Meta’s expressed goals and in stockholder interests.
Resolved, stockholders request the preparation of a report, updated annually, disclosing:
1.Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.
2.Payments by Meta used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.
3.Description of management’s and the Board’s decision-making process and oversight for making payments described in section 2 above.
For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Meta is a member.
Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.
The report shall be presented to the Audit Committee and posted on Meta’s website.
Supporting Statement
Meta’s lobbying has attracted heightened scrutiny and criticism in the wake of leaked internal documents indicating that the company has misled Congress, the public and securities regulators about risks to users, particularly youth.1 In 2020, Meta spent $19.6 million on U.S. federal lobbying, the most of any tech company.2 In the same year, Meta spent €5,500,000 lobbying in Europe, the second largest lobbying spender across the continent.3 Yet, Meta fails to itemize how these amounts are spent and does not provide sufficient detail on their lobbying activities and oversight by management and the board.
We believe investors have a right to know how much of Meta’s payments to the 197 trade associations, social welfare groups (SWGs) and nonprofits that it disclosed in 2020 were used for lobbying and public policy advocacy. This includes payments to the Chamber of Commerce, “dark money” social welfare groups that lobby like the National Taxpayers Union and Taxpayers Protection Alliance,4 and partisan nonprofits.
Meta’s lack of disclosure presents reputational risks when its lobbying contradicts the company’s public positions. For example, Meta has taken some strong leadership positions on climate change with pledges to use renewable energy to power its operations and reduce its carbon footprint yet is a member of and contributes to the Competitive Enterprise Institute (CEI), a strong critic of climate science and opponent of legislation addressing climate change.5
Meta’s lobbying should be transparent and in alignment with the mission and highest principles of the company. Yet, Meta staff are on record complaining about lobbyists’ power to shape decisions and strategy within the company.6
We urge Meta to expand its disclosure of its lobbying and public policy advocacy.
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1 https://www.bloomberg.com/news/articles/2021-10-21/facebook-spends-5-1-million-on-lobbying-as-leaks-shine-light.
2 https://www.opensecrets.org/news/2021/10/facebook-maintained-big-lobbying-expenses-senate-hearing-teen-social-media-use/.
3 https://www.reuters.com/technology/google-facebook-microsoft-top-eu-lobbying-spending-study-2021-08-30/.
4 https://www.opensecrets.org/news/2021/06/dark-money-groups-battle-efforts-to-limit-big-tech/.
5 https://cei.org/studies/a-citizens-guide-to-climate-change/
6 https://www.politico.com/news/2021/10/25/facebook-fatal-flaw-technologists-lobbyists-516927

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META BOARD RESPONSE
Our mission is to give people the power to build community and bring the world closer together. As we work to achieve this goal we expect all of our personnel to follow all of our policies, including our code of conduct and political activities and lobbying policy. We also expect them to always act lawfully, honestly, and ethically. We regularly engage with government officials to discuss policy issues important to the company as well as share information about our products and services. In doing so, we abide by all lobbying registration and reporting laws in the countries in which we operate.
Pursuant to our political activities and lobbying policy, we track and report on our lobbying activities in all jurisdictions where such disclosures are required, and comply with the applicable codes of ethics pertinent to registered lobbying entities. Expenditures made for lobbying activities are also subject to internal approval requirements. Our Public Policy team oversees all corporate lobbying activity and is aided, in some instances, by a cross-functional team that includes representatives from our communications and legal departments.
We are committed to thorough and robust reporting processes to provide transparency around our lobbying-related activities. To provide insight, we publish a political engagement report that is available on our website at about.facebook.com/facebook-political-engagement. This also includes links to our quarterly U.S. federal lobbying disclosures for the past several years. Further, we engage in additional activities described in the report to help maintain the company's voice in public policy discussions that impact our business, our employees, and the people who use our products and services. In particular, we belong to various trade groups and organizations that represent diverse views and communities. Our team also works with independent third-party organizations on issues relating to technology and internet policy and from time to time we support their events that highlight internet and social media issues. At the same time, we do not always agree with every policy or position that individual organizations or their leadership take. Therefore, our membership, work with organizations, or event support should not be viewed as an endorsement of any particular organization or policy.
As key tech policy issues continue to be widely debated by our government, our lobbying spend over the past several years represents our level of engagement on these important topics.
Given our existing transparency around lobbying activity, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Fourteen: Shareholder Proposal Regarding Assessment of Audit & Risk Oversight Committee
Performance Review of Audit and Risk Oversight Committee
Resolved:
Shareholders request the Board commission an independent assessment of the Audit and Risk Oversight Committee’s capacities and performance in overseeing company risks to public safety and the public interest and in supporting strategic risk oversight on these issues by the full board.
Supporting Statement:
The review should be conducted at reasonable expense, and a public summary published expeditiously. The summary may omit confidential information, including information that would undermine the company’s position in pending litigation.
We recommend the review be informed by “Guidance on Corporate Risk Oversight” by the International Corporate Governance Network, which suggests, among other things, assessing whether the board is instilling throughout the company a culture of risk monitoring and accountability, and the extent to which board activities support a transition from current risk culture to desired risk culture. The review should recommend mitigation such as providing the committee with:
•additional access to internal and external experts on issues of significant societal risk and impact;
•an avenue for employees to anonymously report issues to the committee; and
•additional training to assess social impacts and risks.
Background
Following the Cambridge Analytica scandal, in 2018, a shareholder resolution calling for the creation of a risk oversight committee was supported by more than 45% of the company’s independent shareholders and by Institutional Shareholder Services. In 2018 the company broadened the charter of the audit committee to review with management (a) at least annually, the Company’ s assessment of the major ways in which its services can be used to facilitate harm or undermine public safety or the public interest... as well as the steps the Company has taken to monitor, mitigate, and prevent such abuse, and (b) from time to time [review] risk exposures related to social responsibility as the Committee deems necessary or appropriate. These responsibilities complement the responsibilities of the full board for strategic oversight of risk.
Nevertheless, the stream of harmful revelations has continued including allegations that the company regularly breaks pledges to remove harmful content such as advertisements for alcohol and weight loss drugs targeted to minors as young as 13 years old, depictions of animal cruelty, and misinformation on the coronavirus and the 2020 presidential election. Facebook has allowed militia groups that advocate violence to proliferate on its site, and its own studies reveal 32% of girls who feel bad about their bodies feel worse after spending time on the company’s Instagram platform.
In 2019, the FTC fined Facebook $5 billion, and in 2021, the DC attorney general added Mark Zuckerberg to a lawsuit regarding Cambridge Analytica and the Ohio attorney general sued Meta for over $100 billion alleging the company intentionally has misled the public and investors about the negative impact of its products on minors to boost its stock price.
Proponents are concerned that a lack of rigorous risk oversight and culture at the Company will ultimately result in further damage to shareholder value.

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META BOARD RESPONSE
We are committed to promoting the best of what people can do together by keeping people safe and preventing harm. This commitment is one that our audit & risk oversight committee of our board of directors helps make possible.
The audit & risk oversight committee takes its responsibilities, including risk oversight, seriously. The committee understands the responsibility that comes with a company that operates a global platform and where the company must address some of the most complex issues impacting society and the internet. As stated in the audit & risk oversight committee's charter, this includes the responsibility to oversee and annually review with management the company's assessment of the major ways in which our services can be used to facilitate harm or undermine public safety or the public interest, including through the sharing of content on our services that violate our policies, as well as the steps the company has taken to monitor, mitigate, and prevent such abuse. Under the charter, the audit & risk oversight committee also reviews other programs, policies, and risk exposures related to social responsibility as the committee deems necessary or appropriate from time to time.
In February 2021, we expanded the remit of the audit & risk oversight committee to incorporate oversight of environmental sustainability and social responsibility as a company, including continued oversight of the safety and security of our community. Further, the audit & risk oversight committee regularly receives reports from management on matters concerning community safety and security, human rights, and civil rights. These reports are prepared by members of our leadership who are subject matter experts and engage with outside consultants and experts, as appropriate, to help review and advise on these issues. In addition, the audit & risk oversight committee regularly reports to our board of directors with respect to its activities, including its oversight activities.
Employees can also confidentially submit concerns to the audit & risk oversight committee regarding questionable accounting or auditing matters, along with other related risks, at any time for review.
We do not believe that a third-party assessment of the audit & risk oversight committee's performance will result in appreciably better direction or performance. Our board of directors conducts an annual self-assessment of the performance of the board of directors, each committee, including the audit & risk oversight committee, and each director. In connection with this annual assessment, the audit & risk oversight committee also evaluates its charter and its performance in carrying out its duties. This assessment process is overseen by both our Lead Independent Director of the board and our compensation, nominating & governance committee, and the results of the assessment are reported to the full board of directors. In addition, our compensation, nominating & governance committee may, as it deems necessary, make any recommendations to our full board of directors regarding improvements to the audit & risk oversight committee's operations.
Given the robust efforts already in place that demonstrate our audit & risk oversight committee's commitment to providing appropriate oversight, as well as being deeply involved and informed, on these issues, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Proposal Fifteen: Shareholder Proposal Regarding Report on Charitable Donations
Request for Charitable Donation Disclosure
RESOLVED:
The shareholders request that Meta (formerly Facebook, Inc.) provide a report, published on the company’s website and updated semi-annually – and omitting proprietary information and at reasonable cost – that discloses, itemizes and quantifies all Company charitable donations, aggregated by recipient name & address each year for contributions that exceed $999 annually.
This report shall include:
1.Monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue Code, and any other public or private charitable organization;
2.Policies and procedures for charitable contributions (both direct and indirect) made with corporate assets;
3.Rationale for each of the charitable contributions.
SUPPORTING STATEMENT:
Meta’s assets belong to its shareholders. The expenditure or distribution of corporate assets, including charitable contributions, should be consistent with shareholder interests. Accordingly, the Company’s policies and procedures for charitable contributions should be disclosed to shareholders.
Company executives exercise wide discretion over the use of corporate assets for charitable purposes. Absent a system of transparency and accountability for charitable contributions, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.
Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate the charitable use of corporate assets.
There is currently no single source providing shareholders the information sought by this resolution.

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META BOARD RESPONSE
Our mission is to give people the power to build community and bring the world closer together. As part of this, we seek to help foster a community that cares about and empowers people to make the world a better place through tools that have a positive real-world impact. Our charitable giving actions are an extension of this mission and play an important role in connecting our community with organizations and initiatives that are making a difference each and every day. We aim to make donations that have a real-world impact and align with our company values.
For example, Facebook and Instagram build the tools that enable people to help one another in the ways that are most accessible and meaningful to them, including our fundraising products. Our community often mobilizes during crises and unlocks generosity, and our giving includes seeding several of these fundraisers started for nonprofits.
We also publish information on our significant charitable giving initiatives from time to time on our websites. For example, in 2020 we made donations to support COVID-19 relief efforts, donations to support healthcare workers, and donations to support racial justice. In 2021, we made contributions to charitable organizations with the expressed purpose of benefiting society as a whole. This included contributions to organizations that devote their efforts to areas such as COVID-19 response, disaster relief, and racial justice, among others.
Given our charitable giving efforts and the transparency that we provide around our company values and major charitable giving initiatives, our board of directors believes that the preparation of the report contemplated by this proposal is unnecessary and not beneficial to our shareholders. Therefore, our board of directors recommends that our shareholders vote against this proposal.
The board of directors recommends a vote AGAINST the shareholder proposal.

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Questions and Answers About the Proxy Materials and the Annual Meeting
1.    What are proxy materials?
The accompanying proxy is delivered and solicited on behalf of the board of directors of Meta Platforms, Inc., a Delaware corporation, in connection with the 2022 Annual Meeting of Shareholders (Annual Meeting) to be held on May 25, 2022, at 10:00 a.m. Pacific Time, via live audio webcast in a virtual meeting format at www.virtualshareholdermeeting.com/META2022. As a shareholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under Securities and Exchange Commission (SEC) rules and is designed to assist you in voting your shares. The proxy materials include this proxy statement for the Annual Meeting, an annual report to shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2021 (Annual Report), and the proxy card or a voting instruction form for the Annual Meeting (Proxy Materials).
2.    Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the SEC rules, we may furnish proxy materials, including this proxy statement and our Annual Report, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Accordingly, we are sending the Notice to our shareholders of record and beneficial shareholders as of April 1, 2022, which is the record date for the Annual Meeting.
3.    How can I access the proxy materials over the internet?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to view the proxy materials on the internet. Electronic copies of this proxy statement and the Annual Report are available at www.proxyvote.com.
4.    How can I sign up for the electronic proxy delivery service?
The Notice and proxy card or voting instruction form included with the Proxy Materials will contain instructions on how to request electronic delivery of future proxy materials. Choosing to receive your future proxy materials by email will eliminate the cost of printing and mailing documents and will reduce the associated environmental impact. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
5.    I share an address with another shareholder. Why did we receive only one copy of the Proxy Materials and how may I obtain an additional copy of the Proxy Materials?
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Proxy Materials or other annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials or other annual meeting materials addressed to those shareholders unless contrary instructions have been received from the affected shareholders. This process, which is commonly referred to as "householding," is intended to provide extra convenience for shareholders and reduce costs.
We and a number of brokers with account holders who are our shareholders will be householding our Proxy Materials. . Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of Proxy Materials, or if you are receiving multiple sets of Proxy Materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial shareholder or notify us if you are a registered shareholder. Registered shareholders can notify us by sending a written request to Meta Platforms, Inc., c/o Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and we will promptly deliver any additional Proxy Materials requested.

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6.    What items of business will be voted on at the Annual Meeting? How does the board of directors recommend I vote on these proposals?
The following table presents the items of business scheduled to be voted on at the Annual Meeting and the voting recommendation of the board of directors with respect to each proposal:

Proposal	Board Voting Recommendation
Management Proposals:
1. The election of nine directors	FOR each nominee
2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	FOR
3. A non-binding advisory vote on the compensation program for our named executive officers as disclosed in this proxy statement	FOR
Shareholder Proposals:
4. A shareholder proposal regarding dual class capital structure	AGAINST
5. A shareholder proposal regarding an independent chair	AGAINST
6. A shareholder proposal regarding concealment clauses	AGAINST
7. A shareholder proposal regarding report on external costs of misinformation	AGAINST
8. A shareholder proposal regarding report on community standards enforcement	AGAINST
9. A shareholder proposal regarding report and advisory vote on the metaverse	AGAINST
10. A shareholder proposal regarding human rights impact assessment	AGAINST
11. A shareholder proposal regarding child sexual exploitation online	AGAINST
12. A shareholder proposal regarding civil rights and non-discrimination audit	AGAINST
13. A shareholder proposal regarding report on lobbying	AGAINST
14. A shareholder proposal regarding assessment of audit & risk oversight committee	AGAINST
15. A shareholder proposal regarding report on charitable donations	AGAINST
The twelve shareholder proposals (Proposals Four through Fifteen) are hereinafter referred to as the "Shareholder Proposals." Other than the proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.
7.    Who is entitled to vote at the Annual Meeting?
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 1, 2022, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 1, 2022, we had 2,301,667,890 shares of Class A common stock outstanding and 412,861,942 shares of Class B common stock outstanding and entitled to vote. Holders of our Class A common stock are entitled to one vote for each share held as of the above record date. Holders of our Class B common stock are entitled to ten votes for each share held as of the above record date. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.
A quorum is required for our shareholders to conduct business at the Annual Meeting. A quorum exists if shareholders holding at least a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote are present at the Annual Meeting or represented by proxy.
Registered Shareholders. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the shareholder of record with respect to those shares, and the Proxy Materials were provided to you directly by us. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote at the Annual Meeting.
Beneficial Shareholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and the Proxy Materials were forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend and vote at the Annual Meeting.

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8.    What votes are required to approve each of the proposals?
For Proposal One, directors will be elected by a plurality of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, which means that the nine nominees receiving the highest number of affirmative votes will be elected. You may withhold on voting for directors. A withhold vote has no effect on the outcome of the proposal.
Approval of Proposal Two requires the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" each such proposal. In the event of a negative vote on Proposal Two, our audit & risk oversight committee will reconsider the appointment of our independent registered public accounting firm.
Proposal Three, the non-binding advisory vote on the compensation program for our named executive officers, as disclosed in this proxy statement, will be determined by the affirmative vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" the proposal. As an advisory vote, this proposal is not binding. However, our board of directors and compensation, nominating & governance committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Approval of Proposals Four through Fifteen requires the affirmative "FOR" vote of a majority of the votes of the shares of our Class A common stock and Class B common stock (voting together as a single class) properly cast "FOR" or "AGAINST" each such proposal.
9.    How are broker non-votes and abstentions counted?
A broker non-vote occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your shares on "routine" matters. Where a proposal is not "routine," a broker who has not received instructions from its clients does not have discretion to vote its clients' uninstructed shares on that proposal. At our Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm (Proposal Two) is considered a routine matter. All other proposals are considered "non-routine," and your broker will not have discretion to vote on these proposals.
Broker non-votes and abstentions by shareholders from voting (including brokers holding their clients' shares of record who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, because broker non-votes and abstentions are not voted affirmatively or negatively, they will have no effect on the approval of any of the proposals.
10.    Why are we holding a virtual Annual Meeting?
We are leveraging technology to hold a virtual Annual Meeting that expands convenient access to, and enables participation by, shareholders from any location around the world. We believe the virtual format encourages attendance and participation by a broader group of shareholders, while also reducing the costs and environmental impact associated with an in-person meeting. The virtual Annual Meeting will allow our shareholders to ask questions and to vote.
11.    How can I attend and participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting of shareholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/META2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 10:00 a.m. Pacific Time on May 25, 2022. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow ample time to ensure your ability to access the meeting.
We will hold our question and answer session immediately following the conclusion of the business to be conducted at the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the meeting by visiting www.virtualshareholdermeeting.com/META2022. The Chair of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting. A replay of the Annual Meeting will be available on our website at investor.fb.com after the meeting.

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12.    What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
13.    Can I vote at the Annual Meeting?
You may vote your shares electronically at the Annual Meeting by using the control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/META2022. If you have already voted previously by telephone or internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote.
14.    Can I vote by telephone or internet?
For beneficial shareholders with shares registered in the name of a brokerage firm or bank, a number of brokerage firms and banks are participating in a program that offers telephone and internet voting options. Shareholders should refer to the voting instruction form provided by their brokerage firm or bank for instructions on the voting methods they offer. Registered shareholders with shares registered directly in their names with Computershare will also be able to vote by telephone and internet. If your shares are held in an account at a brokerage firm or bank participating in this program or registered directly in your name with Computershare, you may vote those shares by calling the telephone number specified on your proxy or accessing the internet website address specified on your proxy instead of completing and signing the proxy itself. Submitting a telephonic or internet proxy will not affect your right to vote electronically at the Annual Meeting should you decide to attend the Annual Meeting. The telephone and internet voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions, and to confirm that shareholders' instructions have been recorded properly.
The accompanying proxy card provides instructions on how to vote via the internet or by telephone.
15.    How will my proxy be voted?
The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the Annual Meeting. Shareholders are requested to vote via the internet or by telephone, or, if you requested to receive printed proxy materials, by completing, dating, and signing the accompanying proxy and promptly returning it in the enclosed envelope. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be voted in accordance with the recommendation of our board of directors set forth in this proxy statement: in the case of the election of directors, as a vote "FOR" the election of all nominees presented by the board of directors; in the case of the ratification of Ernst & Young LLP as our independent registered public accounting firm, as a vote "FOR" such ratification; in the case of the advisory vote on the compensation program for our named executive officers, as a vote "FOR" the approval of the program; and in the case of each of the twelve Shareholder Proposals, as a vote "AGAINST" each such proposal.
16.    How do I change or revoke my proxy?
Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Secretary by mail to our principal executive offices stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, by voting again on a later date on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the Annual Meeting will be counted), or by attendance at the Annual Meeting and voting electronically.
17.    Who will tabulate the votes?
We have designated a representative of the Veaco Group as the Inspector of Elections who will tabulate the votes.

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18.    Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.
19.    How can I make proposals or make a nomination for director for next year's annual meeting?
You may present proposals for action at a future meeting or submit nominations for election of directors only if you comply with the requirements of the rules established by the SEC and our amended and restated bylaws, as applicable.
In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2023, the proposal must be received by us via email at CorporateSecretary@fb.com or via physical mail sent to our principal executive offices no later than December 9, 2022. We strongly encourage you to use this email address to submit a proposal. If a proposal is sent by means other than email, please provide a copy by email to ensure delivery.
Shareholders wishing to bring a proposal or nominate a director at the annual meeting to be held in 2023 (but not include it in our proxy materials) under our amended and restated bylaws must provide written notice of such proposal to our Secretary at our principal executive offices between close of business January 25, 2023 and close of business February 24, 2023 and comply with the other provisions of our amended and restated bylaws.
20.    How do I contact the board of directors?
Shareholders may contact our board of directors by sending an email to our Corporate Secretary via email at CorporateSecretary@fb.com. Each communication should specify the applicable addressee or addressees to be contacted, the general topic of the communication, and the class and number of shares of our stock that are owned of record (if a record holder) or beneficially. If a shareholder wishes to contact the independent members of the board of directors, the shareholder should address such communication to the attention of the Lead Independent Director at the email address above. Our Corporate Secretary or her designee reviews all correspondence and forwards to the addressee all correspondence determined to be appropriate for delivery. Materials that may not be forwarded include junk mail and items that do not pertain to board matters.
21.    Who pays for the expenses of solicitation?
The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by us. In addition to the mailing of the Proxy Materials and other soliciting materials, we or our directors, executive officers, employees, or agents may also solicit proxies in person, by telephone, or by electronic communication. Following the original mailing of the Proxy Materials and other soliciting materials, we will request that banks, brokers, custodians, nominees, and other record holders of our Class A common stock and Class B common stock forward copies of the Proxy Materials and other soliciting materials to persons for whom they hold shares of Class A common stock and Class B common stock and request authority for the exercise of proxies. We will reimburse banks, brokers, custodians, nominees, and other record holders for reasonable charges and expenses incurred in forwarding soliciting materials to their clients. Shareholders voting via the telephone or internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and internet service providers, which must be borne by the shareholder.
* * *

2022 Proxy Statement | 96

Other Matters
NOTE ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements. All statements contained in this proxy statement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2021. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In addition, some of our sustainability goals, in particular those related to environmental matters, are based on estimates and assumptions that may turn out to be inaccurate. Similarly, our workforce diversity goals are stretch goals whose achievement, while uncertain, drive and inspire us to make progress. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content contained on, or that can be accessed through, the websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.
OTHER BUSINESS
The board of directors does not presently intend to bring any other business before the 2022 Annual Meeting of Shareholders (Annual Meeting), and, so far as is known to it, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the discretion of the persons appointed and voting such proxies.
Whether or not you expect to attend the Annual Meeting, please vote via the internet or by telephone, or, if you requested to receive printed proxy materials, please complete, date, sign, and promptly return the accompanying proxy in the enclosed postage paid envelope, so that your shares may be represented at the Annual Meeting.

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META PLATFORMS, INC.
1601 WILLOW ROAD
MENLO PARK, CA 94025

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/META2022**
You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D78770-P70861 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

META PLATFORMS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Peggy Alford
02) Marc L. Andreessen
03) Andrew W. Houston
04) Nancy Killefer
05) Robert M. Kimmitt
06) Sheryl K. Sandberg
07) Tracey T. Travis
08) Tony Xu
09) Mark Zuckerberg

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as Meta Platforms, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation program for Meta Platforms, Inc.'s named executive officers as disclosed in Meta Platforms, Inc.'s proxy statement.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposals:

	For	Against	Abstain
4. A shareholder proposal regarding dual class capital structure.	☐	☐	☐
5. A shareholder proposal regarding an independent chair.	☐	☐	☐
6. A shareholder proposal regarding concealment clauses.	☐	☐	☐
7. A shareholder proposal regarding report on external costs of misinformation.	☐	☐	☐
8. A shareholder proposal regarding report on community standards enforcement.	☐	☐	☐
9. A shareholder proposal regarding report and advisory vote on the metaverse.	☐	☐	☐
10. A shareholder proposal regarding human rights impact assessment.	☐	☐	☐
11. A shareholder proposal regarding child sexual exploitation online.	☐	☐	☐
12. A shareholder proposal regarding civil rights and non-discrimination audit.	☐	☐	☐
13. A shareholder proposal regarding report on lobbying.	☐	☐	☐
14. A shareholder proposal regarding assessment of audit & risk oversight committee.	☐	☐	☐
15. A shareholder proposal regarding report on charitable donations.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D78771-P70861

META PLATFORMS, INC.
Annual Meeting of Shareholders
May 25, 2022, at 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints David M. Wehner and Jennifer G. Newstead, and each of them, as proxy holders with full power of substitution and authority to act in the absence of the other, each to vote with respect to shares of the Company's capital stock for which proxies will be solicited for use in connection with the Annual Meeting of Shareholders, to be held live via the Internet at www.virtualshareholdermeeting.com/META2022 at 10:00 a.m., Pacific Time, on May 25, 2022, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side